Exhibit 10.2

Execution Version

SECOND AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND LIEN CREDIT AGREEMENT (this “Amendment”) dated as of May 12, 2023 by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”; together with PREIT and PREIT-RUBIN, each individually, a “Borrower” and collectively, the “Borrower”), each of the Lenders party hereto and WILMINGTON SAVINGS FUND SOCIETY, FSB, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the financial institutions from time to time party thereto as Lenders and the Administrative Agent, are parties to that certain Second Lien Credit Agreement, dated as of December 10, 2020 (as amended by that certain First Amendment to Second Lien Credit Agreement, dated as of February 8, 2021, among Wells Fargo, National Association, as administrative agent, the Borrower and the lenders party thereto, as further amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent, as the successor administrative agent, the Borrower and the lenders party thereto and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and

WHEREAS, the parties hereto are willing to amend the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement referred to below. Section 1.2 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.

Section 2. Amendments to the Existing Credit Agreement. Effective as of the Second Amendment Effective Date (as defined in Section 4 below):

(a) the Existing Credit Agreement is hereby amended in the form of Annex I hereto (as amended, the “Amended Credit Agreement”), with deletions of the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and the additions of the double-underlined text (indicated textually in the same manner as the following example: double-underlined text); and

(b) Exhibits C, D, E and N to the Existing Credit Agreement are hereby amended in the forms of Annexes II, III, IV and V hereto, respectively, with deletions of the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and the additions of the double-underlined text (indicated textually in the same manner as the following example: double-underlined text).

Section 3. LIBOR Replacement. Notwithstanding anything to the contrary set forth herein or in the Amended Credit Agreement or in any other Loan Document, each LIBOR Loan (as defined in the Existing Credit Agreement) outstanding immediately prior to the effectiveness of this Amendment (each such LIBOR Loan, an “Existing LIBOR Loan”) shall continue to bear interest at LIBOR plus the Applicable Margin (in each case, as defined in the Existing Credit Agreement) until the end of the current Interest Period (as defined in the Existing Credit Agreement) applicable to such Existing LIBOR Loan in accordance with and subject to the Existing Credit Agreement, and, as of the end of each such Interest Period, each such Existing LIBOR Loan shall be automatically converted to a Term SOFR Loan with an Interest Period of one month. The Borrower hereby acknowledges and agrees that, from and after the Second Amendment Effective Date, (i) the Borrower shall not be permitted to request any Lender to fund, and no Lender shall fund, any LIBOR Loan and (ii) no Existing LIBOR Loan may be continued as a LIBOR Loan.

Section 4. Conditions to Amendment Effective Date. The amendments contemplated by Section 2 of this Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which the following conditions are satisfied:

(a) Execution and Delivery. The Administrative Agent (or its counsel) shall have received counterparts of this Amendment from the Lenders that, at a minimum, collectively represent the Super Majority Lenders and the Borrower.

(b) Expenses. The Administrative Agent shall have received reimbursement of all costs and expenses (including legal counsel fees and expenses) required to be reimbursed by the Borrower pursuant to the Existing Credit Agreement to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date.

Section 5. Representations and Warranties of the Credit Parties. Each Borrower party hereto, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

(a) the execution, delivery and performance of this Amendment by such Borrower has been duly authorized by all necessary corporate or other organizational action;

(b) no Default or Event of Default has occurred or is continuing; and

(c) each of the representations and warranties of the Borrower and each other Loan Party contained in Article VII of the Amended Credit Agreement and each other Loan Document are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of the Second Amendment Effective Date to the same extent as though made on and as of the date hereof, except to such extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of such earlier date.

2

Section 6. Credit Agreement Unaffected. Each reference to the Existing Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Existing Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Loan Documents shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

Section 7. Counterparts; Integration; Effectiveness.

(a) This Amendment may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Delivery of an executed counterpart via facsimile, portable document format (“PDF”) or electronic mail shall constitute delivery of an original. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Amendment or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. The parties hereto hereby consent to the use of electronic signatures and records in connection with this Amendment.

(b) This Amendment, together with the Existing Credit Agreement and the other Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall be binding upon and inure to the benefit of the Borrower, each other Borrower party hereto, the Administrative Agent, the Issuer, each Lender and their respective successors and assigns.

Section 8. Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. The jurisdiction and waiver of right to trial by jury provisions in Section 12.5 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

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Section 9. Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 10. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

PREIT ASSOCIATES, L.P., a Delaware limited partnership

By:	Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust its general partner

By:	/s/ Andrew Ioannou
Name: Andrew Ioannou
Title: Executive Vice President, Finance & Acquisitions and Treasurer

PREIT-RUBIN, INC., a Pennsylvania corporation

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signature Page to Second Amendment to Second Lien Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Canyon Balanced Master Fund, Ltd.

BY: Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Canyon Distressed Opportunity Master Fund III, L.P.

By: Canyon Capital Advisors LLC, as its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Canyon Distressed TX (A) LLC

By: Canyon Capital Advisors LLC, as its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Canyon Distressed TX (B) LLC

By: Canyon Capital Advisors LLC, as its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Canyon ESG Master Fund, L.P.

By: Canyon Capital Advisors LLC, as its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Canyon NZ-DOF Investing, L.P.

By: Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Canyon Value Realization Fund, L.P.

BY: Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Canyon-EDOF (Master) L.P.

By: Canyon Capital Advisors LLC, Its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

EP Canyon Ltd.

BY: Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

The Canyon Value Realization Master Fund, L.P.

BY: Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Second Amendment to Second Lien Credit Agreement]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ Deirdre Cesario
Name:	Deirdre Cesario
Title:	Vice President
deirdre.whorton@db.com / 201-593-2227

By:	/s/ Howard Lee
Name:	Howard Lee
Title:	Assistant Vice President
howard.lee@db.com / 201-593-1107

[Signature Page to Second Amendment to Second Lien Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Deirdre Cesario
Name:	Deirdre Cesario
Title:	Vice President
deirdre.whorton@db.com /201-593-2227

By:	/s/ Howard Lee
Name:	Howard Lee
Title:	Assistant Vice President
howard.lee@db.com /201-593-1107

[Signature Page to Second Amendment to Second Lien Credit Agreement]

Nut Tree Master Fund, LP

By: its investment advisor, Nut Tree Capital Management, LP

By:	/s/ Jed Nussbaum
Name:	Jed Nussbaum
Title:	Managing Partner

Nut Tree Drawdown Master Fund, LP

By: Nut Tree Capital Management, LP, as Investment Manager

By:	/s/ Jed Nussbaum
Name:	Jed Nussbaum
Title:	Managing Partner

[Signature Page to Second Amendment to Second Lien Credit Agreement]

REDWOOD MASTER FUND LTD

By: Redwood Capital Management, LLC, its Investment Manager

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Second Lien Credit Agreement]

REDWOOD OPPORTUNITY MASTER FUND LTD

By: Redwood Capital Management, LLC, its Investment Manager

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Second Lien Credit Agreement]

REDWOOD DRAWDOWN MASTER FUND II LP

By: Redwood Capital Management, LLC, its Investment Manager

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Second Lien Credit Agreement]

ANNEX I

Amended Credit Agreement

[See attached.]

~~Execution Version~~

As amended through the Second Amendment to Second Lien Credit Agreement

Loan Number: 1019942

SECOND LIEN CREDIT AGREEMENT

Dated as of December 10, 2020,

as amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent, as the successor administrative agent, the Borrower and the lenders party thereto and as further amended by that certain Second Amendment to Second Lien Credit Agreement dated as of May 12, 2023 by and among

PREIT ASSOCIATES, L.P. AND PREIT-RUBIN, INC.,

each, as a Borrower,

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,

as Parent and as a Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 12.6(B),

as Lenders

and

~~WELLS FARGO BANK, NATIONAL ASSOCIATION,~~

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Administrative Agent

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	3

Section 1.1	Definitions	3
Section 1.2	General; References to Times	42
Section 1.3	Rates	43
Section 1.4	Divisions	43

ARTICLE II	CREDIT FACILITIES	~~46~~43

Section 2.1	Intentionally Omitted	~~46~~43
Section 2.2	Term Loans	~~46~~43
Section 2.3	Intentionally Omitted	43
Section 2.4	Intentionally Omitted	43
Section 2.5	Intentionally Omitted	48
Section 2.6	Rates and Payment of Interest on Loans	48
Section 2.7	Number of Interest Periods	~~47~~45
Section 2.8	Repayment of Loans	~~48~~45
Section 2.9	Late Charges	~~48~~45
Section 2.10	Prepayments	~~48~~45
Section 2.11	Continuation	~~54~~52
Section 2.12	Conversion	~~55~~52
Section 2.13	Notes	~~55~~53
Section 2.14	Intentionally Omitted	~~56~~53
Section 2.15	Extension of Term Loan Maturity Date	~~56~~53
Section 2.16	Intentionally Omitted	~~57~~55
Section 2.17	Joint and Several Liability of the Borrower	~~57~~55
Section 2.18	Actions of the Borrower	~~58~~56
Section 2.19	Intentionally Omitted	~~59~~56
Section 2.20	Funds Transfer Disbursements	~~59~~56

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ARTICLE III	PAYMENTS, FEES AND OTHER GENERAL PROVISIONS	~~59~~57

Section 3.1	Payments	~~59~~57
Section 3.2	Pro Rata Treatment	~~60~~57
Section 3.3	Sharing of Payments, Etc.	~~60~~58
Section 3.4	Several Obligations	~~61~~58
Section 3.5	Fees	~~61~~59
Section 3.6	Computations	~~61~~59
Section 3.7	Usury	~~61~~59
Section 3.8	Statements of Account	~~62~~60
Section 3.9	Intentionally Omitted	~~62~~60
Section 3.10	Taxes	~~62~~60

ARTICLE IV	BORROWING BASE PROPERTIES	~~66~~64

Section 4.1	Borrowing Base Properties	~~66~~64
Section 4.2	Release of Borrowing Base Properties; Release of Out-Parcels	~~66~~64
Section 4.3	Designated Collateral Proceeds Account	~~72~~70
Section 4.4	Continuity of Liens	~~72~~70

ARTICLE V	YIELD PROTECTION, ETC.	~~72~~71

Section 5.1	Additional Costs; Capital Adequacy	~~72~~71
Section 5.2	~~Suspension of LIBOR Loans; Alternative Rate of Interest~~ Inability to Determine Rates	~~74~~72
Section 5.3	Illegality	~~74~~73
Section 5.4	Compensation	~~75~~74
Section 5.5	Treatment of Affected Loans	~~75~~75
Section 5.6	Affected Lenders	~~76~~75
Section 5.7	Assumptions Concerning Funding of ~~LIBOR~~ SOFR Loans	~~76~~76
Section 5.8	Change of Lending Office	~~77~~76

ARTICLE VI	CONDITIONS PRECEDENT	~~77~~76

Section 6.1	Initial Conditions Precedent	~~77~~76
Section 6.2	Conditions Precedent to All Credit Events	~~81~~81

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ARTICLE VII	REPRESENTATIONS AND WARRANTIES	~~82~~82

Section 7.1	Representations and Warranties	~~82~~82
Section 7.2	Survival of Representations and Warranties, Etc.	~~89~~89

ARTICLE VIII	AFFIRMATIVE COVENANTS	~~90~~89

Section 8.1	Financial Reporting and Other Information	~~90~~89
Section 8.2	Preservation of Existence and Similar Matters	~~96~~96
Section 8.3	Compliance with Applicable Law	~~96~~96
Section 8.4	Maintenance of Property	~~97~~96
Section 8.5	Conduct of Business	~~97~~97
Section 8.6	Insurance	~~97~~97
Section 8.7	Payment of Taxes and Claims	~~97~~97
Section 8.8	Books and Records; Visits and Inspections	~~98~~98
Section 8.9	Use of Proceeds	~~98~~98
Section 8.10	Environmental Matters	~~98~~98
Section 8.11	Further Assurances	~~98~~98
Section 8.12	Material Contracts	~~99~~98
Section 8.13	REIT Status	~~99~~99
Section 8.14	SNDAs and Ground Lease Estoppels	~~99~~99
Section 8.15	Guarantors; Release of Guarantors	~~99~~99
Section 8.16	Rental and Leased Properties	~~101~~100
Section 8.17	Collateral	~~101~~101
Section 8.18	Existing Sale Agreements	~~101~~101
Section 8.19	Affirmative Leasing Covenants	~~102~~101
Section 8.20	Updated Appraisals	~~102~~102
Section 8.21	[Intentionally Omitted]	~~103~~103
Section 8.22	Liens, Encumbrances and Charges on Borrowing Base Properties	~~103~~103
Section 8.23	Subdivision Maps	~~103~~103

ARTICLE IX	NEGATIVE COVENANTS	~~104~~104

Section 9.1	Financial Covenants	~~104~~104
Section 9.2	Restricted Payments; Certain Payments of Indebtedness	~~104~~104
Section 9.3	Liens; Negative Pledge	~~105~~105
Section 9.4	Restrictions on Intercompany Transfers	~~106~~106

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Section 9.5	Mergers and Sales of Assets	~~107~~107
Section 9.6	Fiscal Year	~~108~~108
Section 9.7	Modifications of Organizational Documents and Material Contracts	~~108~~108
Section 9.8	Transactions with Affiliates	~~108~~109
Section 9.9	Environmental Matters	~~109~~109
Section 9.10	ERISA Exemptions	~~109~~109
Section 9.11	Derivatives Contracts	~~109~~109
Section 9.12	Intentionally Omitted	~~109~~110
Section 9.13	Use of Proceeds	~~109~~110
Section 9.14	Indebtedness	~~110~~110
Section 9.15	[Intentionally Omitted]	~~111~~111
Section 9.16	Investments	~~111~~111
Section 9.17	Parking Cash	~~111~~111
Section 9.18	Intentionally Omitted	~~111~~112
Section 9.19	Negative Leasing Covenants	~~111~~112
Section 9.20	Assessments and Community Facilities Districts	~~113~~113

ARTICLE X	DEFAULT	~~113~~113

Section 10.1	Events of Default	~~113~~113
Section 10.2	Remedies Upon Event of Default	~~117~~118
Section 10.3	Remedies Upon Default	~~118~~118
Section 10.4	Marshaling; Payments Set Aside	~~118~~119
Section 10.5	Allocation of Proceeds	~~119~~119
Section 10.6	Intentionally Omitted	~~119~~120
Section 10.7	Performance by Administrative Agent	~~119~~120
Section 10.8	Rescission of Acceleration by Requisite Lenders	~~120~~120
Section 10.9	Rights Cumulative	~~120~~120

ARTICLE XI	THE ADMINISTRATIVE AGENT	~~121~~121

Section 11.1	Appointment and Authorization	~~121~~122
Section 11.2	Administrative Agent’s Reliance, Etc.	~~122~~122
Section 11.3	Notice of Defaults	~~122~~123
Section 11.4	Administrative Agent and Titled Agents as Lender	~~123~~123

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Section 11.5	Approvals of Lenders	~~123~~123
Section 11.6	Lender Credit Decision, Etc.	~~123~~124
Section 11.7	Indemnification of Administrative Agent	~~124~~124
Section 11.8	Successor Administrative Agent	~~125~~125
Section 11.9	Titled Agents	~~126~~126
Section 11.10	Collateral Matters; Protective Advances	~~126~~126
Section 11.11	[Intentionally Omitted]	~~128~~129
Section 11.12	Intercreditor Agreement	~~128~~129
Section 11.13	Post-Foreclosure Plans	~~129~~129
Section 11.14	Committees; Participation of all Lenders	~~130~~130

ARTICLE XII	MISCELLANEOUS	~~130~~131

Section 12.1	Notices	~~130~~131
Section 12.2	Expenses	~~132~~133
Section 12.3	Stamp, Intangible and Recording Taxes	~~133~~133
Section 12.4	Setoff	~~133~~134
Section 12.5	Litigation; Jurisdiction; Other Matters; Waivers	~~133~~134
Section 12.6	Successors and Assigns	~~134~~135
Section 12.7	Amendments and Waivers	~~138~~139
Section 12.8	Nonliability of Administrative Agent and Lenders	~~140~~141
Section 12.9	Confidentiality	~~141~~142
Section 12.10	Indemnification	~~141~~142
Section 12.11	Termination; Survival	~~143~~144
Section 12.12	Severability of Provisions	~~143~~145
Section 12.13	GOVERNING LAW	~~144~~145
Section 12.14	Counterparts	~~144~~145
Section 12.15	Independence of Covenants	~~144~~145
Section 12.16	Obligations with Respect to Loan Parties	~~144~~146
Section 12.17	Limitation of Liability	~~144~~146
Section 12.18	Entire Agreement	~~144~~146
Section 12.19	Construction	~~145~~146
Section 12.20	Time of the Essence	~~145~~146
Section 12.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~145~~147

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Section 12.22	[Intentionally Omitted]	~~145~~147
Section 12.23	[Intentionally ~~Ommitted~~Omitted]	~~145~~147
Section 12.24	Intercreditor Agreement	~~145~~147
Section 12.25	Reservation of Rights	~~146~~147

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THIS SECOND LIEN CREDIT AGREEMENT (this “Agreement”) dated as of December 10, 2020, by and among PREIT Associates, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”; together with PREIT and PREIT-RUBIN, each individually, a “Borrower” and collectively, the “Borrower”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.6.(b) and ~~WELLS FARGO BANK, NATIONAL ASSOCIATION~~WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent.

WHEREAS, capitalized terms used herein and not otherwise defined elsewhere in this Agreement will have the meanings given to such terms in Section 1.1 hereof;

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent previously entered into that certain Credit Agreement dated August 11, 2020 (as amended, supplemented or otherwise modified and in effect on the date hereof, the “Existing Bridge Credit Agreement”), pursuant to which the lenders thereunder (the “Existing Bridge Lenders”) made term loans in an aggregate principal amount of $55,000,000 (the “Existing Bridge Loans”).

WHEREAS, the Borrower, the lenders party thereto (the “Existing Term Loan Lenders”), and Wells Fargo Bank, National Association, as administrative agent, are parties to that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014 (as amended, amended and restated, supplemented or otherwise modified and in effect as of the date hereof, the “Existing Term Loan Agreement”), pursuant to which the Existing Term Loan Lenders have made term loans thereunder to the Borrower in an aggregate outstanding principal amount of $244,545,454.54 (the “Existing Term Loans”);

WHEREAS, the Borrower, the lenders party thereto (the “Existing Revolver/Term Loan Lenders”), and Wells Fargo Bank, National Association, as administrative agent, are parties to that certain Amended and Restated Credit Agreement, dated as of May 24, 2018 (as amended, amended and restated, supplemented or otherwise modified and in effect as of the date hereof, the “Existing Revolver/Term Loan Agreement”), pursuant to which the Existing Revolver/Term Loan Lenders have made revolving loans thereunder to the Borrower in an aggregate outstanding principal amount of $375,000,000 and term loans thereunder to the Borrower in an aggregate outstanding principal amount of $293,454,545.46 (such revolving loans and term loans, collectively, the “Existing Revolver/Term Loans”);

WHEREAS, on November 1, 2020 (the “Petition Date”), each Borrower and certain of its respective affiliates and subsidiaries filed a voluntary petition relief under chapter 11 of title 11 of the United States Code (collectively, the “Bankruptcy Cases”), which Bankruptcy Cases were jointly administered under Case No. 20-12737 (KBO) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, (i) on the Petition Date, the Debtors filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of its Direct and Indirect Subsidiaries (as subsequently amended, modified or supplemented from time to time, the “Prepackaged Plan”), (ii) on November 30, 2020, the Bankruptcy Court confirmed the Prepackaged Plan and entered the Findings of Fact, Conclusions of Law, and Order Approving the Adequacy of the Debtors’ Disclosure Statement For, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of its Direct and Indirect Subsidiaries (Case 20-12737-KBO, Doc 213) (the “Confirmation Order”), and (iii) on December 10, 2020, and subject to the simultaneous effectiveness of this Agreement the effective date under the Prepackaged Plan occurred;

WHEREAS, concurrently herewith pursuant to the Prepackaged Plan, the Existing Bridge Loan Agreement shall be amended and restated pursuant to the First Lien Credit Agreement to, among other things, (i) provide for new revolving commitments thereunder up to a maximum aggregate principal amount of $130,000,000, which shall include a sub-facility for letters of credit to be issued thereunder in an aggregate stated amount of up to $10,000,000, (ii) convert as of the date hereof all of the Existing Bridge Loans into revolving loans thereunder, and (iii) provide for a new tranche of term loans in an aggregate principal amount of $384,488,000, into which an equivalent amount of the Existing Term Loans and the Existing Revolver/Term Loans shall be exchanged on a pro rata basis as of the Effective Date;

WHEREAS, concurrently herewith pursuant to the Prepackaged Plan, the Borrower, the Lenders and the Administrative Agent are entering into this Agreement that is subordinate in lien priority to the First Lien Credit Agreement and pursuant to which the Lenders will make available to the Borrower Term Loans in an aggregate principal amount of $540,521,993.81, into which the remaining outstanding principal balance of the Existing Term Loans and the Existing Revolver/Term Loans and all accrued and unpaid interest thereunder will be exchanged on a pro rata basis;

WHEREAS, after giving effect to the entry into of this Agreement and the First Lien Credit Agreement and the exchange of Existing Term Loans and Existing Revolver/Term Loans contemplated here, therein and pursuant to the Prepackaged Plan and Confirmation Order, all loans and other obligations under the Existing Term Loan Agreement and Existing Revolver/Term Loan Agreement will have been deemed paid in full and such agreements shall be terminated; and WHEREAS, on or around October 19, 2020, Wells Fargo Bank, National Association, as administrative agent under the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver Term Loans, transmitted certain notices to Borrower alleging, among other things, that an event of default had occurred under each of the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver Term Loans (the “Reservation of Rights Letters”). The Reservation of Rights Letters, among other things, sought to charge interest at the default rate under the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver Term Loans, respectively. The Borrower timely disputed that an event of default had occurred under each of the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver Term Loans, and continues to dispute that an event of default had occurred. Notwithstanding the foregoing, the parties hereto have executed this Agreement, subject to a reservation of rights on the issue of whether default interest is due and owing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 5.1(b).

“Adjusted Borrowing Base NOI” means, for a given period, the Adjusted NOI attributable to the Borrowing Base Properties for such period.

“Adjusted Borrowing Base NOI Exclusion Period” the meaning given that term in the definition of “Debt Yield Ratio (Senior Debt)”.

“Adjusted NOI” means, with respect to any Property and for a given period and without duplication, the amount equal to: (a) rents and other revenues recognized in the ordinary course from such Property (including proceeds of rent loss insurance but excluding (i) pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent, and (ii) any Lease termination payments received during such period, which exceed $2,000,000 in the aggregate over the four (4) fiscal quarters preceding the date of determination) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower) minus (c) the Reserve for Replacements for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three percent (3.0%) of the base rent revenues for such Property for such period. Notwithstanding the foregoing, (i) for purposes of determining Adjusted Borrowing Base NOI, the calculation of Adjusted NOI shall not include tenant improvement costs and leasing commissions incurred during the relevant period with respect to a given Borrowing Base Property as a deduction in clause (b) above, and (ii) without duplication of any adjustments in accordance with GAAP to account for the same as a bad debt expense, rents received from tenants who are subject to insolvency or bankruptcy proceeding (unless any such lease has been fully and finally authorized by a court of competent jurisdiction overseeing such insolvency or bankruptcy proceedings) shall be excluded from the calculation of Adjusted NOI. Adjusted NOI shall be calculated in accordance with GAAP and consistent with the Borrower’s historical accounting practices, including, without limitation, with respect to write-offs and write-downs of accounts receivable, treatment of any deferred or abated rents, other deferral arrangements and lease modifications; and the inclusion or exclusion of non-recurring payments (such as the receipt of received casualty/condemnation proceeds not applied toward restoration) or other non-recurring amounts received as income, which inclusion shall be subject to the $2 million limitation on Lease termination proceeds set forth above.

“Adjusted NOI Exclusion Period” has the meaning given that term in the definition of “Debt Yield Ratio (Corporate Debt)”.

“Adjusted Term SOFR” means, for the purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined shall ever be less than 0.50%, then Adjusted Term SOFR shall be deemed to be 0.50%.

“Administrative Agent” means Wells Fargo, as contractual representative for the Lenders under the terms of this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of any Borrower.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery, corruption or money laundering, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means (a) 8.00% per annum with respect to ~~LIBOR~~SOFR Loans, and (b) 7.00% per annum for Base Rate Loans.

“Appraisal” means a written appraisal ordered by the Administrative Agent and prepared by an independent MAI appraiser acceptable to the Administrative Agent and subject to the Administrative Agent’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, subject to review and adjustment consistent with the Administrative Agent’s standard practices.

“Appraised Value” means, with respect to any Borrowing Base Property, the “as is” market value of such Borrowing Base Property as reflected in the most recent Appraisal of such Borrowing Base Property.

“Approved Annual Business Plan” has the meaning given to such term in Section 8.1(a)(xxiv).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Asset Disposition” means any transaction in which a Person sells, transfers or otherwise disposes (including pursuant to a sale-leaseback transaction, but excluding pursuant to an Insurance and Condemnation Event) of any property or asset, but excluding, for the avoidance of doubt, any issuance of Equity Interests and any leases entered into in accordance with this Agreement.

“Assignment and Assumption Agreement” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.6), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Cases” has the meaning set forth in the recitals hereto.

“Bankruptcy Code” means the Bankruptcy Code of 1978.

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“Bankruptcy Event” means with respect to a Person, any of the events of the type described or referred to in Section 10.1(e) or Section 10.1(f).

“Base Rate” means, ~~at~~for any ~~time,~~day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) ~~the LIBOR Market Index Rate plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable (i) during any period in which LIBOR is unavailable or unascertainable, or (ii) if a Benchmark Replacement has become effective pursuant to Exhibit N and the Administrative Agent determines in its sole but good faith discretion that the LIBOR Market Index Rate (based on such Benchmark Replacement) is either unavailable or is not administratively feasible to implement, or that no market practice for the administration of such rate exists),~~Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided, however, that the Base Rate shall not be less than 1.50% per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” means a Term Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Benchmark ~~Replacement~~” has the meaning given that term in Exhibit N.

“Benchmark Replacement ~~Date~~” has the meaning given that term in Exhibit N.

“Benchmark ~~Transition Event~~Replacement Conforming Changes” has the meaning given that term in Exhibit N.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Benefit Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding six (6) years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means each of PREIT, PREIT-RUBIN and the Parent, individually and collectively, and shall include their respective successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.6(c).

“Borrowing” means a borrowing of Term Loans.

“Borrowing Base Property” means, as of any date of determination, each Property identified on Schedule 1.1(b) which is subject to a Mortgage, and any Property added to the Collateral pursuant to Section 8.17(b), but excluding any Parcels of the foregoing Properties now existing or in the future created and released in accordance with this Agreement.

“Business Day” means ~~(i) a~~any day ~~of the week (but~~that is not a Saturday, Sunday or ~~holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions, and (ii) if such day relates to a LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any such day that is also a day on which dealings in Dollars are transacted in the London interbank market~~other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days and, with respect to a SOFR Loan or Term SOFR Borrowing, “Business Day” shall mean a “U.S. Government Securities Business Day”.

“Capital Event” means a Debt Issuance, an Asset Disposition, an Equity Issuance, Insurance and Condemnation Event or a Non-Guarantor Prepayment Event, provided, that notwithstanding the foregoing, no Excluded Stimulus Transaction or Permitted Investment shall be a Capital Event.

“Capital Lease” means a lease that is determined to be a capital or finance lease in accordance with GAAP.

“Capitalized Lease Obligation” means obligations under a Capital Lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one (1) year from the date acquired; (b) certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven (7) days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one (1) year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Closing Date Appraised Values” means, with respect to each Borrowing Base Property, the Appraised Value of such Borrowing Base Property as set forth in the Appraisal obtained most recently by the Administrative Agent prior to the Effective Date, as set forth on a stand-alone schedule approved by the Borrower, the Administrative Agent and the Lenders.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the Collateral Agreement of even date herewith executed by the Loan Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means a Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” has the meaning given that term in Section 8.1(a)(iii).

“Confirmation Order” has the meaning set forth in the recitals hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Affiliate” means (a) any Variable Interest Entity, or (b) with respect to a Person (the “Minority Investor”), any other Person (other than a Subsidiary or an Unconsolidated Affiliate of the Minority Investor) in whom the Minority Investor directly or indirectly holds an ownership interest which is less than a majority of the ownership interests in such Person, but by reason of the structure or contracts binding on such Person, the financial results of such Person are consolidated in accordance with GAAP with those of the Minority Investor.

“Consolidation Exempt Entities” means, with respect to any Person, such Person’s Consolidated Affiliates, Unconsolidated Affiliates and Non-Wholly Owned Subsidiaries.

“Contingent Obligation” as applied to any Person, means (a) any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other payment obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto or (b) any obligation of such Person with respect to any total return swap entered into by such Person. Contingent Obligations shall include (i) any Guaranty of the Indebtedness of another (other than of such Person for liabilities arising from Nonrecourse Exceptions), (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the Indebtedness of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or otherwise supported.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a ~~LIBOR~~SOFR Loan from one Interest Period to another Interest Period pursuant to Section 2.11.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.12.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the continuation of a ~~LIBOR~~SOFR Loan and (c) the Conversion of a Base Rate Loan into a ~~LIBOR~~SOFR Loan.

“Debt Issuance” means any transaction in which a Person incurs any Indebtedness for borrowed money other than (a) under the Loan Documents, (b) under the First Lien Documents, (c) the PM Gallery Loan Modification Documents, (d) the Woodland Mall Secured Loan Modification Documents or (e) an Excluded Stimulus Transaction.

“Debt Yield Ratio (Corporate Debt)” means, as of any date of determination, the quotient, expressed as a percentage, of (a) the Adjusted NOI for all Properties owned or leased by the Borrower and its Wholly Owned Subsidiaries, and the Borrower’s Ownership Share of the Adjusted NOI for all Properties owned or leased by its Consolidation Exempt Entities, in each case for the relevant period, annualized (if applicable) as of the last day of the most recently completed fiscal quarter for which financial statements are required to be delivered pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii), as applicable, divided by (b) the sum of (without duplication) (i) the Aggregate Outstanding Balance (as defined in the First Lien Credit Agreement) and the principal amount of all outstanding Loans, (ii) the aggregate outstanding principal amount of all other Indebtedness for borrowed money of the Parent and its Wholly Owned Subsidiaries plus (iii) the greater of the Parent’s Investment Share or Recourse Share of the aggregate outstanding principal amount of all Indebtedness for borrowed money of its Consolidation Exempt Entities, in the case of the foregoing clause (i), as of the date of determination, and in each case of the foregoing clauses (ii) and (iii), as of the last day of such period. Solely for determining Adjusted NOI for purposes of this definition for any given period: (x) with respect to any First-Year After-Acquired Property, Adjusted NOI attributable to such First-Year After-Acquired Property shall be excluded from the calculation of Debt Yield (Corporate Debt) for each date of determination occurring within twelve (12) months after the date of acquisition of such First-Year After-Acquired Property (the “Adjusted NOI Exclusion Period”), provided, that, following the end of the Adjusted NOI Exclusion Period, Adjusted NOI attributable to such First-Year After-Acquired Property shall be included in the calculation of Debt Yield (Corporate Debt) in the same manner as any other Property but only to the extent relating to the period following the Adjusted NOI Exclusion Period (y) with respect to any Property acquired during the calculation period but after the Adjusted NOI Exclusion Period, Adjusted NOI attributable to such Property shall be included in the calculation of Debt Yield Ratio (Corporate Debt) on a pro forma basis reasonably acceptable to the Administrative Agent and (z) with respect to any Property or Parcel disposed of during such period, Adjusted NOI attributable to such Property or Parcel shall be excluded from the calculation of Debt Yield Ratio (Corporate Debt). Notwithstanding the foregoing, with respect to any Property acquired by a Loan Party after the Effective Date, Adjusted NOI attributable to such Property shall be excluded from the calculation of Debt Yield (Corporate Debt) unless such Property is a Borrowing Base Property as of the date of determination.

“Debt Yield Ratio (Senior Debt)” means, as of any date of determination, the quotient, expressed as a percentage, of (a) the Adjusted Borrowing Base NOI for the relevant period, annualized (if applicable), as of the last day of the most recently completed fiscal quarter for which financial statements are required to be delivered pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii), as applicable, divided by (b) the Aggregate Outstanding Balance (as defined in the First Lien Credit Agreement) as of such date of determination. Solely for determining Adjusted Borrowing Base NOI for purposes of this definition for any given period: (x) with respect to any Borrowing Base Property that is a First-Year After-Acquired Property, Adjusted Borrowing Base NOI attributable to such First-Year After-Acquired Property shall be excluded from the calculation of Debt Yield Ratio (Senior Debt) for each date of determination occurring within twelve (12) months after the date of acquisition of such First-Year After-Acquired Property (the “Adjusted Borrowing Base NOI Exclusion Period”) provided, that, following the end of the Adjusted Borrowing Base NOI Exclusion Period, Adjusted NOI attributable to such First-Year After-Acquired Property shall be included in the calculation of Debt Yield (Senior Debt) in the same manner as any other Borrowing Base Property but only to the extent relating to the period following the Adjusted Borrowing Base NOI Exclusion Period, (y) with respect to any Borrowing Base Property acquired during the calculation period but after the Adjusted Borrowing Base NOI Exclusion Period, Adjusted NOI attributable to such Borrowing Base Property shall be included in the calculation of Debt Yield Ratio (Senior Debt) on a pro forma basis reasonably acceptable to the Administrative Agent and (z) with respect to any Borrowing Base Property disposed of during such period, Adjusted Borrowing Base NOI attributable to such Borrowing Base Property shall be excluded from the calculation of Debt Yield Ratio (Senior Debt).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Delaware LLC” means any limited liability company formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Deposit Account Control Agreements” means, with respect to each deposit account that is required by the Collateral Agreement to be subject to a control agreement, a deposit account control agreement executed by the Borrower, the Administrative Agent as the secured party thereto, and the deposit bank, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, crosscurrency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender or any Affiliate of any thereof).

“Designated Collateral Proceeds” has the meaning given to such term in Section 4.2(c)(ii).

“Designated Collateral Proceeds Account” has the meaning given to such term in Section 4.2(c)(ii).

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Discharge of Senior Debt Obligations” has the meaning given to such term in the Intercreditor Agreement.

“Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by any Borrower, any other Loan Party or any other Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, by way of liquidation, winding-up or dissolution, or by way of the issuance of Equity Interests of a Subsidiary (each referred to for the purposes of this definition as a “Disposition”), of: (a) any Equity Interests of a Subsidiary (other than directors’ qualifying shares or shares required by Applicable Law to be held by a Person other than a Borrower or any other Subsidiary); (b) all or substantially all the assets of any division or line of business of any Borrower, any other Loan Party or any other Subsidiary; or (c) any other assets of any Borrower, any other Loan Party or any other Subsidiary outside of the ordinary course of business of such Borrower, such other Loan Party or such other Subsidiary; provided, however, a disposition by a Subsidiary to a Borrower or any other Loan Party or by a Borrower or any other Subsidiary to a Wholly Owned Subsidiary (including a Person that will become a Wholly Owned Subsidiary immediately following such disposition) shall not constitute a “Disposition”.

“Dollars” or “$” means the lawful currency of the United States of America.

~~“Early Opt-In Election” has the meaning given that term in Exhibit N.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived in accordance with the provisions of Section 12.7.

“Effective Date Annual Business Plan” means the annual financial and business plan of the Parent, its Subsidiaries and Affiliates of PREIT for each calendar year through the Initial Maturity Date, prepared by the Borrower and delivered to the Administrative Agent on the Effective Date in accordance with Section 6.1(a)(xvii).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include a Borrower or any of its respective Affiliates or Subsidiaries.

“Environmental Laws” means any Applicable Law relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act to the extent the same relates to Hazardous Materials; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any Applicable Law: conditioning transfer of a property upon a negative declaration or other approval of a governmental authority of the environmental condition of such property; requiring notification or disclosure of any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in such property; imposing conditions or requirements in connection with related permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action relating to Hazardous Materials related to any property; and relating to wrongful death, personal injury, or property or other damage relating to Hazardous Materials in connection with any physical condition or use of any property.

“Equity Interest” means, with respect to any Person (a) any share of Preferred Stock, common stock, units or other capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any share of Preferred Stock, common stock, units or other capital stock of (or other ownership or profit interests in) such Person whether or not certificated, (c) any security convertible into or exchangeable for any Preferred Stock, common stock, units or other share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares or units (or such other interests), and (d) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, unit, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any transaction in which a Person issues Equity Interests, excluding any transaction described in clause (i) of the definition of “Excluded Equity Issuance”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Benefit Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Benefit Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan under Section 4042 of ERISA or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of

Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of a Lien in favor of the PBGC under Title IV of ERISA upon any member of the ERISA Group; or (j) a determination that a Benefit Plan is in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means each Borrower, the other Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.~~

“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Equity Issuance” means (i) any issuance of Equity Interest by a member of the Restricted Group to another member of the Restricted Group, (ii) any issuance of Equity Interests by the Borrower pursuant to an equity incentive or compensation plan or pursuant to a dividend reinvestment or share purchase plan, and (iii) any issuance of Equity Interest in Parent to acquire limited partnership interests in PREIT.

“Excluded Stimulus Transaction” means any loans, equity investments, grants or other transaction pursuant to which the Borrower, any Guarantor, any Subsidiary of the Borrower, or any joint venture directly or indirectly owned by the Borrower or any Guarantor receives funds in connection with local, state or federal COVID-19 stimulus efforts, provided that (i) any such transaction is not secured by any property or Equity Interests of any Borrower, any Guarantor, any Subsidiary of the Borrower or any joint venture directly or indirectly owned by the Borrower or any Guarantor, (including, for the avoidance of doubt, any Borrowing Base Property), and (ii) to the extent any such funds are required to be repaid in connection with such transaction, there shall not be any repayments of principal (mandatory, voluntary or scheduled) prior to the Term Loan Maturity Date.

“Excluded Subsidiary” means any (a) Subsidiary (i) which holds title to assets which are collateral for any Secured Indebtedness of such Subsidiary (or are to become collateral for any Refinancing of such Secured Indebtedness to the extent permitted hereunder), is an owner of the Equity Interests of a Subsidiary holding title to such assets (but has no assets other than such Equity Interests and other assets of nominal value incidental thereto), or is required to be a single purpose entity in connection with any Secured Indebtedness and (ii) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (A) the Woodland Mall Secured Loan Modification Documents, (B) any document, instrument or agreement evidencing such Secured Indebtedness in effect as of the Effective Date (or entered into in connection with any Refinancing of such Secured Indebtedness so long as such loan documents are not materially more restrictive on such Person’s ability to Guaranty other Indebtedness than the loan documents evidencing the Secured Indebtedness being Refinanced), (C) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness and is in effect as of the Effective Date or entered into in connection with any Refinancing of such Secured Indebtedness so long as such loan documents are not more restrictive on such Person’s ability to Guaranty other Indebtedness than the loan documents evidencing the Secured Indebtedness being Refinanced) or (D) any fiduciary obligation owing to the holders of an Equity Interest in such Subsidiary and imposed under Applicable Law or (b) Non-Wholly Owned Subsidiary that is prohibited from Guarantying the Indebtedness of any Person other than a Wholly Owned Subsidiary of such Non-Wholly Owned Subsidiary pursuant to (i) such Non-Wholly Owned Subsidiary’s organizational documents either (A) in effect as of the Effective Date or (B) entered into or amended as a condition to the negotiated arms-length business arrangement with the un-Affiliated holder of an Equity Interest in such Non-Wholly Owned Subsidiary in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or a Wholly Owned Subsidiary, (2) in connection with the Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders or (ii) any fiduciary obligation owing to the holders of an Equity Interest in such Non-Wholly Owned Subsidiary and imposed under Applicable Law.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Bridge Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Bridge Lender” has the meaning set forth in the recitals hereto.

“Existing Bridge Loans” has the meaning set forth in the recitals hereto.

“Existing Revolver/Term Lenders” has the meaning set forth in the recitals hereto.

“Existing Revolver/Term Loan Agreement” has the meaning set forth in the recitals hereto.

“Existing Revolver/Term Loans” has the meaning set forth in the recitals hereto.

“Existing Sale Agreements” means the sales agreements as set forth on Schedule 1.1(E).

“Existing Term Loan Agreement” has the meaning set forth in the recitals hereto.

“Existing Term Loans” has the meaning set forth in the recitals hereto.

“Extension Request” has that meaning set forth in Section 2.15.

“Fashion District Philadelphia Property” means the retail Property commonly known as “Fashion District Philadelphia”, and owned by certain Subsidiaries or joint ventures of PM Gallery LP and 801-Gallery C-3 Associates, L.P., and bounded to the south by Market Street, to the north by Filbert Street, to the west by 11th Street, to the east by 8th Street, in Philadelphia, Pennsylvania.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(i) of the Internal Revenue Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

“Federal Reserve Board” has the meaning given that term in Exhibit N.

“Fee Letter” means that certain fee letter dated as of ~~December 10~~April 13, ~~2020~~2021, by and among the Parent, PREIT, PREIT-RUBIN and ~~Wells Fargo~~Wilmington Savings Fund Society, FSB and each other fee letter entered into with an Arranger in connection with the facilities under this Agreement.

“Fees” means the fees and commissions provided for or referred to in Section 3.5 and any other fees payable by the Borrower hereunder or under any Loan Document or under the Fee Letter.

“First-Year After-Acquired Property” means any Property acquired on or before the first anniversary of the Effective Date.

“First Lien Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under the First Lien Credit Agreement, and its successors and assigns.

“First Lien Credit Agreement” means that certain Amended and Restated First Lien Credit Agreement, dated as of the date hereof among the Borrower, the lenders party thereto, the First Lien Administrative Agent, and the other agents or parties named therein, as amended, restated, supplemented, or otherwise modified from time to time.

“First Lien Designated Collateral Proceeds” means the “Designated Collateral Proceeds” as defined in the First Lien Credit Agreement.

“First Lien Designated Collateral Proceeds Account” means the “Designated Collateral Proceeds” as defined in the First Lien Credit Agreement.

“First Lien Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement.

“First Lien Loans” has the meaning assigned to the term “Loans” in the First Lien Credit Agreement.

“First Lien Obligations” has the meaning assigned to the term “Obligations” in the First Lien Credit Agreement.

“First Lien Termination Date” means the date that the First Lien Credit Agreement has been terminated and the security interest in the Collateral (as defined in the First Lien Credit Agreement) has been automatically released in accordance with Section 12.11 of the First Lien Credit Agreement.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the Effective Date.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or any arbitrator with authority to bind a party at law. For clarity, property owners’ and condominium associations are not Governmental Authorities.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor”.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 6.1 or Section 8.15(a)(ii) and substantially in the form of Exhibit B.

“Hazardous Materials” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a material negative impact on human health or the environment, including but not limited to toxic Microbial Matter, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or held for sale in a retail shopping mall and otherwise in compliance with all Environmental Laws.

“Income Producing Parcel” means each portion of a Borrowing Base Property that, as an independent parcel, is (x) generating revenue as of the date of the applicable Parcel Release, or (y) has been developed with any vertical improvements.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business); (b) obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all master lease obligations; (d) Capitalized Lease Obligations of such Person; (e) all reimbursement obligations of such Person under and in respect of any letters of credit or acceptances that have been presented for payment net of any cash collateral provided therefor; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person; (g) all Indebtedness of other Persons which (i) such Person has Guaranteed (other than Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions) or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person; provided, that such Indebtedness shall be limited to the value of such property so encumbered; and (h) the Recourse Share of all Indebtedness of any partnership of which such Person is a general partner. For purposes of this definition preferred equity (other than Mandatorily Redeemable Stock) of a Person shall not be considered to be Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Initial Maturity Date” means December 10, 2022.

“Insurance and Condemnation Event” means, with respect to a Person, any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any property or asset of such Person.

“Intellectual Property” has the meaning given that term in Section 7.1(s).

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, substantially in the form of Exhibit F, by and among the Administrative Agent, the First Lien Administrative Agent and the Loan Parties named as Grantors therein, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Interest Period” means ~~with respect~~, as to any ~~LIBOR~~SOFR Loan, the period commencing on the date of ~~the borrowing of~~ such ~~LIBOR~~SOFR Loan and ending on the ~~date~~ numerically corresponding day in the calendar month that is one (1) month thereafter~~. The duration of each Interest Period shall be one (1) month. In no event shall an Interest Period of a Loan extend beyond the Term Loan Maturity Date. Whenever the last day of~~; provided that (i) if any Interest Period would ~~otherwise occur~~end on a day other than a Business Day, ~~the last day of~~ such Interest Period shall be extended to ~~occur on~~ the next succeeding Business Day~~; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following~~ unless such next succeeding Business Day would fall in the next calendar month, ~~the last day of~~in which case such Interest Period shall ~~occur~~end on the next preceding Business Day~~.~~, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period in respect of any SOFR Loan shall extend beyond the Term Loan Maturity Date, and (iv) no tenor that has been removed from this definition pursuant to the terms of Exhibit N shall be available for specification in any Notice of Borrowing. For purposes hereof, the date of a SOFR Loan initially shall be the date on which such SOFR Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such SOFR Loan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. The foregoing shall not include advances and allowances to tenants of a Person in the ordinary course of business.

“Investment Share” means, with respect to any Consolidation Exempt Entity of the Parent or any of its Subsidiaries, the ratio (expressed as a percentage) of (a) the aggregate amount of the Investment by the Parent or such Subsidiary in such Consolidation Exempt Entity to (b) the aggregate amount of all Investments by all Persons in such Consolidation Exempt Entity, subject to review of calculation of such ratio by the Administrative Agent.

“Lease” means any and all present and future leases (including, without limitation, ground leases, operating leases and master leases), subleases, licenses or occupancy agreements of a Borrowing Base Property or any portion thereof.

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

~~“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the Eurodollar Reserve Percentage. If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. Notwithstanding the foregoing, (i) in no event shall LIBOR be less than 0.50%, and (ii) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR, then “LIBOR” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Exhibit N.~~

~~“LIBOR Loan” means a Term Loan (or any portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.~~

~~“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day; provided that, in no event shall the LIBOR Market Index Rate shall be less than 0.50% per annum. The LIBOR Market Index Rate shall be determined on a daily basis.~~

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Liquidity” means the sum of (i) unrestricted cash of the Borrower held in deposit accounts that are subject to Deposit Account Control Agreements, plus (ii) up to $5,000,000 held in the Excluded Deposit Account (as defined in the Collateral Agreement), plus (iii) unused Revolving Loan Commitments (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement (to the extent available to be drawn at the date of determination in accordance with the First Lien Credit Agreement, but solely for the purposes of calculating Liquidity, without giving effect to any prohibition on borrowing caused by the presence of First Lien Designated Collateral Proceeds in the First Lien Designated Collateral Proceeds Account), plus (iv) First Lien Designated Collateral Proceeds on deposit in the First Lien Designated Collateral Proceeds Account, or, from and after the First Lien Termination Date, Designated Collateral Proceeds in the Designated Collateral Proceeds Account, plus (v) cash on deposit in the Cash Collateral Account (as defined in the First Lien Credit Agreement).

“Loan” means a Term Loan.

“Loan Document” means this Agreement, each Note, the Guaranty, the Security Documents, the Intercreditor Agreement and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Derivatives Contract).

“Loan Party” means each Borrower and each Guarantor.

“Loan Specified Event of Default” means, without limiting the rights and remedies of the Lenders with respect to any Event of Default hereunder or under any of the other Loan Documents, any Loan Party asserts, challenges or initiates a suit or action, (a) contesting or seeking to invalidate the payment or lien priority with respect to the Collateral (other than with respect to Permitted Priority Liens) of the Loans as set forth herein, or (b) asserting that any other Indebtedness or Lien (other than Permitted Priority Liens) is senior in right of payment or lien priority to the Loans with respect to the Collateral, or such payment or lien priority of the Loans is held to be junior to any other Indebtedness (in each case, other than any such Indebtedness permitted to be incurred by this Agreement and secured by a Permitted Priority Lien).

“Major Lease” means any Lease of a Borrowing Base Property which (x) demises equal to or greater than 35,000 square feet of gross leasable area of a Borrowing Base Property, (y) has a combined tenant improvement and tenant allowance budget in an amount of equal to or greater than $2,000,000, or (z) is a ground lease and demises equal to or greater than 15,000 square feet of a Borrowing Base Property, but in all cases specifically excluding all Temporary Leases and Tower Leases.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest or any Person controlling such issuer), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities or financial condition of the Parent and its Subsidiaries taken as a whole, provided that solely with respect to this clause (a), the impacts of COVID-19 on the business, assets, liabilities or financial condition of the Parent and its Subsidiaries taken as a whole that occurred and were disclosed in writing to the Administrative Agent (on behalf of the Lenders) as of the Effective Date or otherwise publicly available on or prior to the Effective Date will be disregarded, (b) the legal ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

“Material Contract” means any contract or other arrangement (other than Loan Documents, Specified Derivatives Contracts, the First Lien Documents and Leases), whether written or oral, to which a Borrower, any other Loan Party or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party to such contract or other arrangement could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” has the meaning given that term in Section 10.1(d)(i).

“Material Property Event” means the occurrence of any event or circumstance occurring or arising after the date hereof that results in a (a) material adverse effect with respect to the financial condition, operations or condition of any Borrowing Base Property, (b) material adverse effect on the value of any Borrowing Base Property, or (c) material adverse effect on the ownership of any Borrowing Base Property.

“Material Subsidiary” means a Subsidiary (other than any Borrower) which owns a Borrowing Base Property or any other Subsidiary that owns assets that, as of the date of determination, have a gross cost value of at least $2,000,000 in the aggregate.

“Microbial Matter” means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Microbial Matter is living.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate to the Administrative Agent for its benefit and the benefit of the other Secured Parties as security for the payment of the Secured Obligations.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six (6) plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six (6) year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Cash Proceeds” means the aggregate amount of all cash (and including proceeds received in the form of cash as set forth in the last sentence of this definition) and Cash Equivalents received by such Person with respect to any Capital Event, net of:

(i) in the case of any Asset Disposition and any Insurance and Condemnation Event, (a) all customary out of pocket fees and expenses paid in connection therewith to non-Affiliates (or paid to Affiliates upon fair and reasonable terms which are no less favorable to the payer of such fees and expenses than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate) including, without limitation, those set forth on the settlement sheet, if any, for such Asset Disposition, (b) amounts required to be applied to repay principal, interest and any prepayment premiums or penalties on any Indebtedness secured by a lien on the asset (other than the Secured Obligations and the First Lien Obligations) which is the subject of such Asset Disposition or Insurance and Condemnation Event, (c) taxes paid or payable as a result thereof to the extent required to be paid or payable, including taxes reasonably estimated to be actually payable within sixteen (16) months of the date of the relevant transaction as a result of any gain recognized in connection therewith and including Restricted Payments of the types described in Sections 9.2(a)(i) and (iii) as a result of each such Asset Disposition or Insurance and Condemnation Event and reserved for in accordance with GAAP; provided that, if the amount of any estimated taxes or estimated Restricted Payment pursuant to this subclause (c) exceeds the amount of taxes or Restricted Payment actually required to be paid in cash in respect of such Asset Disposition or Insurance and Condemnation Event, the aggregate amount of such excess shall constitute Net Cash Proceeds at the time that the amount of the taxes due or Restricted Payment actually required are finally calculated, (d) with respect to an Asset Disposition only, amounts reasonably and in good faith provided as a reserve, in accordance with GAAP, in respect of any retained liabilities or purchase price adjustments, or under any indemnification obligations, associated with such Asset Disposition, (e) with respect to an Insurance and Condemnation Event only, any amounts applied or required to be applied to repair or restore the applicable property or asset that is the subject of the Insurance and Condemnation Event or required to be so applied by Indebtedness secured by a lien on the asset which is the subject of such Insurance and Condemnation Event, and (f) with respect to an Insurance and Condemnation Event only, any amounts applied to Administrative Agent’s expenses in settling, prosecuting or defending any claim in accordance with this Agreement;

(ii) in the case of a Debt Issuance or an Equity Issuance, (a) the amounts used to Refinance Indebtedness and (b) all customary out of pocket fees and expenses actually incurred by or on behalf of such Person in connection therewith and paid or payable to a Person other than an Affiliate of such Person (or paid to an Affiliate of such Person upon fair and reasonable terms which are no less favorable to the payer of such fees and expenses than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate), including any investment banking fees, legal fees, accountants fees, underwriting discounts and commissions, title and recording tax expenses and other customary fees and expenses;

(iii) in the case of any Non-Guarantor Prepayment Event, in addition to any deductions made pursuant to the foregoing clauses (i) and (ii), any other payments required to be made by the applicable Subsidiary or joint venture involved in such Non-Guarantor Prepayment Event prior to distribution of any proceeds therefrom pursuant to (a) any applicable Indebtedness, joint venture agreements, organizational document or other contractual arrangement of the applicable Subsidiary or joint venture or pursuant to Applicable Law and (b) amounts used to Refinance Indebtedness.

If any consideration received in connection with a Capital Event are in a form other than cash or Cash Equivalents and such consideration is subsequently converted into cash or Cash Equivalents, then such converted cash or Cash Equivalents shall be treated as Net Cash Proceeds for purposes of this definition and applied in accordance with Section 2.10(b) at such time of conversion.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 12.7(b) and (b) has been approved by the Super Majority Lenders.

“Non-Guarantor Prepayment Event” means the occurrence of an Asset Disposition, Debt Issuance, Equity Issuance (other than an Excluded Equity Issuance where the Net Cash Proceeds received thereunder are less than $50,000) or Insurance or Condemnation Event by, or with respect to the assets of, (a) a Subsidiary that is not a Loan Party or (b) a joint venture of Borrower or a Guarantor; provided, that (i) the occurrence of any of the events described in this definition of Non-Guarantor Prepayment Event shall not constitute a Non-Guarantor Prepayment Event to the extent that the organizational documents of such Person (as such organizational documents are (A) in effect as of the Effective Date or (B) entered into or amended as a condition to the arms-length negotiated business arrangement with the un-Affiliated holder of an Equity Interest in such Person in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or a Wholly Owned Subsidiary, (2) in connection with the Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders) require that any proceeds resulting from any such event be retained by such Person, (ii) the incurrence of Indebtedness by a Subsidiary that is not a Loan Party or a joint venture of a Borrower or a Guarantor, the proceeds of which are used to finance construction of improvements on any property owned by such Person, shall not constitute a Non-Guarantor Prepayment Event, and (iii) capital contributions in the form of cash or Cash Equivalents (whether or not accompanied by or comprised of an Equity Issuance or Debt Issuance) made to a joint venture of a Borrower or a Guarantor by a Person other than the Parent, the Borrower or any other Loan Party shall not constitute a Non-Guarantor Prepayment Event.

“Non-Income Producing Parcel” means any parcel of any Borrowing Base Property that is not an Income Producing Parcel.

“Non-Wholly Owned Subsidiary” means any Subsidiary of a Person that is not a Wholly Owned Subsidiary.

“Nonrecourse Exceptions” means, with respect to Nonrecourse Indebtedness, reasonable and customary exceptions for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney’s fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to nonrecourse liability. Nonrecourse Exceptions shall also include the contingent liability of a Person in respect of Nonrecourse Indebtedness of another Person providing for liability arising upon the occurrence of a Bankruptcy Event with respect to such other Person or the occurrence of other contingent events such as a violation of a due on sale clause or a due on finance clause or a violation of special purpose entity covenants (whether such liability arises under a Guaranty of such Nonrecourse Indebtedness enforceable only upon the occurrence of such Bankruptcy Event or such other contingent event, as an obligation to pay to the holder of such Nonrecourse Indebtedness damages resulting from the occurrence of such Bankruptcy Event or other contingent event, or otherwise); provided, however, upon the occurrence of any Bankruptcy Event or other contingent event with respect to such other Person, or once such liability shall otherwise cease to be contingent, then such liability shall no longer be considered to be Nonrecourse Indebtedness.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for obligations in respect to Nonrecourse Exceptions) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person. Liability of a Person under (i) a Guaranty of Nonrecourse Exceptions or (ii) completion guarantees, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.

“Note” means a Term Note.

“Notice of Continuation” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.11 evidencing the Borrower’s request for the Continuation of a ~~LIBOR~~SOFR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.12 evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Borrowing” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent evidencing the Borrower’s request for the borrowing of Term Loans.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees, any other fees payable under any Loan Document and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Obligations” means liabilities and obligations of any Borrower, any other Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Ownership Share” means, with respect to any Consolidation Exempt Entity of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Consolidation Exempt Entity or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Consolidation Exempt Entity determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Consolidation Exempt Entity, subject to review of the calculation of such Ownership Share by the Administrative Agent.

“Parcel Release” has the meaning given to such term in Section 4.2(b).

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 12.6(d).

“Participant Register” has the meaning given that term in Section 12.6(d).

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership Agreement of PREIT Associates, L.P. dated as of September 30, 1997, by and among Pennsylvania Real Estate Investment Trust, as the general partner and the limited partners whose names are set forth therein, as amended and in effect on the Effective Date.

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Investments” means (i) Investments of any Person existing as of the Effective Date, (ii) investments in cash and Cash Equivalents, (iii) Investments permitted by Section 9.13, (iv) Investments by Loan Parties in other Loan Parties to the extent not prohibited by this Agreement, (v) Investments by non-Loan Parties in or on behalf of other non-Loan Parties to the extent not prohibited by this Agreement, (vi) Investments constituting Indebtedness or Guarantees of Indebtedness, in each case permitted to be incurred pursuant to Section 9.14, (vii) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (viii) Investments received in settlement of debts created in the ordinary course of business and owing to Borrower or any of their Subsidiaries in exchange for any other Investment or accounts receivable held by Borrower or any of their Subsidiaries, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (ix) Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets made in compliance with this Agreement (x) Derivatives Contracts entered into in compliance with Section 9.11, (xi) Investments made solely using the Equity Interests of Parent (other than Mandatorily Redeemable Stock) as consideration, (xii) any Investment constituting a Restricted Payment permitted pursuant to Section 9.2, (xiii) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement and (ix) acquisitions of real property (including acquisitions of Equity Interests of owners of real property) and investments in joint ventures, in each case to the extent made not using proceeds of Designated Collateral Proceeds.

“Permitted Liens” means, with respect to any asset or property of a Person: (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in the case of both clauses (i) and (ii), are not at the time required to be paid or discharged under Section 8.7; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, covenants, memoranda of Leases, subdivision and land development plans, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person including without limitation, easements, covenants and restrictions created in connection with the subdivision, sale and/or development of real property of any Borrower, Subsidiary or Guarantor pursuant to the Existing Sale Agreements and any other agreements for the sale and/or development of real property of any Borrower, Subsidiary or Guarantor hereafter entered into by any Borrower, Subsidiary or Guarantor; (d) the rights of tenants under Leases or subleases not materially interfering with the ordinary conduct of business of such Person; (e) the rights of the purchasers under the Existing Sale Agreements and other agreements for the sale and/or development of real property of any Borrower, Subsidiary or Guarantor hereafter entered into by any Borrower, Subsidiary or Guarantor not materially interfering with the ordinary conduct of business of such Person, including, without limitation, the exercise of any option rights thereunder; (f) Liens in favor of the Administrative Agent for its benefit and for the benefit of the Secured Parties; (g) in the case of any Collateral encumbered by a Security Document, other Liens expressly permitted by such Security Document, (h) all liens, encumbrances and other matters disclosed in the title insurance policies and surveys delivered in connection with the Borrowing Base Properties, (i) Liens securing judgments so long as the judgment it secures does not give rise to an Event of Default under Section 10.1(h); (j) Liens securing the payment and performance of obligations of any Borrower, Subsidiary or Guarantor under the Existing Sale Agreements and any other agreements for the sale and/or development of real property of any Borrower, Subsidiary or Guarantor hereafter entered into by any Borrower, Subsidiary or Guarantor; (k) Liens securing Capitalized Lease Obligations and purchase money Indebtedness; (l) Liens existing on the Effective Date and securing Indebtedness permitted pursuant to Section 9.14; (m) Liens (i) securing Specified Derivatives Contracts; (ii) that are contractual rights of set-off or, in the case of clause (A) or (B) of this clause (ii), other bankers’ Liens (A) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, or (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, (iii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection,

(A) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) arising in the ordinary course of business in connection with the maintenance of such accounts and (B) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness; (n) Liens arising from UCC financing statement filings, including precautionary UCC financing statements, (or similar filings in other applicable jurisdictions) regarding operating leases or true sale transactions entered into by the Parent, another Borrower or any Subsidiaries in the ordinary course of business and not prohibited by this Agreement; (o) Liens securing Refinancing Indebtedness incurred to Refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement; provided that any such Lien is limited to all or part of the same property or assets (any improvements, replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness or other obligations being refinanced; (p) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement (A) in existence on the Effective Date or (B) entered into or amended as a condition to the negotiated arms-length business arrangement with the unAffiliated holder of an Equity Interest in such joint venture or similar arrangement in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or Wholly Owned Subsidiary, (2) in connection with a Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders; (q) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets arising by operation of law and expressly excluding mechanic’s liens and similar encumbrances; (r) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder; (s) Liens securing the First Lien Obligations subject to the Intercreditor Agreement; (t) Liens securing the PM Gallery Loan Modification Obligations; (u) following or concurrently with the release of the Woodland Anchor Parcel in accordance with this Agreement, Liens on the Woodland Anchor Parcel, Liens on the related outparcel listed on Schedule 7.1(f) as an “Excluded Property,” and other Liens securing the Woodland Mall Secured Loan Modification Obligations granted in connection with a Woodland Mall Secured Loan Modification; (v) Liens consisting of encumbrances on the pledge or transfer of liquor licenses or the Equity Interests in entities that own liquor licenses, pursuant to Liquor License Laws (as defined in the Pledge Agreement); and (w) cash reserves and escrows established with the Title Company or an agent of the Title Company in connection with the issuance of the policies of title insurance delivered pursuant to Section 6.1(f)(iii). For purposes of determining whether any Liens constitute Permitted Liens, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above, Borrower may divide and classify such Lien (or a portion thereof) in any manner that complies with this definition and may later divide and reclassify any such Lien so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

“Permitted Priority Liens” means (a) all Permitted Liens created by applicable law (in contrast with Liens voluntarily granted) that rank prior to or pari passu with the Liens created by the Loan Documents including, without limitation, for amounts owing for taxes, workers’ compensation, pension fund obligations and rents, in each case to the extent that the amounts are not required to be paid or discharged under Section 8.7; (b) the Liens securing the First Lien Obligations subject to the Intercreditor Agreement, and (c) with respect to any equipment subject to a Capital Lease or purchase money Lien permitted hereunder, the Lien on such equipment under the applicable Capital Lease or purchase money security agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Petition Date” has the meaning set forth in the recitals hereto.

“Plan of Division” means a plan of division adopted by a Delaware LLC as required by any applicable governmental authority in order to legally effectuate a Delaware LLC Division, including, without limitation, a plan of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Pledge Agreement” means the Pledge Agreement dated as of the date hereof, entered into by the Borrower and certain Subsidiaries of the Borrower in favor of the Administrative Agent, for its benefit and for the benefit of the other Lenders.

“Post-Default Rate” means a rate per annum equal to 4.0% plus the rate applicable to Base Rate Loans under Section 2.6(a).

“PM Gallery Loan Agreement” means that certain Term Loan Agreement, dated as of January 22, 2018, by and among PM GALLERY LP, a Delaware limited partnership, together with any other co-borrowers from time to time party thereto, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions from time to time party thereto, as amended by the First Amendment to Loan Agreement, dated as of July 8, 2019, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“PM Gallery Loan Modification” the meaning given that term in Section 6.1(a)(xviii).

“PM Gallery Loan Modification Documents” means the documents entered into pursuant to the terms of the PM Gallery Loan Modification.

“PM Gallery Loan Modification Obligations” means the obligations of the Borrower or any Subsidiary under the PM Gallery Loan Modification Documents.

“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“PREIT” has the meaning set forth in the introductory paragraph hereof and shall include PREIT’s successors and permitted assigns.

“PREIT-RUBIN” has the meaning set forth in the introductory paragraph hereof and shall include PREIT-RUBIN’s successors and permitted assigns.

“Prepackaged Plan” has the meaning set forth in the recitals hereto.

“Prime Rate” means, ~~at any time,~~ the rate of interest ~~per annum publicly announced from time to time by the Lender acting as the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks~~last quoted by The Wall Street Journal in the U.S. as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate.

“Principal Office” means the office of the Administrative Agent located at ~~600 South 4th St., 9th Floor, Minneapolis, Minnesota 55415~~500 Delaware Avenue, Wilmington, DE 19801, or any other subsequent office that the Administrative Agent shall have specified by written notice to the Borrower and the Lenders as the Principal Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) (i) the amount of such Lender’s Term Loan Commitment plus (ii) the amount of such Lender’s outstanding Term Loans to (b) (i) the aggregate amount of the Term Loan Commitments of all Lenders plus (ii) the aggregate amount of all outstanding Term Loans; provided, however, that if at the time of determination the Term Loan Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Loans owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Loans of all Lenders as of such date. If at the time of determination the Commitments have been terminated or reduced to zero and there are no outstanding Loans, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which Commitments were in effect or Loans were outstanding.

“Property” means a parcel (or group of related parcels) of real property developed (or which is to be developed) principally for retail, office, industrial or residential multi-family use.

“Property Release” has the meaning given to such term in Section 4.2(a).

“Protective Advance” means all sums expended as determined by the Administrative Agent to be necessary or appropriate after the Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations; (b) to prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose material value); or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 11.9.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Recourse Share” means, with respect to any Person, the portion (calculated as a percentage) of the total Indebtedness of another Person guaranteed by such Person, or which is otherwise recourse to such Person (other than Indebtedness consisting of Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions), subject to review of the calculation of such portion by the Administrative Agent.

“Redevelopment Costs” has the meaning given to such term in Section 9.13(c).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, repay, prepay, purchase or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Register” has the meaning given that term in Section 12.6(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date (or with respect to any Lender that becomes a party to this Agreement after the Agreement Date, any change effective after the date on which such Lender becomes a party hereto) in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Required Borrowing Base Properties” means (i) The Mall at Prince Georges, (ii) Springfield Town Center, (iii) Jacksonville Mall, (iv) Magnolia Mall, and (v) Capital City Mall, as such Properties are more particularly described on Schedule 1.1(b), only to the extent such Property has not been released in accordance with Section 4.2 and, in each case, excluding any Parcels of the foregoing Properties now existing or in the future created and released in accordance with this Agreement.

“Requisite Lenders” means, as of any date, Lenders having more than 50.0% of the aggregate amount of outstanding Term Loans of all Lenders; provided that at all times when two (2) or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two (2) Lenders.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (a)(i) the aggregate square footage of all completed space of such Property times (ii) $0.15 times (b) the number of days in such period divided by (c) 365. The Properties included in the calculation of Reserve for Replacements shall not include those Properties or portions thereof with respect to which or to the extent that a third party (x) owns the improvements thereon, (y) is a party to a ground lease with the a Borrower or a Subsidiary with respect to the land therein and (z) is contractually obligated to make all repairs and capital improvements and replacements thereof.

“Responsible Officer” means with respect to a Borrower or any other Subsidiary, the chief executive officer, president and/or chief financial officer or treasurer of such Borrower, or the corresponding officer of each such Subsidiary, or if any of the foregoing is a partnership, such officer of its general partner.

“Restricted Group” means the Parent, each other Borrower, each Guarantor and each of their respective Wholly Owned Subsidiaries.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding; provided that, in the case of each of the foregoing clauses (a), (b) and (c), “Restricted Payment” shall not include a dividend payable to holders of Equity Interests of an issuer solely in the form of Equity Interests of such issuer.

“Sanctioned Country” means, at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency of the government of a Sanctioned Country or (d) any Person Controlled by any Person or agency described in any of the preceding clauses (a) through (c).

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation,

OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Secured Indebtedness” means Indebtedness other than the Secured Obligations and the First Lien Obligations that is secured in any manner by a Lien.

“Secured Obligations” means, collectively, the Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each coagent or sub-agent appointed by the Administrative Agent from time to time, each Indemnified Party, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Documents” means the collective reference to the Collateral Agreement, the Mortgages, the Pledge Agreements, the Deposit Account Control Agreements, and each other agreement or writing pursuant to which any Loan Party pledges or grants a security interest in any property or assets securing the Secured Obligations.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified Derivatives Contract” has the meaning given to such term in the First Lien Credit Agreement.

“Specified Derivatives Obligations” has the meaning given to such term in the First Lien Credit Agreement.

“Subsidiary” means, for any Person, any corporation, partnership or other entity (other than a condominium association) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substantial Amount” means, at the time of determination thereof, an amount in excess of 30.0% of total consolidated assets (exclusive of depreciation) at such time of the Parent and its Subsidiaries determined on a consolidated basis.

“Super Majority Lenders” means, as of any date, Lenders having more than 66 2/3% of the aggregate amount of outstanding Term Loans of all Lenders; provided that at all times when two (2) or more Lenders are party to this Agreement, the term “Super Majority Lenders” shall in no event mean less than two (2) Lenders.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Lease” means any Lease entered into for seasonal or temporary uses, carts, kiosks, directory and other advertising or marketing agreements with a term of 1 year or less that cannot be automatically extended at the option of the tenant party thereto.

“Term Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.2.

“Term Loan Commitment” means, as to each Lender, such Lender’s obligation to make Term Loans on the Effective Date pursuant to Section 2.2, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I.

“Term Loan Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (i) the aggregate unpaid principal amount of such Lender’s Term Loans to (ii) the aggregate unpaid principal amount of all Term Loans.

“Term Loan Maturity Date” means the Initial Maturity Date, or, if such date has been extended pursuant to Section 2.15, such later date to which the Term Loan Maturity Date has been extended pursuant to Section 2.15.

“Term Note” has the meaning given that term in Section 2.13(a).

“Term SOFR” means,

(a) for any calculation with respect to any SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Date, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.50%, then Term SOFR shall be deemed to be 0.50%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Titled Agent” has the meaning given that term in Section 11.9.

“Topic 805” means Topic 805 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Topic 810” means Topic 810 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Topic 815” means Topic 815 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Tower Lease” means any Lease entered into for a wireless communication, broadcast or other transmission tower.

“Trust Agreement” means that certain Pennsylvania Real Estate Investment Trust Agreement, as amended and restated as of December 16, 1997, among the trustees a party thereto, as in effect on the Effective Date and as the same may be further amended or modified from time to time as permitted hereunder.

“Type” with respect to any Term Loan, or any portion thereof, refers to whether such Loan or portion is a ~~LIBOR~~SOFR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person directly or indirectly holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated in accordance with GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10(g)(ii)(B)(III).

“Valley View Property” means the Property located in La Crosse, Wisconsin, and commonly known as the Valley View Mall.

“Variable Interest Entities” means those Persons who (a) are neither Guarantors or Subsidiaries of the Parent and (b) who are consolidated with the Parent in the financial statements of the Parent solely by reason of the application of Topic 810.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) of which are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. In the case of the Parent, the term “Wholly Owned Subsidiary” shall also include PREIT. With respect to clause (b) of the term “Excluded Subsidiary”, the term “Wholly Owned Subsidiary” shall include any Subsidiary of a Person, (a) of which such Person owns or controls, directly or indirectly through one or more other Subsidiaries, substantially all of the Equity Interests and (b) over which such Person possesses sufficient control to warrant treating such Subsidiary as if it were a Wholly Owned Subsidiary.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Woodland Anchor Parcel” means the parcel of real property located at the Woodland Mall Property and more particularly described on Schedule 1.1(D).

“Woodland Mall Property” means the Property commonly known as the “Woodland Mall Property” and more particularly described on Schedule 1.1(D).

“Woodland Mall Secured Loan” has the meaning given to such term in Section 4.2(c)(iii).

“Woodland Mall Secured Loan Modification” means an amendment, modification, Refinancing, forbearance or restructuring of the Woodland Mall Secured Loan and/or the related Guarantee on terms consistent with the Woodland Mall Term Sheet, including the terms described in Section 4.2(c)(iii).

“Woodland Mall Secured Loan Modification Documents” means the documents entered into pursuant to the terms of the Woodland Mall Secured Loan Modification.

“Woodland Mall Secured Loan Modification Obligations” means the obligations of the Borrower or any Subsidiary under the Woodland Mall Secured Loan Modification Documents.

“Woodland Mall Term Sheet” means the Summary of Terms and Conditions, dated as of December 10, 2020, and the alternative transaction provided for in that certain letter dated December 10, 2020 re Restructuring of PR Woodland Loan from U.S. Bank National Association and Associated Bank, National Association to PR Woodland Limited Partnership and PREIT Associates, L.P., each as delivered to the Administrative Agent prior to the Effective Date.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 General; References to Times.

Unless otherwise indicated (other than in the definition of the term “GAAP”), all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other financial accounting standard promulgated by the Financial Accounting Standards Board having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, any other Borrower or any other Subsidiary at “fair value”, as defined therein. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include, unless otherwise indicated, all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean, unless otherwise indicated, such document, instrument or agreement, or replacement thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. References in this Agreement to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Central time. Certifications as to the matters contained in any certificate delivered by an officer of a Borrower to any or all of the Administrative Agent and the Lenders under the terms of this Agreement or any other Loan Document are made in such officer’s capacity as an officer of such Borrower and not in such officer’s individual capacity. With respect to any capitalized term that is as defined in the First Lien Credit Agreement, any of the other First Lien Documents or the Intercreditor Agreement, such terms shall have the respective meanings ascribed to them in such First Lien Credit Agreement, such other First Lien Documents or the Intercreditor Agreement, as applicable, from time to time, provided, however, that from and after the First Lien Termination Date, all such capitalized terms shall refer to the definitions in effect in the First Lien Credit Agreement, the other First Lien Documents or the Intercreditor Agreement, as applicable, immediately prior to the First Lien Termination Date, or if the Indebtedness under the First Lien Documents has been Refinanced, to such corollary definitions in the facility documentation evidencing such Refinancing Indebtedness as reasonably agreed to by the Administrative Agent.

Section 1.3 Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “~~LIBOR~~Term SOFR”, or any Benchmark Replacement.

Section 1.4 Divisions.

For all purposes under the Loan Documents, in connection with any division or Plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

CREDIT FACILITIES

Section 2.1 Intentionally Omitted.

Section 2.2 Term Loans.

(a) Making of Term Loans. Subject to the terms and conditions hereof, on the Effective Date, each Lender severally and not jointly agrees to make a Term Loan denominated in Dollars to the Borrower in the aggregate principal amount equal to the amount of such Lender’s Term Loan Commitment by an exchange of its Existing Term Loans and Existing Revolver/Term Loans in accordance with Section 2.2(c) below. Upon such exchange, the Term Loan Commitment of such Lender shall terminate.

(b) Requests for Term Loans. Not later than 11:00 a.m. Central time at least 3 Business Days prior to the anticipated Effective Date, the Borrower shall give the Administrative Agent notice requesting that the Lenders make the Term Loans on the Effective Date and specifying the aggregate principal amount of Term Loans to be borrowed and the Type of the Term Loans. Such notice shall be irrevocable once given and binding on the Borrower. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender.

(c) Exchange of Term Loans. On the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 6.1 and Section 6.2 hereof, pursuant to the terms of the Prepackaged Plan Confirmation Order, each Lender shall be deemed to have exchanged on a dollar-for-dollar basis, pro rata among all Lenders, Existing Term Loans and Existing Revolver/Term Loans into the Term Loans to be made by each Lender hereunder. The Borrower may not reborrow any portion of the Term Loans once repaid or prepaid.

Section 2.3 Intentionally Omitted.

Section 2.4 Intentionally Omitted.

Section 2.5 Intentionally Omitted.

Section 2.6 Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender, for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and

(ii) during such periods as such Loan is a ~~LIBOR~~SOFR Loan, at ~~LIBOR~~Adjusted Term SOFR for such Loan for the Interest Period therefor (from the first day to, but excluding, the last day of such Interest Period), plus the Applicable Margin for ~~LIBOR~~SOFR Loans.

Notwithstanding the foregoing, during the continuance of an Event of Default specified in Section 10.1(a), Section 10.1(e) or Section 10.1(f), or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 10.2, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of each Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be due and payable (i) monthly in arrears on the 10th day of each month, commencing on January 10, 2021 and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Each payment of interest hereunder shall be made, (x) prior to the Discharge of Senior Debt Obligations, in kind by adding the amount of such interest payment to the then outstanding principal amount of the Loans on the date of such interest payment and (y) from and after the Discharge of Senior Debt Obligations, in cash. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Requisite Lenders will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that any such Benchmark Replacement Conforming Changes shall be administratively feasible for the Administrative Agent in its sole discretion. In addition, the Administrative Agent shall not be bound to comply with, acknowledge or consent to any Benchmark Replacement Conforming Changes or any other amendment to this Agreement or any Loan Document that would affect its rights, duties, privileges, protections, obligations or liabilities, or in such Administrative Agent’s reasonable judgment, otherwise adversely affect it. The Requisite Lenders will promptly notify the Borrower, the Administrative Agent and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.7 Number of Interest Periods.

There may be no more than one (1) different Interest Periods for ~~LIBOR~~SOFR Loans outstanding at the same time.

Section 2.8 Repayment of Loans.

(a) Intentionally Omitted.

(b) Term Loans. The Borrower promises to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Loans on the Term Loan Maturity Date.

Section 2.9 Late Charges.

If any payment required by the Borrower under this Agreement is not paid within 10 days after it becomes due and payable, the Requisite Lenders may, by notice to the Borrower, require that the Borrower pay a late charge for late payment to compensate the Lenders for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed four percent (4.0%) of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 10.2, this Section shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Lenders’ right to accelerate payment of any of the Obligations as permitted under the terms of this Agreement.

Section 2.10 Prepayments.

(a) Optional Prepayments. Subject to Section 5.4 and the terms of the Intercreditor Agreement, from and after the First Lien Termination Date, the Borrower may prepay any Loan, in whole or part, at any time without premium or penalty. The Borrower shall give the Administrative Agent at least three (3) U.S. Government Securities Business Days’ prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans by the Borrower shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Notwithstanding anything to the contrary contained herein, the Borrower shall not make any prepayment of principal Indebtedness hereunder until the First Lien Termination Date.

(b) Mandatory Prepayments. Subject to the terms of the Intercreditor Agreement, from and after the First Lien Termination Date, the Borrower shall make each of the mandatory prepayments set forth in the following clauses (ii) through (vii) of this Section 2.10(b), in each case, unless otherwise required herein, in the manner set forth in clause (viii) of this Section 2.10(b).

(i) Intentionally Omitted.

(ii) Debt Issuances. Subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (viii) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor, from any Debt Issuance (including any Debt Issuance incurred pursuant to Section 9.14(g) (only to the extent Net Cash Proceeds are received by the Borrower or any Guarantor in connection with a Refinancing permitted pursuant to Section 9.14(g)), Section 9.14(h) (only with respect to Net Cash Proceeds received by the Borrower or any Guarantor for voluntary termination of a Derivatives Contracts permitted pursuant to Section 9.14(h)) and Section 9.14(o), but excluding any other Debt Issuance permitted under Section 9.14) by a Loan Party. Such prepayment shall be made within three (3) Business Days after the date such Person receives the Net Cash Proceeds from any such Debt Issuance.

(iii) Equity Issuances. Subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (viii) below in an amount equal to fifty percent (50%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from any Equity Issuance (other than an Excluded Equity Issuance where the Net Cash Proceeds received thereunder are less than $50,000) by a Loan Party. Notwithstanding the foregoing, subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, but with respect to the remaining fifty percent (50%) of Net Cash Proceeds, the Borrower or the Guarantor which receives such Net Cash Proceeds shall either (x) make a principal prepayment of the Loans with such Net Cash Proceeds or (y) deposit such Net Cash Proceeds into the Designated Collateral Proceeds Account. Such prepayment (or deposit) shall be made within three (3) Business Days after the date such Person receives the Net Cash Proceeds from any such Equity Issuance.

(iv) Asset Dispositions.

(A) Subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (viii) below in amounts equal to seventy percent (70%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from any Asset Disposition by a Loan Party other than an Asset Disposition of all or any portion of a Borrowing Base Property. Notwithstanding the foregoing, subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, but with respect to the remaining thirty percent (30%) of Net Cash Proceeds, the Borrower or the Guarantor which receives such Net Cash Proceeds shall either (x) make a principal prepayment of the Loans with such Net Cash Proceeds or (y) deposit such Net Cash Proceeds into the Designated Collateral Proceeds Account.

(B) Subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, in connection with an Asset Disposition of all or any portion of a Borrowing Base Property in accordance with Section 4.2, the Borrower shall make a mandatory principal prepayment of the Loans in the manner set forth in clause (viii) below in the amounts required to be repaid with respect to such Borrowing Base Property under Section 4.2(c).

(C) Any such prepayments (or deposits) under subclause (A) or (B) above shall be made within three (3) Business Days after the date such Person receives the Net Cash Proceeds from any such Asset Disposition.

(v) Insurance and Condemnation Events.

(A) Non-Borrowing Base Properties.

(1) Subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (viii) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from any Insurance and Condemnation Event with respect to Collateral that is not a Borrowing Base Property. Such prepayments shall be made within three (3) Business Days after the date such Person receives the Net Cash Proceeds from any such Insurance and Condemnation Event; provided that, so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 2.10(b)(v) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with clause (2) below.

(2) Subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, with respect to any Net Cash Proceeds received by the Borrower or any Guarantor from any Insurance and Condemnation Event with respect to Collateral that is not a Borrowing Base Property, at the option of the Borrower, the Loan Parties may reinvest all or any portion of such Net Cash Proceeds for reconstruction of such Property within twelve (12) months following receipt of such Net Cash Proceeds; provided that (x) if any Net Cash Proceeds are not so reinvested within twelve (12) months following receipt of such Net Cash Proceeds, or (y) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, in either case an amount equal to any such Net Cash Proceeds shall be applied to the prepayment of the Loans as set forth in this Section 2.10(b) within three (3) Business Days thereafter.

(B) Borrowing Base Properties.

(1) Subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, with respect to any Net Cash Proceeds realized or received with respect to any Insurance and Condemnation Event at a Borrowing Base Property, the Net Cash Proceeds shall at the request of Administrative Agent, be paid directly to Administrative Agent, and provided that:

(I) if the Net Cash Proceeds are less than $1,000,000 and there is no Event of Default that remains unwaived or uncured, the Administrative Agent shall release such Net Cash Proceeds to the Borrower and/or the applicable Guarantor to be used for repair or restoration of the applicable Borrowing Base Property;

(II) if the Net Cash Proceeds are in an amount from $1,000,000 up to $4,000,000 and there is no Event of Default that remains unwaived or uncured, the Administrative Agent shall permit such Net Cash Proceeds held by the Administrative Agent to be released to the Borrower or the applicable Guarantor to be used for repair or restoration but may condition such application upon the following conditions: (A) the restoration or repair will return the Borrowing Base Property to substantially the same condition as existed prior to the casualty or condemnation, (B) the Net Cash Proceeds available therefrom (plus additional funds as may be required to be deposited by the Borrower with the Administrative Agent) will be sufficient to complete the required repair or restoration, and (C) the restoration or repair is capable of being completed by the date which is sixty (60) days prior to the then current Term Loan Maturity Date; and (III) if the Net Cash Proceeds exceed $4,000,000, the Administrative Agent may permit insurance or condemnation proceeds held by the Administrative Agent to be released to the Borrower or the applicable Guarantor to be used for repair or restoration (provided, that if the Administrative Agent has elected not to release such proceeds to the Borrower, then 100% of the Net Cash Proceeds shall be applied as a principal prepayment of the Loans in the manner set forth in clause (viii) below) upon the following conditions: (A) the deposit with the Administrative Agent of such additional funds which the

Administrative Agent determines are needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (B) the establishment of an arrangement for lien releases and disbursement of funds acceptable to the Administrative Agent (the arrangement contained in this Agreement for disbursing Loan funds shall be deemed reasonable with respect to disbursement of Net Cash Proceeds); (C) the delivery to the Administrative Agent of plans and specifications for the work, a contract for the work signed by a contractor reasonably acceptable to the Administrative Agent and a cost breakdown for the work, all of which shall be reasonably acceptable to the Administrative Agent; (D) the delivery to the Administrative Agent of evidence acceptable to the Administrative Agent in its reasonable determination (aa) that after completion of the work the income from the Borrowing Base Property will be sufficient to pay all expenses of the Borrowing Base Property; (bb) of the continuation of Leases or execution of new Leases for not less than seventy percent (70%) of the net rentable area covered by Leases immediately prior to the casualty; and (cc) that upon completion of the work, the size, capacity and total value of the Borrowing Base Property will be at least as great as it was before the damage or condemnation occurred, and (E) there is no Event of Default that remains unwaived or uncured. The Borrower hereby acknowledges that the conditions described above are reasonable, and, if such conditions have not been satisfied within one hundred fifty (150) days of receipt by the Administrative Agent of such insurance or condemnation proceeds, then Administrative Agent may apply such Net Cash Proceeds in accordance with clause (viii) below.

(2) The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by the Borrower and each Guarantor to the Administrative Agent and, at the request of Administrative Agent, shall be paid directly to Administrative Agent: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, any Borrowing Base Property or Collateral; (ii) all proceeds of any insurance policies (whether or not expressly required by the Administrative Agent to be maintained by the Borrower or any Subsidiary, including, but not limited to, earthquake insurance and terrorism insurance, if any) payable by reason of loss sustained to all or any part of any Borrowing Base Property or Collateral; and (iii) all interest which may accrue on any of the foregoing. Subject to applicable law, the Administrative Agent may at its reasonable discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and shall apply the remainder in accordance with clause (1) above. After the First Lien Termination Date, the Administrative Agent may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to the Administrative Agent; provided, however, in no event shall the Administrative Agent be responsible for any failure to collect any claim or award unless caused by the malfeasance or nonfeasance by Administrative Agent or its employees or agents.

(vi) Other Mandatory Prepayment Events. Subject to the first sentence of Section 2.10(b), above, and Section 2.10(b)(x), below, the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (viii) below (A) in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from a Subsidiary that is not a Loan Party or a joint venture in connection with a Non-Guarantor Prepayment Event that constitutes a Debt Issuance by such Subsidiary or joint venture, (B) in an amount equal to fifty percent (50%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from a Subsidiary that is not a Loan Party or a joint venture in connection with a Non-Guarantor Prepayment Event that constitutes an Equity Issuance by such Subsidiary or joint venture (other than an Excluded Equity Issuance where the Net Cash Proceeds received thereunder are less than $50,000), (C) in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from a Subsidiary that is not a Loan Party or a joint venture in connection with a Non-Guarantor Prepayment Event that constitutes an Insurance and Condemnation Event by such Subsidiary or joint venture and (D) in an amount equal to seventy percent (70%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from a Subsidiary that is not a Loan Party or a joint venture in connection with a Non-Guarantor Prepayment Event that constitutes Asset Disposition by such Subsidiary or joint venture. Notwithstanding the foregoing, with respect to the Net Cash Proceeds which are not required as a mandatory prepayment of the Loans in the manner set forth in clause (viii), below, other than with respect to an Excluded Equity Issuance where the Net Cash Proceeds received thereunder are less than $50,000, the Borrower or the Guarantor which receives such Net Cash Proceeds shall either (x) make a principal prepayment of the Loans with such Net Cash Proceeds or (y) deposit such Net Cash Proceeds into the Designated Collateral Proceeds Account. Each such prepayment (or deposit) shall be made within three (3) Business Days after the date that the Borrower or a Guarantor receives the Net Cash Proceeds from any such Non-Guarantor Prepayment Event.

(vii) Excess Cash Reserves. If, at any time after the First Lien Termination Date, the Borrower has greater than $40,000,000 of unrestricted cash or Cash Equivalents on its balance sheet for five (5) consecutive days, the Borrower shall immediately pay to Administrative Agent an amount equal to the unrestricted cash and Cash Equivalents on its balance sheet in excess of $40,000,000, to be applied to the outstanding principal balance of the Term Loans until the outstanding principal balance of the Term Loans has been reduced to $0.

(viii) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (ii) through and including (vi) above, the Borrower shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied to repay, on a pro rata basis, the Term Loans until the outstanding principal balance of the Term Loans has been reduced to $0.

(ix) Breakage Costs. If the Borrower is required to pay any outstanding ~~LIBOR~~SOFR Loans by reason of this Section 2.10(b) prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

Notwithstanding the foregoing, the Borrower shall have the right to have the Administrative Agent hold the funds received for the required payment of any such ~~LIBOR~~SOFR Loans in an interest bearing deposit account under the control of the Administrative Agent until the end of the applicable Interest Period when the Administrative Agent shall apply the funds to the payment to such ~~LIBOR~~SOFR Loans, and with respect to any such ~~LIBOR~~SOFR Loans that are at that time paid prior to the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

(x) Excess Net Cash Proceeds After First Lien Termination Date. Notwithstanding anything to the contrary contained herein, but subject to the Intercreditor Agreement, (A) any Net Cash Proceeds which are applied to the First Lien Obligations (or to Cash Collateralize (as defined in the First Lien Credit Agreement) the Letter of Credit Liabilities or the Specified Derivatives Obligations (each as defined in the First Lien Credit Agreement)) or deposited into the First Lien Designated Collateral Proceeds Account in accordance with the First Lien Credit Agreement shall reduce, on a dollar-for-dollar basis, any Net Cash Proceeds that are required to be applied as a principal prepayment of the Loans under this Agreement, and (B) in the event of any application of Net Cash Proceeds under the First Lien Credit Agreement which results in the First Lien Credit Agreement being terminated and the security interest in the Collateral (as defined in the First Lien Credit Agreement) being automatically released in accordance with Section 12.11 of the First Lien Credit Agreement, to the extent there are any excess Net Cash Proceeds remaining which weren’t applied to the First Lien Obligations (or to Cash Collateralize (as defined in the First Lien Credit Agreement) the Letter of Credit Liabilities or the Specified Derivatives Obligations (each as defined in the First Lien Credit Agreement)) but would have been required to have been applied (or so Cash Collateralized) but for the occurrence of the First Lien Termination Date (the “Excess Net Cash Proceeds”), one hundred percent (100%) of such Excess Net Cash Proceeds shall be applied to the Loans in accordance with Section 2.10(b)(viii) hereof.

Section 2.11 Continuation.

So long as no Event of Default exists, the Borrower may on any Business Day, with respect to any ~~LIBOR~~SOFR Loan, elect to maintain such ~~LIBOR~~SOFR Loan or any portion thereof as a ~~LIBOR~~SOFR Loan by selecting a new Interest Period for such ~~LIBOR~~ SOFR Loan or any portion thereof. Each Continuation of ~~LIBOR~~SOFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. (Central time) on the third U.S. Government Securities Business Day prior to the date of any such Continuation. Such notice of a Continuation shall be by telephone (confirmed immediately in writing), facsimile, electronic mail or other similar form of communication, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the ~~LIBOR~~SOFR Loan and portion thereof subject to such Continuation and (c) [intentionally omitted], all of which of the foregoing (a) and (b) shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender by facsimile, or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any ~~LIBOR~~SOFR Loan owing by it in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a ~~LIBOR~~SOFR Loan having an Interest Period of one (1) month; provided, however, that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.12 or the Borrower’s failure to comply with any terms of this Section.

Section 2.12 Conversion.

So long as no Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a ~~LIBOR~~SOFR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such ~~LIBOR~~SOFR Loan. Each Conversion of Base Rate Loans into ~~LIBOR~~SOFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount. Each such Notice of Conversion shall be given not later than 11:00 a.m. (Central time) one (1) U.S. Government Securities Business Day prior to the date of any proposed Conversion into Base Rate Loans and three (3) U.S. Government Securities Business Days prior to the date of any proposed Conversion into ~~LIBOR~~SOFR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender by facsimile, or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing), facsimile, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into, and (e) if such Conversion is into a ~~LIBOR~~SOFR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.13 Notes.

(a) Notes. Except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Term Loan Note, the Term Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note substantially in the form of Exhibit I (each a “Term Loan Note”) payable to the order of such Lender in a principal amount equal to the amount of its Term Loan Commitment, as originally in effect and otherwise duly completed.

(b) Intentionally Omitted.

(c) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents to which it is a party and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8, in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8 shall be controlling.

(d) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.14 Intentionally Omitted.

Section 2.15 Extension of Term Loan Maturity Date.

The Borrower shall have the right, exercisable one time, to extend the Term Loan Maturity Date by one (1) year. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the then current Term Loan Maturity Date, a written request for such extension (the “Extension Request”). The Administrative Agent shall forward to each Lender a copy of the Extension Request received by the Administrative Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Term Loan Maturity Date shall be extended for one (1) year from the then current Term Loan Maturity Date:

(a) on the date of delivery of the Extension Request and on the date that would otherwise be the Term Loan Maturity Date, no Default or Event of Default shall exist;

(b) on the date of delivery of the Extension Request and on the date that would otherwise be the Term Loan Maturity Date, the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)) and except for changes in factual circumstances not prohibited under the Loan Documents;

(c) on the date of delivery of the Extension Request and on the date that would otherwise be the Term Loan Maturity Date, the Liquidity shall be not less than $35,000,000 (including, for the avoidance of doubt and for this test only, unused Revolving Loan Commitments (as defined in the First Lien Credit Agreement) to the extent permitted by the definition of “Liquidity” as if the Revolving Termination Date (as defined in the First Lien Credit Agreement) had been extended);

(d) on the date of delivery of the Extension Request and on the date that would otherwise be the Term Loan Maturity Date, the Debt Yield Ratio (Corporate Debt), as calculated pursuant to this clause (d), shall not be less than 8.0%, provided, that for purposes of calculating the Debt Yield Ratio (Corporate Debt) for this extension condition, (i) Adjusted NOI shall be based on the four (4) fiscal quarters ending on June 30, 2022, and the principal amounts of all Indebtedness included in the denominator of the Debt Yield Ratio (Corporate Debt) shall be determined (A) as of the end of the most recently ended calendar month that ended at least thirty (30) days prior to the delivery date of the Extension Request, and (B) as of October 31, 2022 but excluding any Indebtedness attributable to a Property acquired after June 30, 2022, (ii) with respect to any Property or Parcel disposed of during after June 30, 2022 but prior to the Term Loan Maturity Date, Adjusted NOI and the principal amount of Indebtedness attributable to such Property or Parcel shall be excluded from the calculation of Debt Yield Ratio (Corporate Debt) and (iii) for clarity, with respect to any Property or Parcel acquired after June 30, 2022, Adjusted NOI attributable to such Property or Parcel shall be excluded from the calculation of Debt Yield Ratio (Corporate Debt);

(e) At the Borrower’s sole cost and expense, the Administrative Agent shall have obtained (and shall be required to so obtain) updated Appraisals, which Appraisals shall confirm to the reasonable satisfaction of the Administrative Agent that (a) the sum of, as of the last day of the most recently completed fiscal quarter for which financial statements are required to be delivered pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii), as applicable, (x) the Aggregate Outstanding Balance (as defined in the First Lien Credit Agreement), plus (y) the aggregate principal amount of all outstanding Loans, does not exceed (b) 105% of the Appraised Value of the Borrowing Base Properties, provided, however, that at the Borrower’s election, the Borrower may obtain a second appraisal of each Borrowing Base Property prepared by a nationally recognized appraisal firm in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989 (the “Borrower Appraisals”), and if the “as is” appraised value of any such Borrower Appraisals is higher than the Appraised Value in the Administrative Agent’s Appraisals, the higher appraised value shall be used for purposes of this condition. The valuation date of such Appraisals or Borrower Appraisals shall be within ninety (90) days of the Term Loan Maturity Date;

(f) the Borrower shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Parent certifying in his or her capacity as chief financial officer the matters referred to in the immediately preceding clauses (a), (b), (c), (d) and (e); and

(g) the Borrower shall have paid the applicable Fees payable under Section 3.5(d).

Section 2.16 Intentionally Omitted.

Section 2.17 Joint and Several Liability of the Borrower.

(a) The obligations of each Borrower hereunder and under the other Loan Documents to which any Borrower is a party shall be joint and several, and accordingly, each Borrower confirms that it is liable for the full amount of the Obligations, regardless of whether incurred by such Borrower or another Borrower.

(b) Each Borrower represents and warrants to the Administrative Agent and the Lenders that each Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts.

(c) Neither the Administrative Agent nor any Lender shall be obligated or required before enforcing any Loan Document against a Borrower: (a) to pursue any right or remedy any of them may have against any other Borrower, any Guarantor or any other Person or commence any suit or other proceeding against any other Borrower, any Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any other Borrower, any Guarantor or any other Person; or (c) to make demand of any other Borrower, any Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent or any Lender which may secure any of the Obligations.

(d) It is the intent of each Borrower, the Administrative Agent and the Lenders that in any proceeding of the types described in Section 10.1(e) or Section 10.1(f), a Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code, as amended and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code, as amended, or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder shall be determined in any such proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of a Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder, to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of a Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section that would not otherwise be available to such Person under the Avoidance Provisions.

(e) To the extent that a Borrower shall be required hereunder to pay any portion of the Obligations exceeding the greater of (a) the amount of the value actually received by such Borrower and its Subsidiaries from the Loans and other Obligations and (b) the amount such Borrower would otherwise have paid if such Borrower had paid the aggregate amount of Obligations in the same proportion as such Borrower’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of the Borrower on such date, then such Borrower shall be reimbursed by each other Borrower for the amount of such excess.

(f) Each Borrower assumes all responsibility for being and keeping itself informed of the financial condition of each other Borrower, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty whatsoever to advise any Borrower of information regarding such circumstances or risks.

Section 2.18 Actions of the Borrower.

Each Borrower hereby appoints each other Borrower to act as its agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans). Each Borrower acknowledges and agrees that (i) one Borrower may execute such documents as such Borrower deems appropriate in its sole discretion, and with respect to any such document executed by only one Borrower, each Borrower shall be bound by and obligated by all of the terms of any such document, (ii) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to any Borrower shall be deemed to have been delivered to each Borrower and (iii) the Administrative Agent and the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by each Borrower or any Borrower individually. Each Borrower agrees that any action taken by one Borrower without the consent of, or notice to, any other Borrower shall not release or discharge any Borrower from its obligations hereunder.

Section 2.19 Intentionally Omitted.

Section 2.20 Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders pursuant to the Loan Documents as requested by an authorized representative of PREIT to any of the accounts designated in the Disbursement Instruction Agreement.

ARTICLE III

PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1 Payments.

(a) Payments by the Borrower. Subject to Section 2.6(b) and except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) Subject to Section 10.5, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Administrative Agent fails to pay such amounts to such Lender within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b) Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2 Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) [intentionally omitted]; (b) [intentionally omitted]; (c) the making of Term Loans under Section 2.2(a) shall be made from the Lenders, pro rata according to the amounts of their respective Term Loan Commitments; (d) each payment or prepayment of principal of Term Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them; (e) each payment of interest on Term Loans shall be made for the account of the Lenders, pro rata in accordance with the amounts of interest on such Term Loans then due and payable to the respective Lenders; and (f) the Conversion or Continuation of Term Loans of a particular Type (other than Conversions provided for by Section 5.5) shall be made pro rata among the Lenders, as applicable, according to the amounts of their respective Term Loans, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous. Any payment or prepayment of principal or interest made during the existence of an Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.5.

Section 3.3 Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by any Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2 or Section 10.5, such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2 or Section 10.5, as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4 Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5 Fees.

(a) Loan Fees. On the Effective Date, the Borrower agrees to pay to the Administrative Agent all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent and as have been agreed to in writing by the Borrower and any Lender.

(b) Intentionally Omitted.

(c) Intentionally Omitted.

(d) Extension Fee. If, pursuant to Section 2.15, the Borrower exercises its right to extend the Term Loan Maturity Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to 0.25% of the outstanding principal amount of such Lender’s Term Loans on the effective date of such extension. Such fee shall be due and payable in full on the effective date of such extension.

(e) Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6 Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7 Usury.

In no event shall the amount of interest due or payable on the Loans or the other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and that the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.6(a)(i) and Section 2.6(a)(ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, loan fees, letter of credit fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and under no circumstances shall be deemed to be charges for the use of money. Unless otherwise expressly provided herein, all fees and all charges, other than charges for the use of money, shall be fully earned and nonrefundable when due.

Section 3.8 Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9 Intentionally Omitted.

Section 3.10 Taxes.

(a) Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation or removal as Administrative Agent.

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W- 8BEN or W-8BEN-E, as applicable,; or

(IV) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

BORROWING BASE PROPERTIES

Section 4.1 Borrowing Base Properties.

The Borrowing Base Properties shall be comprised of (i) the Properties identified on Schedule 1.1(B) on the Effective Date, and (ii) any Property which is added as a Borrowing Base Property pursuant to Section 8.17.

Section 4.2 Release of Borrowing Base Properties; Release of Out-Parcels.

(a) Property Releases. From time to time the Borrower may request, upon not less than thirty (30) days prior written notice (or, with respect to the Woodland Anchor Parcel, fifteen (15) days prior written notice) to the Administrative Agent (or, in any case, such shorter period as may be acceptable to the Administrative Agent in its sole discretion), that any Borrowing Base Property be released from the Liens created by the Security Documents applicable thereto upon the disposition thereof on an arms’-length basis (or, solely in the case of the Woodland Anchor

Parcel (and related intellectual property and personal property), concurrently with the closing of the Woodland Mall Secured Loan Modification), which release (a “Property Release”) shall be effective upon the satisfaction of the following conditions:

(i) the Administrative Agent shall have received (x) a certificate signed by a Responsible Officer of the Borrower, certifying as to the matters set forth in subsections (ii)-(viii) of this Section 4.2.(a) that are applicable to such transaction and providing supporting documentation for the covenant compliance described in subsection (v) of this Section 4.2(a), if applicable, (y) with respect to any Property Release for a Borrowing Base Property that is not subject to an Existing Sale Agreement, copies of the sale agreement and (z) other closing documents and instruments reasonably requested by the Administrative Agent in connection with such Property Release, each in form and substance reasonably satisfactory to the Administrative Agent;

(ii) with respect to any Property Release for a Borrowing Base Property which is not subject to an Existing Sale Agreement, no Default or Event of Default shall exist or would exist immediately after giving effect to such Property Release, and with respect to any Property Release for a Borrowing Base Property that is subject to an Existing Sale Agreement, no Event of Default shall exist or would exist immediately after giving effect to such Property Release;

(iii) with respect to any Property Release for a Borrowing Base Property which is subject to an Existing Sale Agreement, the sale or transfer of such Borrowing Base Property is made subject to, and in substantial compliance with, the corresponding Existing Sale Agreement, as such Existing Sale Agreement may be amended in compliance with Section 8.18;

(iv) if such Property Release is for a Required Borrowing Base Property occurring after the First Lien Termination Date, the Borrower shall have received the prior written consent of the Super Majority Lenders, in their sole and absolute discretion;

(v) the Borrower and the Guarantors shall be in compliance with the covenants contained in Section 9.1, on a pro forma basis both immediately prior to and after giving effect to such Property Release;

(vi) with respect to any Property Release for a Borrowing Base Property which is not subject to an Existing Sale Agreement, the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such Property Release with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)) and except for changes in factual circumstances not prohibited under the Loan Documents;

(vii) [intentionally omitted];

(viii) the Borrower shall have paid the costs of preparing and recording the releases or reconveyances of the Mortgages, UCC-3 terminations, the Administrative Agent’s reasonable attorneys’ fees and costs, any survey charges and costs, all title premiums and costs, documentary stamps incurred in connection with the release or conveyance of the Mortgage (if any), and all other reasonable costs, fees, and expenses incurred by the Administrative Agent in connection with the requested release or reconveyance of the Mortgage; and (ix) the Borrower shall have made (or shall make substantially concurrently with the release of such Property) (A) a principal prepayment of the First Lien Loans as required under the First Lien Credit Agreement, and (B) from and after the First Lien Termination Date, a principal prepayment of the Loans in the amount set forth in, and the manner required by, Section 4.2(c).

(b) Parcel Releases. From time to time the Borrower may request, upon not less than thirty (30) days prior written notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion), that any existing or future out-parcel, existing or future pad or portion of a Borrowing Base Property subdivided now or in the future from the remainder of the Borrower Base Property (a “Parcel”) (it being acknowledged that the Borrower and Guarantors shall have the right to subdivide portions of the Borrowing Base Properties to create additional Parcels in accordance with Section 8.23) be released from the Liens created by the Security Documents applicable thereto upon the disposition thereof on an arms’- length basis, which release (a “Parcel Release”) shall be effective upon the satisfaction of the following conditions:

(i) the Administrative Agent shall have received (x) a certificate signed by a Responsible Officer of the Borrower, certifying as to the matters set forth in subsections (ii)-(xi) of this Section 4.2(b) that are applicable to such transaction and providing supporting documentation for the covenant compliance described in subsection (iv) of this Section 4.2(b), if applicable, (y) with respect to any Parcel Release for a Parcel that is not subject to an Existing Sale Agreement, copies of the sale agreement, and (z) any other documents and instruments reasonably requested by the Administrative Agent in connection with such Parcel Release, each in form and substance reasonably satisfactory to the Administrative Agent;

(ii) with respect to any Parcel Release for a Parcel that is not subject to an Existing Sale Agreement, no Default or Event of Default shall exist or would exist immediately after giving effect to such Parcel Release, and with respect to any Parcel Release for a Parcel that is subject to an Existing Sale Agreement, no Event of Default shall exist or would exist immediately after giving effect to such Parcel Release;

(iii) with respect to any Parcel Release for a Parcel that is not subject to an Existing Sale Agreement, if such Parcel Release is for an Income Producing Parcel and is occurring after the First Lien Termination Date, the Borrower shall have received the prior written consent of the Requisite Lenders, in their sole and absolute discretion;

(iv) the Borrower and the Guarantors shall be in compliance with the covenants contained in Section 9.1, on a pro forma basis both immediately prior to and after giving effect to such Parcel Release;

(v) with respect to any Parcel Release for a Parcel that is not subject to an Existing Sale Agreement, the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such Parcel Release with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)) and except for changes in factual circumstances not prohibited under the Loan Documents;

(vi) with respect to a Parcel subject to an Existing Sale Agreement, the sale or transfer of such Parcel is made subject to, and in substantial compliance with, the corresponding Existing Sale Agreement, as amended in compliance with Section 8.18;

(vii) following the consummation of the Parcel Release, the released Parcel shall not be (A) wholly owned by the Borrower or (B) owned by a wholly owned Affiliate of the Borrower;

(viii) the Borrower shall deliver to the Administrative Agent evidence reasonably acceptable to Administrative Agent that, immediately after giving effect to the Parcel Release, the remaining portion of the Borrowing Base Property encumbered by the Lien of the Security Documents (the “Remaining Property”) complies in all material respects with all applicable zoning, land use and subdivision laws, statutes, ordinances, rules, regulations, or requirements of any Governmental Authority having jurisdiction over the Remaining Property, including, but not limited to, compliance with any applicable setback or parking requirements.

(ix) if such endorsement(s) are available in the applicable state, the Borrower shall provide the Administrative Agent with one or more endorsements to its Lender’s Policy of Title Insurance with respect to such Borrowing Base Property in form and substance reasonably satisfactory to Administrative Agent which: (i) affirmatively evidences the continued validity of the Administrative Agent’s Lien position (subject only to Permitted Priority Liens) created by the Mortgage through the date of recordation of the release of the Parcel; (ii) insures that the Lien created by the applicable Mortgage remains a valid Lien (subject to Permitted Priority Liens) on the Remaining Property; (iii) insures that the Remaining Property complies with all applicable subdivision laws; and (iv) includes a separate tax parcel endorsement as to the Remaining Property;

(x) the Borrower shall deliver to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that immediately after giving effect to the Parcel Release, the continued access, usage and operation of the Remaining Property will not be materially impaired by the Parcel Release;

(xi) [intentionally omitted];

(xii) the Borrower shall have paid the costs of preparing and recording partial releases or reconveyances of the applicable Mortgage, UCC-3 partial releases or amendments, the Administrative Agent’s reasonable attorneys’ fees and costs, if applicable, any survey charges and costs, if applicable, all title premiums and costs, documentary stamps incurred in connection with the Parcel Release (if any), and all other reasonable costs, fees, and expenses incurred by the Administrative Agent in connection with the requested Parcel Release; and (xiii) the Borrower shall have made (or shall make substantially concurrently with the release of such Parcel) (A) a principal prepayment of the First Lien Loans as required under the First Lien Credit Agreement, and (B) from and after the First Lien Termination Date, a principal prepayment of the Loans in the amount set forth in, and the manner required by, Section 4.2(c).

(c) Required Release Price. Subject to the terms of the Intercreditor Agreement and from and after the First Lien Termination Date, as a condition to the effectiveness of any Property Release in accordance with Section 4.2(a) or any Parcel Release in accordance with Section 4.2(b), the Borrower shall prepay the Loans in accordance with the following procedures:

(i) Income Producing.

(A) Borrowing Base Properties. Subject to the first sentence of this Section 4.2(c), above, and clause (iv), below, if the Property subject to the Property Release is all or substantially all of a Borrowing Base Property, the Borrower shall make a principal prepayment of the Loans equal to the greater of (A) 110% of the Closing Date Appraised Value for such Borrowing Base Property, as reduced by any prepayment made by Borrower in connection with the release of any Parcel from such Borrowing Base Property, and (B) 100% of the Net Cash Proceeds received by the Borrower or any Guarantor from the sale of such Borrowing Base Property.

(B) Income Producing Parcels. Subject to the first sentence of this Section 4.2(c), above, and clause (iv), below, if the Parcel subject to the Parcel Release is an Income Producing Parcel, the Borrower shall make a principal prepayment of the Loans equal to 100% of the Net Cash Proceeds received by the Borrower or any Guarantor from the sale of such Income Producing Parcel.

(ii) Non-Income Producing. Subject to the first sentence of this Section 4.2(c), above, and clause (iv), below, if the Parcel subject to the Parcel Release is a Non-Income Producing Parcel, the Borrower shall (1) make a principal prepayment of the Loans in an amount equal to seventy percent (70%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from the sale of such Non-Income Producing Parcel and (2) with respect to the remaining thirty percent (30%) of the aggregate Net Cash Proceeds from the sale of such Non-Income Producing Parcel, either (x) make a principal prepayment of the Loans with such Net Cash Proceeds or (y) deposit such Net Cash Proceeds in a blocked and restricted collateral account established and maintained with the Administrative Agent in the name of the Borrower and under the sole dominion and control of the Administrative Agent (the “Designated Collateral Proceeds Account”, and the funds on deposit therein being referred to as the “Designated Collateral Proceeds”).

(iii) Woodland Anchor Parcel. In the case of the Woodland Anchor Parcel only, such parcel, and related intellectual property and personal property, shall be released for no consideration in order to permit the encumbrance of such parcel in connection with and to facilitate a Refinancing or forbearance of the Indebtedness secured by the Woodland Mall (the “Woodland Mall Secured Loan”), but only so long as, unless otherwise agreed to by the Requisite Lenders, (A) either (x) in the case of a Refinancing, such Refinancing includes an extension of the maturity date of the Woodland Mall Secured Loan of not less than one (1) year from the Effective Date, with the option to extend the Woodland Mall Secured Loan for one (1) additional year (which option may be subject to the satisfaction of conditions regarding financial performance and absence of default consistent with the applicable Woodland Mall Term Sheet) or (y) in the case of a forbearance on the Woodland Mall Secured Loan, such forbearance is for a period of not less than one (1) year from the Effective Date, (B) such Refinancing or forbearance includes (and in the case of a forbearance the applicable forbearance agreement provides that the conditions set forth in this clause (B) shall remain effective without regard to the continued effectiveness of the forbearance agreement’s other terms) the reduction of repayment recourse to any Borrower or Guarantors (including a reduction of any payment guaranties previously provided in connection therewith), such that the principal amount subject to such repayment recourse is not greater than $10,000,000, and so long as the lenders thereunder agree that no claim can be brought to recover on such recourse obligations until the earlier of (x) a subsequent bankruptcy filing by Borrower or an involuntary proceeding commenced against the Borrower, or (y) the second anniversary of the Effective Date, and (C) such Refinancing or forbearance is otherwise consistent with the applicable Woodland Mall Term Sheet.

(iv) Manner of Payment. Each prepayment of the Loans under this Section 4.2(c) shall be applied in accordance with Section 2.10(b)(viii). Notwithstanding anything to the contrary contained herein, each prepayment of the Loan required under this Section 4.2(c) (A) shall only be required from and after the First Lien Termination Date, and (B) in the event of a prepayment under this Section 4.2(c) on the First Lien Termination Date, to the extent the amount required to be prepaid hereunder exceeds the amount applied to the First Lien Obligations (or to Cash Collateralize the Letter of Credit Liabilities or the Specified Derivatives Obligations (each as defined in the First Lien Credit Agreement))(the “Excess Prepayment Amount”), the amount required to be prepaid hereunder shall be limited to one hundred percent (100%) of such Excess Prepayment Amount. For the avoidance of doubt, any amounts required to be prepaid (or deposited into the First Lien Designated Collateral Proceeds Account) under the First Lien Credit Agreement in connection with a Property Release or Parcel Release shall reduce, on a dollar-for-dollar basis, the amounts required to be prepaid under this Agreement in order to effectuate such Parcel Release or Property Release, as applicable.

(d) Releases Upon First Lien Release. Notwithstanding anything to the contrary set forth in this Agreement, subject to the terms of the Intercreditor Agreement, if any Borrowing Base Property or any Parcel is released from the Liens created by the First Lien Documents pursuant to Section 4.2 of the First Lien Credit Agreement (and, for clarity, not in connection with the repayment in full of the First Lien Obligations), such Borrowing Base Property or Parcel shall be released from the Liens created by the Security Documents simultaneously therewith, without regard to satisfaction of the conditions set forth in this Section 4.2 (other than the conditions set forth in Sections 4.2(a)(ix), 4.2(b)(xiii) and 4.2(c), which shall remain in effect).

Section 4.3 Designated Collateral Proceeds Account.

(a) Promptly following the Borrower’s written request therefor, Administrative Agent shall disburse any Designated Collateral Proceeds from the Designated Collateral Proceeds Account, subject to the same terms and conditions applicable to a disbursement of Loans under Section 6.2, provided, however, that such Designated Collateral Proceeds may only be used by the Borrower in a manner consistent with the Approved Annual Business Plan.

(b) The Borrower grants to the Administrative Agent a security interest in the Designated Collateral Proceeds Account and all deposits at any time contained therein and the proceeds thereof and will take all actions reasonably necessary to maintain in favor of Administrative Agent a perfected security interest in the Designated Collateral Proceeds Account. Once established, the Borrower may not in any way alter or modify the Designated Collateral Proceeds Account. Subject to the terms of this Agreement, the Administrative Agent will have the sole right to make withdrawals from the Designated Collateral Proceeds Account and all costs and expenses for establishing and maintaining the Designated Collateral Proceeds Account will be paid by Borrower.

(c) All funds on deposit in the Designated Collateral Proceeds Account shall be held by the Administrative Agent as additional Collateral for the Obligations, and following the occurrence and during the continuance of an Event of Default, may be applied by the Administrative Agent in accordance with the terms hereof.

The Borrower acknowledges and agrees that any deposits made into the Designated Collateral Proceeds Account in accordance with the First Lien Credit Agreement shall be subject to, and disbursed in accordance with, the provisions of this Agreement.

Section 4.4 Continuity of Liens.

(a) Except as set forth in this Article IV, prior to the termination of this Agreement and the release of the Collateral in accordance with Section 12.11, no Borrowing Base Property shall be released from the Liens created by the Security Documents applicable thereto.

ARTICLE V

YIELD PROTECTION, ETC.

Section 5.1 Additional Costs; Capital Adequacy.

(a) Capital Adequacy. If any Lender reasonably determines that any Regulatory Change, compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s Commitment or its making or maintaining Loans below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital adequacy or liquidity), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

(b) Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any ~~LIBOR~~SOFR Loans or its obligation to make any ~~LIBOR~~SOFR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such ~~LIBOR~~SOFR Loans or such obligation or the maintenance by such Lender of capital in respect of its ~~LIBOR~~SOFR Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such ~~LIBOR~~SOFR Loans or its Commitment (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (excluding Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on ~~LIBOR~~SOFR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including without limitation, the Commitment of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c) Lender’s Suspension of ~~LIBOR~~SOFR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on ~~LIBOR~~SOFR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes ~~LIBOR~~SOFR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, ~~LIBOR~~SOFR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5 shall apply).

(d) Intentionally Omitted.

(e) Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender, as the case may be, to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender, to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis and in good faith.

Section 5.2 ~~Suspension of LIBOR Loans; Alternative Rate of Interest~~Inability to Determine Rates.

~~Anything herein to the contrary notwithstanding~~Subject to the provisions set forth in Exhibit N, if, on or prior to the ~~determination of LIBOR for~~first day of any Interest Period for any SOFR Loan:

(a) the Administrative Agent ~~shall reasonably determine~~determines (which determination shall be conclusive and binding absent manifest error) that ~~reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period;~~“Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Requisite Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Requisite Lenders have provided notice of such determination to the Administrative Agent ~~reasonably determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or~~,

~~(c) the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period; then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be~~

~~under no obligation to, and shall not, make additional or maintain LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.~~

then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Requisite Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.10(b)(ix). Subject to the provisions set forth in Exhibit N, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 5.3 Illegality.

~~Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5 shall be applicable).~~

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.4.

Section 5.4 Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient to compensate such Lender for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a ~~LIBOR~~SOFR Loan, or Conversion of a ~~LIBOR~~SOFR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI to be satisfied) to borrow a ~~LIBOR~~SOFR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a ~~LIBOR~~SOFR Loan or Continue a ~~LIBOR~~SOFR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a ~~LIBOR~~SOFR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such ~~LIBOR~~SOFR Loan for the remainder of the Interest Period at the rate applicable to such ~~LIBOR~~SOFR Loan, less (ii) the amount of interest that would accrue on the same ~~LIBOR~~SOFR Loan for the same period if ~~LIBOR~~SOFR were set on the date on which such ~~LIBOR~~SOFR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such ~~LIBOR~~SOFR Loan, as applicable, calculating present value by using as a discount rate ~~LIBOR~~SOFR quoted on such date plus the Applicable Margin. Upon the Borrower’s request (made through the Administrative Agent), any Lender seeking compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 5.5 Treatment of Affected Loans.

(a) If the obligation of any Lender to make ~~LIBOR~~SOFR Loans or to Continue, or to Convert Base Rate Loans into, ~~LIBOR~~SOFR Loans shall be suspended pursuant to Section 5.1(c) or Section 5.3 then such Lender’s ~~LIBOR~~SOFR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for ~~LIBOR~~SOFR Loans (or, in the case of a Conversion required by Section 5.1(c) or Section 5.3 on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1(c) or Section 5.3 that gave rise to such Conversion no longer exist:

(i) to the extent that such Lender’s ~~LIBOR~~SOFR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~LIBOR~~SOFR Loans shall be applied instead to its Base Rate Loans; and (ii) all Loans that would otherwise be made or Continued by such Lender as ~~LIBOR~~SOFR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into ~~LIBOR~~SOFR Loans shall remain as Base Rate Loans.

(b) If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1(c) or Section 5.3 that gave rise to the Conversion of such Lender’s ~~LIBOR~~SOFR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~LIBOR~~SOFR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~LIBOR~~SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding ~~LIBOR~~SOFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with the respective unpaid principal amount of the Loans held by each of the Lenders.

Section 5.6 Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10 or Section 5.1, and the Requisite Lenders are not also doing the same, (b) the obligation of a Lender to make ~~LIBOR~~SOFR Loans or to Continue, or to Convert Base Rate Loans into ~~LIBOR~~SOFR Loans shall be suspended pursuant to Section 5.1(c) or Section 5.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender is a Non-Consenting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitments and all of its outstanding Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(b) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees and other amounts owing to the Affected Lender under the Loan Documents. Each of the Administrative Agent, the Borrower and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such

Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.10 or Section 5.1. No assignment resulting from a Lender being a Non-Consenting Lender shall be permitted unless the applicable assignee Lender shall have consented to the applicable amendment, waiver or consent.

Section 5.7 Assumptions Concerning Funding of ~~LIBOR~~SOFR Loans.

Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded ~~LIBOR~~SOFR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such ~~LIBOR~~SOFR Loans in an amount equal to the amount of the ~~LIBOR~~SOFR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its ~~LIBOR~~SOFR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.

Section 5.8 Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.10, Section 5.1 or Section 5.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Initial Conditions Precedent.

The effectiveness of this Agreement and the obligation of the Administrative Agent and the Lenders to effect or permit the occurrence of the first Credit Event hereunder are subject to the satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) counterparts of this Agreement executed by each of the parties hereto;

(ii) Term Notes executed by the Borrower, payable to each applicable Lender (excluding any Lender that has requested that it not receive a Note) and complying with the terms of Section 2.13;

(iii) counterparts of the Security Documents executed (and acknowledged, if applicable) by each of the parties thereto;

(iv) counterparts of the Guaranty executed by each of the Guarantors initially party thereto;

(v) counterparts of the Intercreditor Agreement executed by each of the parties thereto;

(vi) complete and correct copies of the executed First Lien Documents;

(vii) an opinion of counsel to the Borrower and the other Loan Parties addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(viii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, the officers of the Borrower then authorized to execute and deliver (or make by telephone in the case of Notices of Conversion or Continuation) on behalf of the Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;

(ix) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the Borrower and each other Loan Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of the State of formation of the Borrower and each such Loan Party; provided that, to the extent any of the foregoing organizational documents for any Guarantor have not been amended or modified from those previously delivered to the Administrative Agent, an officer’s certificate from the applicable Guarantor certifying the absence of changes to such previously delivered organizational documents may be delivered in place of such certified copy;

(x) a Certificate of Good Standing or certificate of similar meaning with respect to (A) the Borrower and each other Loan Party (and in the case of a Loan Party that is a limited partnership, the general partner of such Loan Party) issued as of a recent date by the Secretary of State (or comparable Governmental Authority) of the state of formation of each such Person and (B) each Loan Party that owns a Borrowing Base Property, certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Borrowing Base Property is located, if different from the state of formation of such Person;

(xi) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower and each other Loan Party of the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity; provided that, to the extent any of the foregoing organizational documents for any Guarantor have not been amended or modified from those previously delivered to the Administrative Agent, an officer’s certificate from the applicable Guarantor certifying the absence of changes to such previously delivered organizational documents may be delivered in place of such certified copy;

(xii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower and each other Loan Party of all corporate, partnership, member or other necessary action taken by each such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(xiii) the Disbursement Instruction Agreement executed by the Borrower effective as of the Agreement Date;

(xiv) [intentionally omitted];

(xv) evidence satisfactory to the Administrative Agent of the payment or satisfaction in full of all amounts due to all lenders under the Existing Revolver/Term Loan Agreement and the Existing Term Loan Agreement;

(xvi) evidence satisfactory to the Administrative Agent that the Fees then due and payable under Section 3.5, together with all other fees, expenses and reimbursement (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, and the fees and expenses of any local counsel, appraisers, consultants and other advisors) amounts then due and payable to the Administrative Agent and any of the Lenders for which payment has been demanded, have been paid or will be paid at closing;

(xvii) the Effective Date Annual Business Plan, which shall be in form and substance reasonably acceptable to the Requisite Lenders; and (xviii) a duly executed and delivered modification to or an agreement to modify the PM Gallery Loan Agreement, in form and substance reasonably acceptable to all Lenders (the “PM Gallery Loan Modification”), providing for the modifications outlined on the Summary of Terms set forth on Schedule 6.1(a)(xviii).

(b) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) have a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(c) The Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which, or the failure to make, give or receive which, would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(d) The Borrower and each other Loan Party shall have provided (i) all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower to the Administrative Agent and each Lender.

(e) With respect to (x) any original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, the Borrower shall have delivered to the First Lien Administrative Agent, subject to the terms of the Intercreditor Agreement, each such certificate together with an undated stock power for such certificate duly executed in blank by the registered owner thereof, (y) any original promissory note pledged pursuant to the Security Documents, the Borrower shall have delivered to the First Lien Administrative Agent, subject to the terms of the Intercreditor Agreement, each such promissory note together with an undated allonge for such promissory note duly executed in blank by the holder thereof, and (z) any other personal property owned by a Borrower or Loan Party and that is part of the Collateral, the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) [intentionally omitted;]

(ii) the results of a Lien search made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens);

(iii) evidence of property, business interruption and liability insurance covering each Loan Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies, in satisfaction of the insurance requirements contained herein. The Administrative Agent acknowledges and agrees that the evidence of such insurance provided to Administrative Agent in connection with the Existing Bridge Loan satisfies this condition;

(iv) duly executed counterparts of Deposit Account Control Agreements with respect to each deposit account required to be subject to a control agreement pursuant to the Collateral Agreement; and

(v) UCC-1 Financing Statements filed (or to be filed concurrently with the closing of the initial Loan hereunder) naming each Subsidiary party to a Security Document as debtor and appropriate for filing in the applicable jurisdiction of formation of such Subsidiary, as required or authorized by the applicable Security Document.

(f) With respect to each Borrowing Base Property, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) A Mortgage with respect to each such Borrowing Base Property duly executed and delivered by the record owner of such real property (together with UCC fixture filings if requested by the Administrative Agent), which Mortgage shall have been submitted for recordation in the real property records of the county in which such Borrowing Base Property lies;

(ii) Appraisals of all Borrowing Base Properties;

(iii) a policy or policies of title insurance (or a commitment on behalf of the title insurance company to issue its title policy as of the Effective Date in the form of a pro forma policy approved by the Administrative Agent) in the amount equal to (x) 125% of the Closing Date Appraised Value of such Borrowing Base Property, minus (y) the Allocated Loan Amount (as defined in the First Lien Credit Agreement) of such Borrowing Base Property, by Stewart Title Guaranty Company (the “Title Company”), with reinsurance in the amounts and from such other title companies as the Administrative Agent requires, insuring the Lien of each such Mortgage as a second priority Lien on the real property described therein, free of any other Liens except for Permitted Liens, together with such customary endorsements as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates and available based upon the existing survey and zoning reports for such Borrowing Base Property, together with evidence reasonably satisfactory to the Administrative Agent of payment of all expenses and premiums of the Title Company and all other sums required in connection with the issuance of each title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

(iv) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such real property location in the United States (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such real property) and (B) if any such real property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the FRB and the other Flood Insurance Laws and as required under Section 8.6;

(v) customary legal opinions in form and substance reasonably satisfactory to the Administrative Agent with respect to the mortgagor of such Mortgage and the enforceability and perfection of the applicable Mortgage and such other matters as the Administrative Agent shall reasonably require;

(vi) owner’s title affidavits in reasonable form if necessary to induce the Title Company to issue the title policies and endorsements contemplated above; and (vii) zoning reports with respect to each Borrowing Base Property.

Section 6.2 Conditions Precedent to All Credit Events.

The obligations of the Lenders to make any Loans are all subject to the further condition precedent that:

(a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto;

(b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents;

(c) in the case of the borrowing of any Term Loans, the Administrative Agent shall have received a timely Notice of Borrowing; and

(d) no Material Adverse Effect shall have occurred or arisen since the Effective Date.

Each Credit Event shall constitute a certification by the Borrower to the effect set forth in clauses (a), (b) and (d) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made that all conditions to the occurrence of such Credit Event contained in this Article VI have been satisfied or waived as permitted hereunder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1 Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and the Lenders to make the Loans, each Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. Part I of Schedule 7.1(b) is a complete and correct list, as of the Agreement Date of all Subsidiaries of the Parent, setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary (other than PREIT), (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in Part I of Schedule 7.1(b), (w) each of the Parent and its Subsidiaries owns, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (x) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (y) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 7.1(b) correctly sets forth, as of the Agreement Date, all Consolidated Affiliates and Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c) Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Parent, each other Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which any Borrower or any other Loan Party is a party have been duly executed and delivered by duly authorized signatories of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(d) Compliance of Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Borrower or any other Loan Party is a party in accordance with their respective terms, and the borrowings and other extensions of credit hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; or (ii) result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound.

(e) Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to such Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f) Title to Properties. Part I of Schedule 7.1(f) is, as of the Agreement Date, a complete and correct listing of all Properties of the Borrower, the other Loan Parties and all other Subsidiaries, setting forth, for each such Property, to the best of the Loan Parties’ knowledge, the occupancy status as of September 30, 2020 of such Property. Each Borrower, the other Loan Parties and all other Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective assets necessary to the conduct of their businesses. Except as set forth in Part II of Schedule 7.1(f), as of the Effective Date, the Collateral subject to a Lien of the Security Documents is comprised of (i) all real property owned by the Borrower and the Guarantors, including first-lien Mortgages on the Borrowing Base Properties subject to Permitted Liens, and (ii) pledges of all the direct ownership interests in each Loan Party and each Subsidiary and joint venture of each Loan Party, other than to the extent such pledge is prohibited by, conflicts with or could be expected to cause a default under existing Indebtedness, the PM Gallery Loan Modification Documents, the Woodland Mall Secured Loan Modification Documents, joint venture agreements or the organizational documents of any Subsidiary or joint venture in effect on the Effective Date.

(g) Existing Indebtedness; Liabilities. Schedule 7.1(g) is, as of the applicable dates set forth on such Schedule, a complete and correct listing of all Indebtedness (including all Guarantees of Indebtedness) of each Borrower, the other Loan Parties, the other Subsidiaries, any Consolidated Affiliates and any Unconsolidated Affiliates, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the aggregate principal amount of Indebtedness for which any Borrower, any other Loan Party, any other Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate has become obligated since the dates referred to in the immediately preceding sentence, does not exceed $10,000,000 in the aggregate.

(h) Material Contracts. Schedule 7.1(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. As of the Agreement Date, all such Material Contracts are in full force and effect and each Loan Party and the other Subsidiaries that are parties to any Material Contract have performed and are in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i) Litigation. Except as set forth on Schedule 7.1(i), there are no actions, suits, proceedings or, to the knowledge of the Parent or PREIT, any investigations by any Governmental Authority pending (nor, to the knowledge of the Parent or PREIT, are there any actions, suits, proceedings or investigations by any Governmental Authority threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting a Borrower, any other Loan Party or any other Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) challenges the validity or enforceability of any Loan Documents, and there are no strikes or other labor disputes in progress or threatened relating to any Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j) Taxes. All federal, state and other tax returns of the Loan Parties and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon any Loan Party or any other Subsidiary and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.7. All charges, accruals and reserves on the books of the Parent and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k) Financial Statements. The Parent has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ended on such date, with the opinion thereon of KPMG LLP and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ending June 30, 2020, and the related unaudited consolidated statements of operations, shareholders’ equity and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended on such date. Such financial statements (including in each case related schedules and notes) present fairly, in accordance with GAAP consistently applied throughout the periods involved, and in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or longterm commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

(l) No Material Adverse Change. Since the Effective Date, there has been no material adverse change in the consolidated financial condition, results of operations or business of the Parent and its consolidated Subsidiaries taken as a whole. Each of the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m) ERISA.

(i) Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to the Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a volume submitter plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such volume submitter plan. To the best knowledge of the Parent and PREIT, nothing has occurred which would cause the loss of their reliance on the Qualified Plan’s favorable determination letter or opinion letter.

(ii) With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with Statement of Financial Accounting Standards No. 106. The “benefit obligation” of all Benefit Plans does not exceed the “fair market value of plan assets” for such Benefit Plans by more than $25,000,000 all as determined by and with such terms defined in accordance with Statement of Financial Accounting Standards No. 158.

(iii) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (A) no ERISA Event has occurred or is expected to occur; (B) there are no pending, or to the best knowledge of the Parent and PREIT, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (C) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (D) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction”, as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Benefit Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(n) Absence of Defaults. No Loan Party or any other Subsidiary is in default under its declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived and which is not the subject of a forbearance agreement: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any Loan Party or any other Subsidiary under any agreement (excluding any Loan Document) or judgment, decree or order to which any Loan Party or any other Subsidiary is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Environmental Laws. Each of the Borrower, the other Loan Parties and the other Subsidiaries: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Borrower has any knowledge of, nor has any Borrower, any other Loan Party or any other Subsidiary received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Borrower, any other Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common-law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to any Borrower’s knowledge after due inquiry, threatened, against the Parent, any other Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which could reasonably be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To the best of the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(p) Investment Company; Etc. No Loan Party nor any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q) Margin Stock. No Loan Party nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 9.8, no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower is a party.

(s) Intellectual Property. Each Loan Party and each other Subsidiary own or have the right to use, under valid license agreements or otherwise, all material, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of the businesses of the Borrower and its Subsidiaries, taken as a whole, as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. To the Loan Parties’ knowledge, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t) Business. As of the Agreement Date, the Parent, each other Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of acquiring, developing, owning, leasing, selling, operating and managing primarily retail real estate, but also office, multifamily and industrial properties, together with related business activities and investments incidental thereto.

(u) Accuracy and Completeness of Information. All written information, reports and other papers and data (excluding financial projections or other forward looking statements) furnished to the Administrative Agent or any Lender by, or at the direction of, the Parent, any other Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, to the best of the Parent’s and PREIT’s knowledge, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Parent, any other Borrower or any other Loan Party or Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No document furnished or written statement made, in each case by, or at the direction of any Loan Party or any other Subsidiary to the Administrative Agent or any

Lender in connection with the negotiation, preparation or execution of any Loan Document contains or will contain any untrue statement of a fact material to the creditworthiness of the Loan Parties and other Subsidiaries, taken as a whole, or omits, or will omit to state a fact material to the creditworthiness of the Loan Parties and the other Subsidiaries, taken as a whole, which is necessary in order to make the statements contained therein not misleading.

(v) Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(w) Not Plan Assets. None of the assets of the Parent, any other Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets”, as that term is defined in 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA), the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x) Non-Guarantor Subsidiaries. Schedule 7.1(x) is, as of the Agreement Date, a complete and correct list of all Subsidiaries which are not required to become a Guarantor as of the Agreement Date, setting forth for each such Person, the correct legal name of such Person, the type of legal entity which each such Person is, all equity interests in such Person held directly or indirectly by the Parent and the reason such Subsidiary is not required to become a Guarantor as of the Agreement Date.

(y) Sanctions. None of the Borrower, any Subsidiary, any of their respective directors, officers, employees, Affiliates or any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (ii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (iv) has violated any Anti-Money Laundering Law in any material respect. Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, its Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

(z) Specified Derivatives Contracts. Schedule 7.1(z) is, as of the Effective Date, a true, correct and complete listing of all Specified Derivatives Contracts outstanding as of such date that provide a hedge against interest rate risk.

(aa) Intentionally Omitted.

(bb) No Material Property Event. With respect to each Borrowing Base Property, no Material Property Event has occurred.

(cc) Ground Leases. Schedule 7.1(cc) is, as of the Agreement Date, a complete and correct list of all existing ground leases in which the Borrower or a Subsidiary is a lessee and which relate to a Borrowing Base Property.

Section 7.2 Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by, or at the direction of, any Loan Party or any other Subsidiary to the Administrative Agent or any Lender (other than the content of any projections or other similar forward looking statements) pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by, or at the direction of, the Parent or PREIT prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and PREIT under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VIII

AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, the Parent and each other Borrower, as applicable, shall at all times comply with the following affirmative covenants:

Section 8.1 Financial Reporting and Other Information.

(a) The Parent shall furnish to the Administrative Agent for distribution to each of the Lenders (and the Administrative Agent shall so distribute to each of the Lenders promptly following receipt thereof) each of the following:

(i) Quarterly Financial Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than forty-five (45) days after the close of each of the first, second and third fiscal quarters of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such period, and setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

(ii) Year-End Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than ninety (90) days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) certified by KPMG LLP or any other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose opinion shall be unqualified, or if qualified, (x) any such qualification shall be satisfactory to the Administrative Agent and (y) if any such qualification resulted from the accountants’ determination of fraud, any such qualification shall be satisfactory to the Requisite Lenders, and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.

(iii) Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding subsections (a)(i) and (a)(ii), a certificate substantially in the form of Exhibit L (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer of the Parent (A) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Parent and each other Borrower, as applicable, were in compliance with the covenants contained in Section 9.1, including, without limitation, in each case, the reconciliation calculations and other calculations utilized by the Parent to adjust the results set forth in the Parent’s financial statements (which may include a consolidation of Variable Interest Entities) to account for the Variable Interest Entities; (B) stating that no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and, whether it is continuing and the steps being taken by the Parent or PREIT with respect to such event, condition or failure, and (C) for each Compliance Certificate delivered with respect to each fiscal quarter beginning with the first fiscal quarter ending after the Agreement Date and ending on or prior to September 30, 2021, the Borrower shall provide calculations of the Debt Yield Ratio (Senior Debt) and Debt Yield Ratio (Corporate Debt) for informational purposes only (with Adjusted NOI calculated based on the trailing three (3) months, annualized).

(iv) Intentionally Omitted.

(v) Reports from Accountants. Upon the request of the Administrative Agent, copies of all reports, if any, submitted to the Parent or its Board of Trustees by its independent public accountants including, without limitation, any management report.

(vi) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports, proxy statements and other written information so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, any other Borrower, any other Subsidiary or any other Loan Party; provided, however, the Parent need not deliver any such information to the Administrative Agent so long as the Parent makes such information generally available on its website free of charge and the Parent notifies the Administrative Agent when any such information has been posted to the Parent’s website.

(vii) Securities Filings. Within ten (10) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; provided, however, the Parent need not deliver any such information to the Administrative Agent so long as the Parent makes such information generally available on its website free of charge or such information is available on EDGAR and the Parent notifies the Administrative Agent when any such information has been posted to the Parent’s website or filed on EDGAR.

(viii) Operating Summary; Rent Roll; Etc. At the time the year-end financial statements are furnished pursuant to the immediately preceding subsection (a)(ii), with respect to each Borrowing Base Property (A) an operating summary prepared in accordance with GAAP for the four (4) fiscal quarters most recently ended, including without limitation, a statement of Adjusted NOI, (B) a current rent roll for such Property, and (C) such other information reasonably requested by the Administrative Agent, in each case certified by a representative of the Parent to be true and correct in all material respects. The Temporary Leases and Tower Leases need not be shown on any such rent roll, but income therefrom shall be included in any applicable operating summary as specialty leasing income or otherwise; provided, however, that not more than twenty (20) Business Days following the Administrative Agent’s request, the Parent shall furnish to the Administrative Agent a list for each Temporary Lease and Tower Lease, setting forth in detail reasonably satisfactory to the Administrative Agent, the tenant party to such Temporary Lease and such Tower Lease, the square feet of gross leasable area leased thereunder, and the income therefrom that has been included in any applicable operating summary as specialty leasing income or otherwise.

(ix) Annual Budget and Plans of the Parent. No later than fifteen (15) days after the beginning of each fiscal year of the Parent, projected balance sheets, operating statements and cash flow budgets of the Parent and its Subsidiaries on a consolidated basis for each quarter of such fiscal year, all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Section 9.1 at the end of each fiscal quarter of such fiscal year.

(x) Report on Sources and Uses Funds. Within twenty (20) Business Days of the Administrative Agent’s request therefor (but not more frequently than once per quarter so long as no Event of Default exists), a report in form and substance reasonably satisfactory to the Administrative Agent detailing the Parent’s, together with its Subsidiaries’, projected sources and uses of cash for the period of four (4) consecutive fiscal quarters immediately following the date of the Administrative Agent’s request. Such sources shall include but not be limited to excess operating cash flow, availability under this Agreement, unused availability under committed development loans, unfunded committed equity and any other committed sources of funds. Such uses shall include but not be limited to cash obligations for binding acquisitions, unfunded development costs, capital expenditures, debt service, overhead, dividends, maturing project loans, hedge settlements and other anticipated uses of cash.

(xi) Ownership, Investment and Recourse Share Calculations. Promptly upon the request of the Administrative Agent (but not more frequently than quarterly so long as no Event of Default exists), evidence of the Parent’s calculation of the Ownership Share, Investment Share and Recourse Share with respect to each Consolidation Exempt Entity, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent.

(xii) ERISA Notices. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take.

(xiii) Litigation and Governmental Proceedings. To the extent the Parent or PREIT is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, any other Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, any other Borrower or any of the other Subsidiaries are being audited.

(xiv) Modification of Organizational Documents. At least five (5) Business Days prior to the effectiveness thereof, a copy of any material amendment or other material modification to the Trust Agreement, the Partnership Agreement, the bylaws of PREIT- RUBIN, or other organizational documents of a Borrower.

(xv) Material Adverse Change. Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations of the Parent, any other Borrower, any other Loan Party or any other Subsidiary which has had or could reasonably be expected to have Material Adverse Effect.

(xvi) Default. Prompt notice of the occurrence of (i) any Default, or (ii) Event of Default, or (iii) the occurrence of any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute an event of default by the Parent, any other Borrower, any other Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound.

(xvii) Material Contracts. Promptly upon entering into any Material Contract after the Agreement Date, a copy of such Material Contract to the Administrative Agent.

(xviii) Judgments. Prompt notice of (A) any order, judgment or decree in excess of $1,000,000 having been entered against a Loan Party that owns or leases a Borrowing Base Property and (B) any other order, judgment or decree in excess of $10,000,000 having been entered against the Parent, any other Borrower or any other Material Subsidiary or any of their respective properties or assets.

(xix) Notice of Violations of Law. Any notification of a violation of any Applicable Law or any inquiry regarding the same shall have been received by the Parent, any other Borrower, any other Loan Party or any other Subsidiary from any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

(xx) Subsidiaries. Notice, within forty-five (45) days after the end of the quarter in which it occurs, of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is a Wholly Owned Subsidiary of the Parent.

(xxi) Notice of Violation of Environmental Laws. Promptly, and in any event within ten (10) Business Days after a Responsible Officer of the Parent or PREIT obtains knowledge thereof, the Parent or PREIT, as applicable, shall provide the Administrative Agent with written notice of the occurrence of any of the following: (i) the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of

Hazardous Materials; (iii) the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, and the matters referred to in such notice(s) under clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxii) Other Information, Etc. From time to time and promptly upon each request, (x) such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations of the Parent, any other Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request (and if the Administrative Agent fails to request on behalf of any such Lender, as such Lender may directly reasonably request), and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws.

(xxiii) Beneficial Ownership Certification. The Borrower will promptly notify the Administrative Agent and each Lender of any change in the information provided in the Beneficial Ownership Certification, if required to be delivered hereunder, that would result in a change to the list of beneficial owners identified in parts (c) or part (d) of such certification.

(xxiv) Approved Annual Business Plan. Within forty-five (45) days after the end of any fiscal quarter of the Parent, the Borrower may, but in any event within one hundred twenty (120) days after the end of the fiscal year of the Parent, the Borrower shall, deliver to the Administrative Agent, an update to the Effective Date Annual Business Plan or then in effect Approved Annual Business Plan. Each such update shall be in form and substance at least as detailed as the Effective Date Annual Business Plan, and no such updated plan shall be effective if the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders) object, using their reasonable discretion in writing within two (2) Business Days of receipt (the Effective Date Annual Business Plan, and any such subsequent Annual Business Plan that is not so reasonably objected to, an “Approved Annual Business Plan”); provided, however, that in the event the Requisite Lenders, on the one hand, and the Borrower, on the other hand, cannot agree as to an updated Approved Annual Business Plan, then the current Approved Annual Business Plan shall remain in effect unless and until a new Approved Annual Business Plan is in effect but with reasonable allowances for increases in non-controllable expenses to be paid at current rates (e.g. taxes, utility charges, etc.). Each Approved Annual Business Plan delivered to the Administrative Agent shall be promptly delivered to each Lender and shall be accompanied (or supplemented) by such supporting documentation as reasonably requested by the Administrative Agent or any Lender. Each Approved Annual Business Plan shall be prepared in good faith based upon assumptions believed by the Borrower to be reasonable.

(b) Electronic Delivery of Certain Information.

(i) Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II and (B) any Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent, the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Parent shall be required to provide paper copies of the certificate required by Section 8.1(a)(iii) to the Administrative Agent (absent consent otherwise from the Administrative Agent), and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Parent or any other Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(ii) Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower and/or the Lenders by the Administrative Agent.

(c) USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties, to provide to such Lender, such Loan

Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

(d) Public/Private Information. The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent, any other Borrower and the other Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 8.2 Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.5, the Borrower shall preserve and maintain, and cause each other Loan Party and each other Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 8.3 Compliance with Applicable Law.

The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, its Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

Section 8.4 Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and casualty excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except where the failure to do any of the foregoing under clauses (a) and (b) herein could not reasonably be expected to have a Material Adverse Effect.

Section 8.5 Conduct of Business.

The Borrower shall at all times carry on, and, except as permitted under Section 9.5, cause each of their respective Subsidiaries to carry on, its respective businesses as described in Section 7.1(t).

Section 8.6 Insurance.

(a) In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance with financially sound and reputable insurance carriers against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. In addition, each Guarantor which owns or leases a Borrowing Base Property shall obtain and thereafter maintain the insurance required in accordance with Schedule 8.6.

(b) Within thirty (30) days following the Effective Date, the Borrower shall deliver to the Administrative Agent, copies of the primary carrier policy being maintained with respect to each Borrowing Base Property, together with all schedules and endorsements thereto, naming Wells Fargo Bank, National Association, any and all subsidiaries as their interest may appear (ATIMA), its successors and/or assigns (ISAOA), as Administrative Agent for the Lenders, as Loss Payee and in the Mortgagee position.

Section 8.7 Payment of Taxes and Claims.

The Borrower shall pay or discharge, and cause each other Loan Party and each other Subsidiary to pay and discharge, when due (a) all taxes, assessments and charges or levies imposed by any public or quasi-public authority or utility company upon it or upon its income or profits or upon any properties belonging to it, including, without limitation, the Borrowing Base Properties, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person, except in each case, any such non-payment or failure to discharge which (i) other than with respect to a Borrowing Base Property, could not reasonably be expected to have a Material Adverse Effect or (ii) with respect to any Borrowing Base Property, could not reasonably be expected to result in a Material Property Event; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Borrower, such other Loan Party or such other Subsidiary, as applicable, in accordance with GAAP.

Section 8.8 Books and Records; Visits and Inspections.

The Borrower will keep, and will cause each other Loan Party and each other Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit, and will cause each Subsidiary to permit, representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Borrower’s presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and so long as no Event of Default shall have occurred and be continuing, with reasonable notice and, at any time after the occurrence and during the continuance of a Default or Event of Default, all at the Borrower’s expense.

Section 8.9 Use of Proceeds.

The Borrower will use the proceeds of the Loans only to refinance Indebtedness owing by the Loan Parties under the Existing Revolver/Term Loan Agreement and the Existing Term Loan Agreement.

Section 8.10 Environmental Matters.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws, where the failure to comply could reasonably be expected to have Material Adverse Effect. The Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of the Properties arising out of or related to any Environmental Laws that could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender, nor shall anything in this Section create rights in third parties or impose obligations or costs on the Borrower or the other Loan Parties to third parties.

Section 8.11 Further Assurances.

At the Borrower’s cost and expense, upon request of the Administrative Agent, the Borrower shall, and shall cause the other Loan Parties to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.12 Material Contracts.

Each Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract and no Borrower shall, nor shall any Borrower permit any other Loan Party or any other Subsidiary to, do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts.

Section 8.13 REIT Status.

The Parent shall at all times maintain its status as a REIT.

Section 8.14 SNDAs and Ground Lease Estoppels.

Prior to the Effective Date and for a period of thirty (30) days thereafter, the Borrower shall use commercially reasonable efforts to obtain (a) a duly executed and delivered subordination, non-disturbance and attornment agreement, in form and substance reasonably satisfactory to the Administrative Agent, from each tenant under a Major Lease other than those Major Leases under which the applicable tenant is subject to any bankruptcy proceeding, and each Subsidiary which owns or leases a Borrowing Base Property, which is the lessor under a Major Lease and (b) a duly executed and delivered ground lease estoppel certificate from each ground lessor of a Borrowing Base Property, in form and substance reasonably satisfactory to the Administrative Agent.

Section 8.15 Guarantors; Release of Guarantors.

(a) Generally. The Parent shall cause each Material Subsidiary (other than an Excluded Subsidiary), that is not already a Guarantor to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (c).

(b) Other Guarantors. The Parent may, at its option, cause any other Person that is not already a Guarantor to become a Guarantor by causing such Person to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (c).

(c) Required Deliveries. Each Accession Agreement (or Guaranty, as applicable) delivered by a Subsidiary required to become a Guarantor under the immediately preceding subsection (a) (each, a “New Guarantor”) shall be accompanied by (i) the items that would have been delivered under Sections 6.1(a)(vii) through (xii), Section 6.1(e) and Section 6.1(f) if such New Guarantor had been a Guarantor on the Agreement Date; (ii) a joinder to the Intercreditor Agreement executed and delivered by such New Guarantor in form and substance reasonably acceptable to the Administrative Agent, (iii) a joinder to the Pledge Agreement (to the extent such New Guarantor owns Equity Interests in a Subsidiary that are not prohibited from being pledged), the Collateral Agreement and any other applicable Security Documents executed and delivered by such New Guarantor in form and substance reasonably acceptable to the Administrative Agent (iv) if such New Guarantor is not a Wholly Owned Subsidiary, a written acknowledgement of all Persons (other than Loan Parties) holding Equity Interests in such New Guarantor, pursuant to which such Persons acknowledge and consent to the Guaranty made by such New Guarantor, and (v) such other documents and instruments as the Administrative Agent may reasonably request.

(d) Release of Certain Guarantors.

(i) The Borrower may request in writing that the Administrative Agent release a Guarantor from the Guaranty if (A) such Guarantor is no longer a Material Subsidiary or becomes an Excluded Subsidiary, (B) no Event of Default shall then be in existence or would occur as a result of such release and (C) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such request and after giving effect to such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. Together with any such request, the Borrower shall deliver to the Administrative Agent a certificate signed by the chief financial officer of the Parent certifying that the conditions set forth in immediately preceding clauses (A), (B) and (C) will be true and correct upon the release of such Guarantor. No later than ten (10) Business Days (or such shorter period as may be agreed to in writing by the Administrative Agent in its sole discretion) following the Administrative Agent’s receipt of such written request and the related certificate, and so long as the conditions set forth in immediately preceding clauses (A), (B) and (C) will be true and correct, the release shall be effective and Administrative Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as the Borrower may reasonably request to evidence such release. Notwithstanding the foregoing, PR Woodland Anchor-S, LLC shall be automatically released from the Guaranty effective upon the closing of the Woodland Mall Secured Loan Modification without any further action.

(ii) In addition to the releases permitted pursuant to clause (i) above, if all of the Equity Interests in a Guarantor are sold in a transaction permitted by this Agreement such Guarantor shall be automatically released from the Guaranty effective upon consummation of such sale without any further action.

(iii) In addition to the releases permitted pursuant to clauses (i) and (ii) above, if a Guarantor ceases to be a Guarantor of the First Lien Obligations pursuant to Section 8.15 of the First Lien Credit Agreement or such release is otherwise required by the Intercreditor Agreement (and not as a result of the repayment in full of the First Lien Obligations), such Guarantor shall be automatically released from the Guaranty effective upon the release in connection with the First Lien Obligations without any further action.

Section 8.16 Rental and Leased Properties.

No later than sixty (60) days following the last day of the Parent’s fiscal quarter, the Borrower shall furnish to the Administrative Agent operating statements, rent rolls, accounts receivable aging reports and tenants sales information for each Borrowing Base Property; provided that the Administrative Agent may request on a quarterly basis, and the Borrower shall furnish within ten (10) days following such request, collections and leasing information (including copies of accounts payable aging reports and rent deferral information (including negotiated, proposed and collected rentals)) for each of the Borrowing Base Properties.

Section 8.17 Collateral.

(a) Additional Collateral. Subject to the Intercreditor Agreement, the Borrower and each applicable Loan Party shall comply with the requirements set forth in the Security Documents with respect to any property constituting Collateral thereunder.

(b) Real Property Collateral. If requested by the Administrative Agent, after (i) the acquisition of any Property by any Loan Party (or any Subsidiary that is required to become a Loan Party) that is not subject to property level Secured Indebtedness secured by a mortgage or deed of trust, or (ii) any Property (other than properties set forth on Schedule 7.1(f)) owned by a Subsidiary which is currently not a Borrowing Base Property but subsequently becomes no longer subject to property level Secured Indebtedness secured by a mortgage or deed of trust, but with respect to this clause (ii) only to the extent the Subsidiary that owns such Property is required to become a Loan Party, then (A) promptly, (and, in any event, within ten (10) days after such acquisition or event, as such time period may be extended by the Administrative Agent in its sole discretion), notify the Administrative Agent and (B) promptly (and in any event, within ninety (90) days of such acquisition or event (as such time period may be extended by the Administrative Agent, or such requirement is waived by the Administrative Agent, in each case in its sole discretion), deliver the items required, and otherwise satisfy each of the conditions precedent, with respect to Borrowing Base Properties on the Effective Date under Section 6.1(f). After satisfaction of all such conditions precedent, such Property shall be included as a Borrowing Base Property hereunder. Notwithstanding the foregoing, no real property will be added to the Collateral pursuant to this Section 8.17(b) prior to the First Lien Termination Date, unless the First Lien Administrative Agent has requested that the same be added as Collateral for the First Lien Obligations pursuant to Section 8.17(b) of the First Lien Credit Agreement.

(c) Exclusions. The provisions of this Section 8.17 shall be subject to the limitations and exclusions set forth in the Security Documents.

Section 8.18 Existing Sale Agreements.

None of any Borrower or any of its Subsidiaries shall amend any of the Existing Sale Agreements in any manner which results in the cash consideration to be paid for the applicable Property to be reduced by twenty percent (20%) or more.

Section 8.19 Affirmative Leasing Covenants.

(a) The Borrower covenants and agrees that it shall, and shall cause each applicable Guarantor, at the Borrower’s or such Guarantor’s sole cost and expense, to: (a) perform all of the material obligations of landlord contained in the Leases in a commercially reasonable manner and enforce by reasonable remedies as permitted pursuant to the terms of the applicable Leases, performance by the tenants of the obligations of the tenants contained in the Leases, if enforcement is necessary or desirable in the Borrower’s reasonable business judgment based upon then-current market conditions; (b) give the Administrative Agent prompt written notice of any default which occurs with respect to any of the Major Leases, whether the default be that of the tenant or of the landlord; (c) exercise reasonable efforts to keep all portions of the Borrowing Base Properties that are currently subject to Leases leased at all times at rentals not less than the fair market rental value to the extent appropriate, in the Borrower’s reasonable business judgment, based upon then-current market conditions; (d) deliver to the Administrative Agent fully executed, counterpart original(s), or electronic copies of each and every Major Lease and any modifications or amendments thereto if requested to do so by written notice from the Administrative Agent; and (e) execute and record, or cause to be executed and recorded, such additional assignments of any Lease or to use commercially reasonable efforts to execute and record, or cause to be executed and recorded, specific subordinations (or subordination, attornment and non-disturbance agreements executed by the landlord and tenant) of any Major Lease executed after the date of this Agreement to the Lien of the applicable Mortgages, in form and substance acceptable to the Administrative Agent and the Borrower, as the Administrative Agent may request. The Administrative Agent shall use commercially reasonable efforts to execute subordination, attornment and non-disturbance agreements for any Major Lease executed after the date of this Agreement, in form and substance acceptable to the Administrative Agent and the Borrower, as the Borrower may request.

(b) Subject to the terms of the Intercreditor Agreement, without regard to whether there exists an Event of Default, if there exists a default by the Borrower or any Guarantor under any Lease, and the Borrower or such Guarantor fails to cure such default in a timely manner following request or notice thereof, the Borrower acknowledges and agrees (a) that the Administrative Agent may, at its option, with no obligation to do so, take any actions necessary to cure such default including, without limitation, any actions that require the Administrative Agent or its designee to enter onto such Borrowing Base Property, (b) to indemnify, defend and hold Indemnitees (as defined in the Mortgages) harmless in connection with any such action, and (c) any money advanced for any such purpose shall be secured by the Mortgages and payable by the Borrower to the Administrative Agent on demand, with interest thereon at the interest rate then applicable to the Loans pursuant to this Agreement from the date such amounts are advanced.

Section 8.20 Updated Appraisals

The Loan Parties acknowledge and agree that the Administrative Agent shall have the right, in its discretion, to obtain, at its sole cost and expense (unless (i) such Appraisal is obtained pursuant to any other provision of this Agreement, (ii) an Event of Default then exists, or (iii) such Appraisal is necessary to comply with the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, or other Applicable Law relating to the Administrative Agent or the Lenders, in which case such Appraisal shall be at the sole cost and expense of the Borrower), a new or updated Appraisal with respect to any Borrowing Base Property during the term of this Agreement.

Section 8.21 [Intentionally Omitted].

Section 8.22 Liens, Encumbrances and Charges on Borrowing Base Properties.

Except for Permitted Liens, the Borrower shall promptly discharge, or cause to be discharged, all liens, claims and encumbrances not approved by the Administrative Agent in writing that has or may attain priority over any Mortgage, except, in each case, if such failure to discharge could not be reasonably expected to result in a Material Property Event; provided, however, that this Section shall not require the payment or discharge of any such lien, claim or encumbrance which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower or its Borrowing Base Property owning Subsidiary in accordance with GAAP. The Borrower shall pay, or cause to be paid, when due all obligations secured by, or which may become, liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of any Borrowing Base Property or the Collateral, or any interest therein, whether senior or subordinate hereto, except, in each case, if such failure to pay or discharge could not be reasonably expected to result in a Material Property Event; provided, however, that this Section shall not require the payment or discharge of any such lien, claim or encumbrance which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower or its Borrowing Base Property owning Subsidiary in accordance with GAAP.

Section 8.23 Subdivision Maps.

Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of a Borrowing Base Property (collectively, a “Subdivision Map”), the Borrower shall submit such Subdivision Map to the Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld. If the Administrative Agent fails to approve, disapprove, or request additional information in connection with, the Borrower’s request for approval of a Subdivision Map within ten (10) Business Days after receipt thereof, the Administrative Agent shall be deemed to have approved such Subdivision Map. Within five (5) Business Days after the Administrative Agent’s request made after the approval or deemed approval of such Subdivision Map, the Borrower and the applicable Borrowing Base Property owning Subsidiary shall execute, acknowledge and deliver to the Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of the Borrowing Base Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the applicable Mortgage recorded in connection with such amendments, the Borrower shall deliver to Administrative Agent, for the benefit of Lenders, at the Borrower’s sole expense, a title endorsement to the applicable lenders’ policy of title insurance issued by the Title Company in form and substance reasonably satisfactory to Administrative Agent insuring the continued lien of the applicable Mortgage (subject only to Permitted Priority Liens). Subject to the execution and delivery by the Borrower and the applicable Borrowing Base Property owning Subsidiary of any documents required under this Section, the Administrative Agent, on behalf of the Lenders, shall, if required by applicable law, sign any Subdivision Map approved by the Administrative Agent pursuant to this Section.

ARTICLE IX

NEGATIVE COVENANTS

For so long as this Agreement is in effect, the Parent and each other Borrower, as applicable, shall at all times comply with the following negative covenants:

Section 9.1 Financial Covenants.

(a) Minimum Liquidity. The Borrower shall not allow its Liquidity to be less than Twenty-Five Million Dollars ($25,000,000), for any period of more than five (5) consecutive Business Days.

(b) Intentionally Omitted.

(c) Intentionally Omitted.

(d) Minimum Debt Yield Ratio (Senior Debt). The Parent shall not allow the Debt Yield Ratio (Senior Debt) to be less than 11.35% beginning on June 30, 2021 and at any time thereafter, provided, however, that for purposes of calculating such Debt Yield Ratio (Senior Debt), (i) for the calendar quarter ending on June 30, 2021, the Adjusted NOI shall be based on the quarter ending June 30, 2021 multiplied by four (4); (ii) for the calendar quarter ending on September 30, 2021, the Adjusted NOI shall be based on the trailing two (2) quarters multiplied by two (2); (iii) for the calendar quarter ending on December 31, 2021, the Adjusted NOI shall be based on the trailing three (3) quarters multiplied by four-thirds (4/3) and (iv) thereafter, the Adjusted NOI shall be based on the trailing four (4) quarters ended on the test date.

(e) Minimum Debt Yield Ratio (Corporate Debt). The Parent shall not allow the Debt Yield Ratio (Corporate Debt) to be less than (i) 6.50% beginning on June 30, 2021 until (but including) September 30, 2021, and (ii) 7.25% beginning on October 1, 2021 and at any time thereafter, provided, however, that for purposes of calculating such Debt Yield Ratio (Corporate Debt), (A) for the calendar quarter ending on June 30, 2021, the Adjusted NOI shall be based on the quarter ending June 30, 2021 multiplied by four (4); (ii) for the calendar quarter ending on September 30, 2021, the Adjusted NOI shall be based on the trailing two (2) quarters multiplied by two (2); (iii) for the calendar quarter ending on December 31, 2021, the Adjusted NOI shall be based on the trailing three (3) quarters multiplied by four-thirds (4/3) and (iv) thereafter, the Adjusted NOI shall be based on the trailing four (4) quarters ended on the test date.

Section 9.2 Restricted Payments; Certain Payments of Indebtedness.

(a) No member of the Restricted Group shall pay or make, directly or indirectly, or declare, any Restricted Payment, other than any Restricted Payment by a member of the Restricted Group to a Loan Party (or to another member of the Restricted Group and then to a Loan Party), provided, however, so long as no Default or Event of Default then exists or would result therefrom:

(i) the Parent may make Restricted Payments in the minimum amount necessary to maintain its status as a REIT (including the 90% distribution requirement of Section 857(a) of the Internal Revenue Code), so long as such distribution is comprised of the maximum amount possible in non-cash consideration to maintain such REIT status;

(ii) the Parent may pay de minimis cash settlement amounts to its shareholders in respect of fractional shares resulting from share splits; and (iii) Subsidiaries of the Parent that are not Loan Parties may declare and make distributions to equity owners which are not Loan Parties concurrently with any distribution made to the equity owners of such Subsidiary which are Loan Parties in amounts proportionate to such non-Loan Party’s ownership in such Subsidiary and to the extent required pursuant to the terms of the corresponding organizational agreements of such Subsidiary in effect as of the Effective Date.

(b) No member of the Restricted Group shall make any voluntary prepayment (whether in cash, securities or other property) on or in respect of principal of or interest on any Indebtedness, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness prior to the scheduled maturity, except for:

(i) subject to the terms of the Intercreditor Agreement, payment of Indebtedness created under the First Lien Documents and the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of Indebtedness permitted by Section 9.14;

(iii) payment of mandatory prepayments as and when due in respect of any Indebtedness permitted by Section 9.14;

(iv) Refinancings of Indebtedness to the extent permitted by Section 9.14; and

(v) payment of intercompany indebtedness to the extent not prohibited by this Agreement.

Section 9.3 Liens; Negative Pledge.

(a) From and after the Effective Date, no member of the Restricted Group shall create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except for any Permitted Liens.

(b) The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Parent, any other Borrower, such other Loan Party or such other Subsidiary, as applicable, may create, incur, assume, or permit or suffer to exist under this Agreement, (y) which Indebtedness is secured by a Lien permitted to exist under the Loan

Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness, (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale, (iii) the First Lien Documents, (iv) the PM Gallery Loan Modification Documents, (v) the Woodland Mall Secured Loan Modification Documents, (vi) any other agreement that evidences Indebtedness which contains restrictions on encumbering assets that are not more restrictive than those restrictions contained in the Loan Documents, (vii) agreements existing on the Effective Date, including any agreement entered into in connection with the Refinancings of the obligations under such agreements, so long as those agreements are not materially more restrictive than those restrictions contained the agreements existing on the Effective Date, or (viii) any prohibition on the pledge or disposition of the Equity Interests of a joint venture to which the Borrower or any Subsidiary is a party if such joint venture is not a direct or indirect Subsidiary of the Borrower, and to the extent such prohibition is contained in the organizational documents of such joint venture (A) on the Effective Date or (B) entered into or amended as a condition to the negotiated arms-length business arrangement with the un-Affiliated holder of an Equity Interest in such joint venture in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or a Wholly Owned Subsidiary, (2) in connection with the Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders.

Section 9.4 Restrictions on Intercompany Transfers.

The Borrower shall not create or otherwise cause or suffer to exist or become effective, or permit any other Loan Party or other Subsidiary (other than an Excluded Subsidiary) to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or such Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary; provided, however that the Borrower or any such Subsidiary may have provisions for preferred, priority or guaranteed payments to a co-venturer in a joint venture of such Subsidiary. Notwithstanding anything to the contrary in the foregoing sentence, the restrictions in (x) this Section shall not apply to any provision of any Guaranty entered into by the Parent, any other Borrower, any other Loan Party or any other Subsidiary to Guarantee the obligations and liabilities of any Subsidiary, which provision subordinates any rights of the Parent, any other Borrower, any other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of the obligations and liabilities that are Guaranteed pursuant to the terms of such Guaranty, (y) clauses (i) and (iv) of this Section shall not apply to any applicable prohibitions contained in an agreement evidencing any Secured Indebtedness of a Borrower or a Guarantor, (z) clause (iv) of this Section shall not apply to restrictions on the transfer of Equity Interests in a joint venture to which the Borrower or any Subsidiary is a party, to the extent such prohibition is contained in the organizational documents of such joint venture (A) on the Effective Date or (B) entered into or amended as a condition to the negotiated arms-length business arrangement with the un-Affiliated holder of an Equity Interest in such joint venture in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or a Wholly Owned Subsidiary, (2) in connection with the Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders and (aa) this Section shall not apply to any applicable prohibitions contained in (1) any Loan Document, (2) the First Lien Documents, (3) the PM Gallery Loan Modification Documents, (4) the Woodland Mall Secured Loan Modification Documents, or (5) any other agreement that evidences Indebtedness which contains prohibitions on the actions described above that are not more restrictive than those prohibitions contained in the Loan Documents.

Section 9.5 Mergers and Sales of Assets.

The Borrower shall not, and shall not permit any other Loan Party to: (i) engage in any transaction of merger or consolidation; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution of such Borrower or other Loan Party); (iii) sell, transfer or otherwise dispose of, in one transaction or a series of transaction, any Borrowing Base Property or any of the direct or indirect Equity Interests of the Subsidiary which owns such Borrowing Base Property, (iv) sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any Substantial Amount of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; unless the following conditions in clauses (a)-(d) are satisfied:

(a) with respect to any sale, transfer or disposition of a Borrowing Base Property or any Parcel thereof, such sale, transfer or disposition is consummated in accordance with, Section 4.2;

(b) with respect to any sale, transfer or disposition of a non-Borrowing Base Property:

(i) the agreement governing such sale is (A) an Existing Sale Agreement, as the same may be amended in compliance with this Agreement or (B) another agreement entered into on market terms at a time when no Default or Event of Default existed (any such agreement, a “Permitted Additional Sale Agreement”), and (ii) with respect to(A) an Existing Sale Agreement, such sale, transfer or disposition is consummated at a time when no Event of Default exists or would exist immediately following the consummation of such sale, transfer or disposition and (B) a Permitted Additional Sale Agreement, such sale, transfer or disposition is consummated at a time when no Default or Event of Default exists or would exist immediately following the consummation of such sale, transfer or disposition; and (iii) the Borrower shall have made a prepayment of the Loans in accordance with Section 2.10(b) to the extent required thereby.

(c) in the case of:

(i) a consolidation or merger involving a Borrower, such Borrower shall be the survivor thereof; provided, however, PREIT and PREIT-RUBIN may merge or consolidate with each other or with the Parent so long as (A) immediately prior to such consolidation or merger no Default or Event of Default is or would be in existence, (B) the Borrower shall have given the Administrative Agent at least ten (10) Business Days’ prior written notice of such consolidation or merger, such notice to include a certification as to the matters described in the immediately preceding clause (A), and (C) in the case of a consolidation or merger involving the Parent, the Parent shall be the survivor thereof; or (ii) a consolidation or merger involving a Loan Party other than a Borrower (excluding a Disposition of a Loan Party by way of merger or consolidation which Disposition is not otherwise prohibited by this Agreement), either such Loan Party shall be the survivor thereof; and

(d) in the case of the sale of a Substantial Amount of assets, the Parent shall have given the Administrative Agent and the Lenders at least thirty (30) days prior written notice of such sale, such notice to be accompanied by a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Borrower with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, if the sale occurs after December 31, 2021, the financial covenants contained in Section 9.1, after giving effect to such sale.

Notwithstanding the foregoing, (x) the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business but subject to the terms and conditions of this Agreement, (y) the Borrower and the other Loan Parties may sell, transfer or dispose of assets among themselves except for any Borrowing Base Properties; provided, that all personal property Collateral that is sold, transferred or disposed of among the Loan Parties in accordance with this paragraph shall at all times remain subject to the Collateral Agreement and (z) Subsidiaries that are not Loan Parties may sell, transfer or dispose of assets among themselves and to any of the Loan Parties.

Section 9.6 Fiscal Year.

The Borrower shall not, and shall not permit any Material Subsidiary to change its fiscal year from that in effect as of the Agreement Date.

Section 9.7 Modifications of Organizational Documents and Material Contracts.

No Loan Party shall amend, supplement, restate or otherwise modify its articles or certificate of incorporation, bylaws, declaration of trust, partnership agreement or other applicable organizational documents, including without limitation the Trust Agreement and the Partnership Agreement in a manner adverse to the Lenders without obtaining the prior written consent of the Administrative Agent. The Borrower shall not enter into, and shall not permit any other Loan Party to enter into, any amendment or modification to any Material Contract that could reasonably be expected to have a Material Adverse Effect. The Borrower shall not enter into, and shall not permit any other Loan Party to enter into, any amendment or modification to any First Lien Document except to the extent such amendment or modification is permitted by the Intercreditor Agreement. For the avoidance of doubt, it is hereby acknowledged by the parties that an amendment to the Trust Agreement to reduce the par value of the Parent’s common shares or to effectuate a reverse share split, as well as any corresponding amendments to the Partnership Agreement, would not be adverse to the Lenders.

Section 9.8 Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and will not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to such Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of any of the foregoing, (b) transactions between or among the Loan Parties and (c) transactions with an Affiliate existing on the Agreement Date that are not otherwise permitted under the immediately preceding clauses (a) and (b).

Section 9.9 Environmental Matters.

Without limitation of any covenants contained in the Security Documents, the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a risk to human health, safety or the environment that could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.10 ERISA Exemptions.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not, and shall not permit any other member of the ERISA Group to, cause or permit to occur any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.11 Derivatives Contracts.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, enter into or become obligated in respect of any Derivatives Contracts other than (a) Specified Derivatives Contracts and (b) Derivatives Contracts entered into by such Borrower, such other Loan Party or such other Subsidiary in the ordinary course of business to hedge liabilities, commitments or assets held or reasonably anticipated by a Borrower, other Loan Party or other Subsidiary and not for speculative purposes, provided, however, that in no event shall any Derivatives Contracts entered into in accordance with clause (b), above, or entered into after the Effective Date under the same master agreement as a Specified Derivatives Contract, be secured by any of the Collateral.

Section 9.12 Intentionally Omitted.

Section 9.13 Use of Proceeds.

(a) The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any of its of their respective directors, officers, employees and agents to, use any proceeds of the Loans to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

(b) The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any proceeds of the Loans, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.14 Indebtedness.

From and after the Effective Date, no member of the Restricted Group shall, directly or indirectly, create, incur, assume or otherwise become liable with respect to any Indebtedness, except (a) any Indebtedness constituting obligations under the Loan Documents, the First Lien Documents, the PM Gallery Loan Modification Documents or the Woodland Mall Secured Loan Modification Documents, (b) Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of surety and appeal bonds, performance bonds and other similar obligations, (c) obligations owing from a Loan Party to a Loan Party, (d) obligations owing from a Subsidiary that is not a Loan Party to a Subsidiary that is not a Loan Party, (e) Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course of business, (f) non-recourse Indebtedness incurred in order to finance the payment of insurance premiums in the ordinary course of business, (g) other Indebtedness outstanding on the Effective Date and any amendments, modifications, Refinancings or forbearances of the same, in each case that do not increase the principal amount outstanding thereunder to an amount greater than the principal amount thereunder as of the Effective Date (or, with respect to the First Lien Loans, the principal amount thereunder as of the date of such Refinancing or forbearance) plus accrued interest at the time of such Refinancing, amendment, modification or forbearance and costs, fees and transaction expenses paid in connection with such Refinancing, amendment, modification or forbearance to Persons that are not Affiliates of the Borrower or any Subsidiary (or are paid to Affiliates of the Borrower or any Subsidiary upon fair and reasonable terms which are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of any of the foregoing); (h) obligations under Derivatives Contracts entered into in compliance with Section 9.11, (i) Indebtedness incurred pursuant to one or more Excluded Stimulus Transactions, which does not, in the aggregate, exceed $20,000,000 at any time outstanding, (j) Guarantees by a Loan Party of Indebtedness of another Loan Party of the type permitted pursuant to Section 9.14(a), Section 9.14(b), Section 9.14(i), Section 9.14(k), Section 9.14(l), Section 9.14(m) or Section 9.14(o), (k) Indebtedness represented by Capitalized Lease Obligations or purchase money indebtedness in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause and then outstanding, does not exceed

$5,000,000, (l) obligations in connection with completion guarantees, surety bonds and performance bonds relating to liabilities, obligations or guarantees incurred in the ordinary course of business of the Borrower or its Subsidiaries, (m) obligations under any customary cash management, credit or debit card, purchase care, electronic funds transfer, cash pooling or netting or setting off arrangements in the ordinary course of business of the Borrower or its Subsidiaries, (n) [intentionally omitted], and (o) unsecured Indebtedness in an aggregate principal amount that does not exceed $5,000,000 at any time outstanding.

For purposes of determining compliance with this Section 9.14, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above, Borrower may classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 9.14. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.14.

Section 9.15 [Intentionally Omitted].

Section 9.16 Investments.

After the Effective Date, no member of the Restricted Group shall make any Investment in any other Person, except Permitted Investments; provided that for the avoidance of doubt, the foregoing restriction shall not prohibit any non-Guarantor from using cash flow from any nonBorrowing Base Properties to fund any remargin payments required under Secured Indebtedness with respect to such Properties.

Section 9.17 Parking Cash.

No more than $6,500,000, in the aggregate, may be held in property-level accounts of Subsidiaries of the Borrower that are owners of real property for more than two (2) Business Days, except for cash in property level accounts where distribution is prohibited by (a) an executed forbearance agreement that has been provided to the Administrative Agent, (b) loan documents in effect as of the Effective Date and any Refinancings thereof permitted pursuant to this Agreement which loan documents expressly prohibit the distribution of cash outside of such property-level accounts as of the date of determination so long as such prohibitions are not materially more restrictive than the loan documents evidencing the Indebtedness being Refinanced, (c) the PM Gallery Loan Modification Documents, (d) the Woodland Mall Secured Loan Modification Documents or (e) joint venture agreements in effect as of the Effective Date or entered into in compliance with this Agreement, which joint venture agreements require the consent of an unaffiliated joint venture entity party thereto to permit the distribution of cash outside of such property level accounts, and such unaffiliated joint venture party has not so consented as of the date of determination (provided that Borrower or its Subsidiary has requested such consent).

Section 9.18 Intentionally Omitted.

Section 9.19 Negative Leasing Covenants.

(a) After the Discharge of Senior Debt Obligations, the Borrower shall not, and shall not permit any Guarantor to, without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, or as otherwise permitted by any provision of the Credit Agreement:

(i) enter into any Major Leases after the date hereof;

(ii) execute any other assignment of landlord’s interest relating to any of the Leases;

(iii) discount any rent or other sums due under any Lease if (A) the premises leased thereunder is equal to or greater than 7,500 square feet of gross leasable area of the applicable Borrowing Base Property, (B) the discounted amount is in excess of an amount which is twenty-five percent (25%) of the aggregate contractual base rent payable over the initial term of such Lease (which calculation shall not take into account any extension options) and (C) the discounted amount under such Lease exceeds $750,000;

(iv) collect rent or other sums due under any Lease in advance, other than to collect rentals one (1) month in advance of the time when it becomes due under any Lease;

(v) terminate, modify or amend any of the terms of any Major Lease or in any manner release or discharge the tenants from any obligations thereunder;

(vi) consent to any assignment or subletting by any tenant under any Major Lease; or

(vii) subordinate or agree to subordinate any of the Leases to any other deed of trust, mortgage, deed to secure debt or encumbrance, other than the Mortgages encumbering the applicable Borrowing Base Property and the “Mortgages” (as defined in the First Lien Credit Agreement) entered into in connection with the First Lien Loans.

Any such attempted amendment, cancellation, modification or other action in violation of the provisions of this Section without the prior written consent of the Administrative Agent shall be null and void.

(b) After the First Lien Termination Date and subject to the terms of the Intercreditor Agreement, without in any way limiting the requirement of the Administrative Agent’s consent hereunder, any sums received by or on behalf of a Guarantor in consideration of any termination (or the release or discharge of any tenant), modification or amendment of any Lease in an amount: (i) less than $2,500,000 shall be retained by such applicable Guarantor; (ii) equal to or greater than $2,500,000 but less than $3,500,000 shall be held by such Guarantor and used solely for paying tenant improvement costs and leasing commissions in connection with the applicable Borrowing Base Property, or for any other use reasonably approved by the Administrative Agent; and (iii) equal to or greater than $3,500,000 shall be applied to reduce the outstanding Obligations and any such sums received by such Guarantor shall be held in trust by such Guarantor for such purpose.

(c) If the Administrative Agent’s approval is required hereunder after the Discharge of Senior Debt Obligations, the Borrower shall submit to the Administrative Agent a written request for approval of a proposed Lease (or any waiver, amendment or other modification of any material terms of a Lease for which the Administrative Agent’s consent is required), together with a copy of such proposed Lease and all other information relating thereto as the Administrative Agent may request. If the Administrative Agent fails to disapprove of such Lease in writing within ten (10) Business Days after such submittal, the proposed Lease (or the waiver, amendment or other modification of any material terms of a Lease) shall be deemed approved by the Administrative Agent.

Section 9.20 Assessments and Community Facilities Districts.

Without the Administrative Agent’s prior written consent, the Borrower shall not (and shall not permit any Subsidiary to) cause or suffer to become effective or otherwise consent to the formation of any assessment district, improvement district, community facilities district, special district, special improvement district, governmental district or other similar district (each, a “District”) affecting any Borrowing Base Property. Nor shall Borrower or any Subsidiary cause or otherwise consent to the levying of special taxes or assessments against a Borrowing Base Property by any such assessment district or community facilities district. The Borrower shall promptly give notice to the Administrative Agent of any notification or advice that the Borrower may receive from any municipality or other third party of any intent or proposal to include any Borrowing Base Property in any District or to levy any such special taxes or assessments. The Administrative Agent shall have the right to file a written objection to the inclusion of all or any part of a Borrowing Base Property in any District, or to the levy of any such special taxes or assessments, either in its own name or in the name of Borrower or such Subsidiary, and to appear at, and participate in, any hearing with respect to the formation of any such District or the levy of such special taxes or assessments.

ARTICLE X

DEFAULT

Section 10.1 Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment.

(i) The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document; or (ii)Any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party and in the case of this clause (ii) only, any such failure shall continue for a period of five (5) calendar days thereafter.

(b) Default in Performance.

(i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.1(a)(xx), Section 8.2 (solely with respect to maintaining the existence of the Borrower) or Article IX; or (ii) The Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which the Parent or PREIT obtains knowledge of such failure or (y) the date upon which the Parent or PREIT has received written notice of such failure from the Administrative Agent, provided, however, that if any such failure referred to in this clause (ii) is reasonably capable of being cured but not within such 30 day period and the Borrower has in good faith commenced to cure such failure prior to the expiration of such 30 day period and continues to diligently prosecute such cure, no Event of Default shall be deemed to have occurred unless such failure has not been cured within 30 calendar days after the last day of such initial 30 day period;

(c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement (other than forward looking statements) at any time furnished by, or at the direction of, any Borrower or any other Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

(d) Indebtedness Cross-Default.

(i) Any Borrower, any other Loan Party, any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) (x) in the case of Indebtedness other than Nonrecourse Indebtedness, having an aggregate outstanding principal amount (or in the case of any Derivatives Contract, having a Derivatives Termination Value) of $25,000,000 or more, or (y) in the case of Nonrecourse Indebtedness, having an outstanding principal amount of $250,000,000 or more (any such Indebtedness, “Material Indebtedness”), and in any such case such failure shall continue beyond any applicable notice and cure periods; or (ii) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or (iii) Any other event shall have occurred and be continuing which would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity; provided that this clause (iii) shall not apply to any Material Indebtedness with respect to which an Unconsolidated Affiliate of the Parent is the primary obligor and with respect to which the Parent, another Borrower or any other Subsidiary has provided a Guaranty unless the holder of such Material Indebtedness has demanded payment of such Material Indebtedness from the Parent, another Borrower or any other Subsidiary or has taken any action described in the foregoing clause (ii);

Notwithstanding the foregoing provisions of this clause (d), no default, event of default, acceleration or other action in connection with a Guaranty by a Loan Party of Indebtedness secured by a mortgage on a non-Borrowing Base Property shall constitute an Event of Default pursuant to this clause (d) until the earliest to occur of (1) a proceeding has been commenced in any court of competent jurisdiction with respect to the Guaranty, (2) if the applicable Loan Party has agreed in writing that a default or event of default that would permit acceleration of the Guaranty has occurred, 45 days following the expiration or termination of any forbearance agreement (or, if more than one, the latest to expire) entered into with respect to such default or event of default, provided that such default or event of default has not been waived or cured and no further forbearance agreement has been entered into, during such period, or (3) such Loan Party makes a payment or agrees to make a payment in satisfaction of any claim made on such Guaranty in connection with such event of default, acceleration or other action.

(e) Voluntary Bankruptcy Proceeding. Any Borrower or any Material Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance voidable as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree that PR Valley View Limited Partnership, PR Valley View LLC and PR VV LLC shall each be permitted to engage in a consensual workout of the Secured Indebtedness encumbering the Valley View Property, and that the appointment of a trustee for such Property, the execution of a forbearance agreement, or the assignment of such Property to the lender under such Secured Indebtedness pursuant to a deed-in-lieu of foreclosure shall not result in an Event of Default hereunder.

(f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Material Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, and in the case of either (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or of all or any substantial part of the assets, domestic or foreign, of such Person, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree that PR Valley View Limited Partnership, PR Valley View LLC and PR VV LLC shall each be permitted to engage in a consensual workout of the Secured Indebtedness encumbering the Valley View Property, and that the appointment of a trustee for such Property, the execution of a forbearance agreement, or the assignment of such Property to the lender under such Secured Indebtedness pursuant to a deed-in-lieu of foreclosure shall not result in an Event of Default hereunder.

(g) Revocation of Loan Documents. Any Borrower or any other Loan Party shall disavow, revoke or terminate any Loan Document or the Fee Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any material provision of any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h) Judgment. A judgment or order for the payment of money shall be entered against any Borrower or any Material Subsidiary and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, bonded over, stayed or dismissed through appropriate appellate proceedings (provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment or order, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond waives any Lien it may have on the assets of any such Person), and (ii) either (A) the amount for which the insurer has denied liability exceeds, individually or together with all other such judgments or orders entered against any Borrower or any Material Subsidiary, $25,000,000 (or $250,000,000 or more if the judgment or order for the payment of money directly related to Nonrecourse Indebtedness and is itself nonrecourse) or (B) could reasonably be expected to have a Material Adverse Effect.

(i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Borrower or any Material Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $25,000,000 (or $250,000,000 or more if the warrant, writ of attachment, execution or similar process directly related to Nonrecourse Indebtedness and is itself nonrecourse) and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of thirty (30) days; provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ of attachment, execution or process, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement or subrogation to the Obligations and waives any Lien it may have on the assets of any Borrower or any Material Subsidiary.

(j) ERISA.

(i) Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or (ii) The “benefit obligation” of all Benefit Plans exceeds the “fair market value of plan assets” for such Benefit Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with Statement of Financial Accounting Standards No. 158.

(k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(l) Change of Control.

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35.0%) of the total voting power of the then outstanding voting shares of the Parent other than such Persons who are, as of the Agreement Date, current officers or trustees of the Parent, or Affiliates of current officers or trustees of the Parent; or (ii) During any period of twelve (12) consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent then in office; or (iii) The Parent shall cease (A) to be the sole general partner of PREIT or (B) to own and control, directly or indirectly, at least eighty percent (80.0%) (or such lesser percentage not less than seventy percent (70.0%) as may be acceptable to the Administrative Agent) of all partnership interests of PREIT.

(m) Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of any Borrower, any other Loan Party and any other Subsidiary taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

(n) Loan Specified Event of Default. A Loan Specified Event of Default shall occur.

Section 10.2 Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence of an Event of Default specified in Section 10.1(e) or Section 10.1(f), (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents, shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and, (B) the Commitments and the obligation of the Lenders to make Loans hereunder shall all immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

(b) Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights and remedies under or in respect of any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations, or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3 Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1(f), the Commitments shall immediately and automatically terminate.

Section 10.4 Marshaling; Payments Set Aside.

None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or any Lender, or the Administrative Agent or any Lender enforces its security interest or exercise its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5 Allocation of Proceeds.

If an Event of Default shall have occurred and be continuing, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due to the Administrative Agent and the Lenders in respect of Fees and other fees and expenses due under Section 12.2;

(b) [intentionally omitted];

(c) amounts due to the Administrative Agent and the Lenders in respect of Protective Advances; ratably among the Administrative Agent and Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d) payments of interest on all other Loans to be paid to the Lenders ratably in accordance with the respective amounts thereof then due and owing;

(e) payments of principal of all other Loans and payment of breakage, termination or other payments, and any interest accrued thereon, to be paid to the Lenders equally and ratably in accordance with the respective amounts thereof then due and owing to such Persons;

(f) [intentionally omitted];

(g) amounts due to the Administrative Agent and the Lenders pursuant to Section 11.7 and Section 12.10;

(h) payments of all other Obligations and other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.6 Intentionally Omitted.

Section 10.7 Performance by Administrative Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8 Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations, which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 10.9 Rights Cumulative.

(a) Generally. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents, and the Fee Letter shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies, the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any of the Lenders, in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b) Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article X for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, or (ii) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 3.3), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a Bankruptcy Event relative to any Loan Party; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article IX and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 3.3, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent in its capacity as Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Section 8.1(a) that the Borrower is not otherwise required to deliver to the Lenders. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2 Administrative Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by any Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, facsimile or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 11.3 Notice of Defaults.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default”, the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.4 Administrative Agent and Titled Agents as Lender.

The Lender acting as Administrative Agent and each Titled Agent, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document, as any other Lender and may exercise the same as though it were not the Administrative Agent or a Titled Agent, as the case may be; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Lender acting as Administrative Agent or a Titled Agent, as applicable and in each case, in its individual capacity. The Lender acting as Administrative Agent, the Titled Agents and their respective Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Lender acting as Administrative Agent, the Titled Agents and their respective Affiliates may each accept fees and other consideration from the Borrower for services in connection with this Agreement, or otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, the Lender acting as Administrative Agent, the Titled Agents and their respective Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Lender acting as Administrative Agent, the Titled Agents and their respective Affiliates shall be under no obligation to provide such information to them.

Section 11.5 Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.

Section 11.6 Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Parent, any other Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, each other Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, any other Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, any other Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, any other Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

Section 11.7 Indemnification of Administrative Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower, and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s Pro Rata Share (determined at the time that the applicable unreimbursed expense or indemnity payment is sought) of any claim, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Pro Rata Share (determined as of the time that the applicable reimbursement is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8 Successor Administrative Agent.

The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon 30 days’ prior written notice to the Administrative Agent, the Administrative Agent may be removed as Administrative Agent under the Loan Documents by the Requisite Lenders (other than the Lender then acting as Administrative Agent) for any acts or omissions of the Administrative Agent in connection with its duties set forth in this Agreement or the other Loan Documents that constitute gross negligence or willful misconduct. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as the Administrative Agent in the case of the removal of the Administrative Agent under the immediately preceding sentence)

shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation or its removal, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to or by each Lender directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice. The resignation or removal of the Administrative Agent, or the assignment by the Administrative Agent of its rights and duties under the Loan Documents, as provided in this Section shall have no effect on the obligations as a “Lender” of the Lender then acting as the Administrative Agent.

Section 11.9 Titled Agents.

Each “Arranger”, “Syndication Agent” or “Documentation Agent” (each a “Titled Agent”), if any, in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Parent, any other Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 11.10 Collateral Matters; Protective Advances.

(a) Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b) The Lenders hereby authorize the Administrative Agent to, and the Administrative Agent shall with each such Lien, release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Obligations; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; (iii) if approved, authorized or ratified in writing by the Lenders; and (iv) if required by the Intercreditor Agreement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Upon any sale or transfer of Collateral (including any Equity Interests of Loan Parties) which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to release of the Liens granted to the Administrative Agent for its benefit and the benefit of the Lenders herein or pursuant hereto upon the Collateral effective upon the sale or transfer of the Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral subject to the terms hereof. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d) Upon the release of a Guarantor pursuant to Section 8.15(d), and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to), at the sole cost and expense of the Borrower, execute such documents as may be necessary to release of the Liens on such released Guarantor granted to the Administrative Agent for its benefit and the benefit of the Lenders herein or pursuant hereto upon the Collateral owned by such released Guarantor effective upon such release; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, all of which shall continue to constitute part of the Collateral subject to the terms hereof.

(e) Upon the closing of the Woodland Mall Secured Loan Modification and the release of the Woodland Anchor Parcel in accordance with Section 4.2, the direct Equity Interests in PR Woodland Anchor-S, LLC and PR Woodland Outparcel, LLC shall be automatically released from the Pledged Collateral (as defined in the Pledge Agreement) without any further action, and upon at least fifteen (15) days’ prior written request by the Borrower (or such shorter notice as may be reasonably agreed to by the Administrative Agent), the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to), at the sole cost and expense of the Borrower, execute such documents as may be necessary to release of Liens on such released Pledged Collateral granted to the Administrative Agent for its benefit and the benefit of the Lenders herein or pursuant hereto effective upon such release; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all other interests retained by the Borrower or any other Loan Party in the Pledged Collateral, all of which shall continue to constitute part of the Collateral subject to the terms hereof.

(f) Upon the release of the Excluded Liquor License Equity Interests (as defined in the Pledge Agreement) from the Pledged Collateral in accordance with the Pledge Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to), at the sole cost and expense of the Borrower, execute such documents as may be necessary to release of Liens on such Excluded Liquor License Equity Interests granted to the Administrative Agent for its benefit and the benefit of the Lenders herein or pursuant hereto effective upon such release; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all other interests retained by the Borrower or any other Loan Party in the Pledged Collateral, all of which shall continue to constitute part of the Collateral subject to the terms hereof.

(g) The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by a Borrower, any other Loan Party, any Subsidiary of Borrower or any joint venture of any such Persons or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(h) The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances during any one (1) calendar year with respect to each Borrowing Base Property up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Borrowing Base Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Borrowing Base Property; and (iii) $1,000,000. Protective Advances in excess of said sum during any calendar year for any Borrowing Base Property shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.

Section 11.11 [Intentionally Omitted].

Section 11.12 Intercreditor Agreement.

The Administrative Agent is hereby authorized to enter into the Intercreditor Agreement, and the parties hereto acknowledge that the Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement (and any amendments thereto, to the extent permitted by this Agreement) and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. Each Lender hereby agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement.

Section 11.13 Post-Foreclosure Plans.

Subject, at all times, to the terms of the Intercreditor Agreement, if all or any portion of the Collateral is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations of the Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders, or in any entity co-owned by the Lenders as determined by the Administrative Agent. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In the event that the Administrative Agent does not obtain the approval of the Requisite Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to the Administrative Agent, and the Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Requisite Lenders. In accordance with the approved PostForeclosure Plan, the Administrative

Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

Section 11.14 Committees; Participation of all Lenders.

From and after the Effective Date, and without limiting the ability of Lenders to meet and confer in smaller groups or for the Administrative Agent to create and meet with a steering committee or other subset of Lenders and to share information with such subset or committee, each Lender shall be entitled to participate in calls and meetings on and subject to the same terms and conditions as all the other Lenders, and shall be included on all communications and have access to the documents shared from the Administrative Agent and the Administrative Agent’s advisors (excluding legal counsel) to all Lenders on and subject to such terms and conditions; provided, however, that such committee or subcommittee of Lenders shall only be formed if (i) any Lenders to be excluded from such committee or subcommittee agree, or (ii) one or more Lenders have conflicting interests from those of the other Lenders participating in such committee or subcommittee, and all Lenders will be provided notice of the purpose of such committee and for the formation of the committee and compositions.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

PREIT Associates, L.P.

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attention: Andrew Ioannou

Telephone: (215) 875-0700

Facsimile: (215) 546-7311

With a copy of notices of Defaults, Events of Default or notices pursuant to Article IX to:

PREIT Associates, L.P.

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attention: Lisa Most

Telephone: (215) 875-0700

Facsimile: (215) 546-7311

And

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103-6996

Attention: Eirik Tellefsen

Telephone: (215) 988-2625

Facsimile: (215) 988-2757

If to the Administrative Agent:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

Wilmington, DE 19801

Attention: Patrick Healy

Email: AdminAgencyMO@wsfsbank.com

~~Administrative Agent: Wells Fargo Bank, National Association~~

~~10 South Wacker Drive, 32nd Floor~~

~~Chicago, IL 60606~~

~~Attention: Brandon Barry~~

~~Facsimile: (312) 782-0969~~

~~with copies to:~~

~~Wells Fargo Bank, National Association~~

~~10 South Wacker Drive, 32nd Floor~~

~~Chicago, IL 60606~~

~~Attention: Karen Turnbull Skutt~~

~~Telephone: (312) 269-4809~~

~~Facsimile: (312) 782-0969~~

~~and:~~

~~Wells Fargo Bank, National Association~~

~~600 South 4th Street, 9th Floor~~

~~Minneapolis, MN 55415~~

~~MAC N9300-091~~

~~Attention: Anthony J. Gangelhoff~~

~~Telephone: (612) 316-0109~~

~~Facsimile: (877) 410-5023~~

If to a Lender:

To the address or facsimile number, as applicable, of the Administrative Agent or such Lender, as the case may be, set forth on the Administrative Questionnaire.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid; (ii) if telecopied, upon mechanical confirmation of transmission if received on a Business Day prior to 5:00 p.m. local time at the point of destination and, if otherwise, on the next succeeding Business Day; (iii) if hand delivered, when delivered or (iv) if delivered in accordance with Section 8.1(b) to the extent applicable; provided, however that in the case of the immediately preceding clauses (i), (ii) and (iii) non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II shall be effective only when actually received. Any notice to the Borrower received by any individual designated by the Borrower to receive such notice shall be effective notwithstanding the fact that any other individual designated by the Borrower to receive a copy of such notice did not receive such copy. None of the Administrative Agent or any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

Section 12.2 Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents, and the consummation of the transactions contemplated thereby, including due diligence expense and reasonable travel expenses related to closing and the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, the Lenders, for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Administrative Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, (d) indemnify the Indemnitees (as defined in the Mortgages) in the same manner and to the same extent as the “Mortgagor” thereunder pursuant to Section 8.7(e) of each Mortgage, and (e) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Administrative Agent and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Section 10.1(e) or Section 10.1(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, any other Borrower or any other Loan Party, whether proposed by the Parent, any other Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 12.3 Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes, or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes, or any of the other Loan Documents.

Section 12.4 Setoff.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Administrative Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

Section 12.5 Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(b) EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (BOROUGH OF MANHATTAN), ANY STATE COURT LOCATED IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) AND ANY APPELLATE COURT FROM ANY THEREOF, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER, THE ADMINISTRATIVE AGENT, EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.6 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the respective partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of the Administrative Agent and the Lenders and of the respective Affiliates of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of an assigning Lender’s Commitment and/or the Loans at the time owing to it, in the case of contemporaneous assignments to related Approved Funds that equal at least the amount specified in the immediately following clause (B) in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A) [intentionally omitted];

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment or any Loans if such assignment is to a Person that is not already a Lender with a Commitment or a Loan, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender, which in each case, is an Eligible Assignee; and

(C) [intentionally omitted].

(iv) Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $4,500 for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate, upon return to the Borrower of any Notes being replaced (subject to Section 2.13.(d)).

(v) No Assignment to Certain Persons. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.4, Section 12.2 and Section 12.10 and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.11 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c) Register. The Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain at the Principal Office in the United States of America a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any bank or other financial institution (but in no event to a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the

Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment (unless such increase will not result in an increase in the Participant’s share), (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender except as otherwise provided in Section 2.15, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 8.15(d), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.10, Section 5.1, Section 5.4 (subject to the requirements and limitations therein, including the requirements under Section 3.10(g) (it being understood that the documentation required under Section 3.10(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 5.1 or Section 3.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g) USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

(h) Information to Assignee, Etc. A Lender may furnish any information concerning the Parent, any other Borrower, any other Loan Party or any other Subsidiary in the possession of such Lender from time to time to assignees and Participants of such Lender (including prospective assignees and Participants) subject to compliance with the applicable terms of Section 12.9.

(i) Effective Date Assignment. On the Effective Date, and concurrently with the effectiveness of this Agreement, Citibank, N.A., has assigned (and shall be deemed to have assigned for all purposes hereunder) all of its rights and obligations under this Agreement (including all its Commitment and the Loans owing to it on the Effective Date) to Citicorp North America, Inc.

Section 12.7 Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Super Majority Lenders (or the Administrative Agent at the written direction of the Super Majority Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding anything to the contrary contained in this Section, the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Exhibit N in accordance with the terms of Exhibit N.

(b) Consent of Lenders Directly Affected. In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i) increase, extend or reinstate any Commitment of a Lender (excluding any increase as a result of an assignment of Commitments permitted under Section 12.6) or subject a Lender to any additional obligations without the written consent of such Lender;

(ii) reduce the principal of, or interest that has accrued or the rates of interest that will be charged (subject to the last sentence in subsection (a) above) on the outstanding principal amount of, the Loans or the other Obligations of a Lender without the written consent of such Lender;

(iii) reduce the amount of any Fees payable to a Lender hereunder without the written consent of such Lender;

(iv) [intentionally omitted];

(v) modify the definition of “Term Loan Maturity Date”, or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Term Loans or for the payment of Fees or any other Obligations owing to any Lender, in each case, without the written consent of such Lender;

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;

(vii) modify the definition of the term “Requisite Lenders”, “Super Majority Lenders” or “Pro Rata Share” or otherwise modify the provisions of Section 2.10(b)(viii), Section 3.2, Section 3.3, Section 3.9(b) or Section 10.5 without the written consent of each Lender;

(viii) release any Guarantor from its obligations under the Guaranty, except as contemplated under Section 8.15(d) (as such section may be modified with the consent of the Super Majority Lenders) without the written consent of each Lender;

(ix) waive a Default or Event of Default under Section 10.1(a) without the written consent of each Lender to whom such payment is due, except as permitted by Section 10.8;

(x) [intentionally omitted];

(xi) [intentionally omitted];

(xii) [intentionally omitted]; or (xiii) from and after the First Lien Termination Date, release any Required Borrowing Base Property from the Liens of the Security Documents without the prior written consent of the Super Majority Lenders.

(c) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Parent, any other Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to amend or amend and restate this Agreement if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitments or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(d) Technical Amendments. Notwithstanding anything to the contrary in this Section 12.7, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders or materially change the intent of any provision of this Agreement. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement. The Administrative Agent will provide the Lenders with a copy of any such amendment.

Section 12.8 Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any other Subsidiary or any other Loan Party. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower.

Section 12.9 Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Parent or PREIT in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices solely in connection with the transactions contemplated by this Agreement but in any event may make disclosure: (a) to any of their respective Affiliates (provided any such Affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment and/or Loans or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents; (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Parent, any other Borrower or any Affiliate; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulator or similar authority (including any self- regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; and (h) with the consent of the Parent or PREIT.

Section 12.10 Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, any Affiliate of the Administrative Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.10 or Section 5.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Administrative Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, PREIT and the other Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, PREIT and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents including, but not limited to, the foreclosure upon, or seizure of, any collateral or the exercise of any other rights of a secured party; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in clause (i) or (viii) to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct; or (ix) any violation or non-compliance by the Parent, PREIT or any other Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

(b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Parent, PREIT, any other Loan Party or any other Subsidiary.

(d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party in connection with an Indemnity Proceeding shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f) If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g) The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.11 Termination; Survival.

This Agreement shall terminate and any and all security interest in the Collateral provided for in the Loan Documents shall be automatically released at such time as (a) none of the Lenders is obligated any longer under this Agreement to make any Loans and (b) all Obligations (other than obligations that survive as provided in the following sentence have been paid and satisfied in full. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Section 11.7, Section 12.2 and Section 12.10 and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 12.5, shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12 Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13 GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.14 Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Delivery of an executed counterpart via facsimile, portable document format (“PDF”) or electronic mail shall constitute delivery of an original. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. The parties hereto hereby consent to the use of electronic signatures and records in connection with this Agreement.

Section 12.15 Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.16 Obligations with Respect to Loan Parties.

The obligations of PREIT, PREIT-RUBIN or the Parent to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense PREIT, PREIT-RUBIN, the Parent or any other Loan Party may have that it does not control such Loan Parties.

Section 12.17 Limitation of Liability.

None of the Administrative Agent, any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.18 Entire Agreement.

This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 12.19 Construction.

The Borrower, the Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Administrative Agent and each Lender.

Section 12.20 Time of the Essence.

Time is of the essence of each and every provision in this Agreement.

Section 12.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.22 [Intentionally Omitted].

Section 12.23 [Intentionally ~~Ommitted~~Omitted].

Section 12.24 Intercreditor Agreement.

Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Section 12.25 Reservation of Rights.

Notwithstanding anything to the contrary contained in this Agreement, Borrower reserves the right to seek a final determination from the Bankruptcy Court as to whether default interest under the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver/Term Loans was due and payable prior to the Agreement Date and enter further relief consistent with any such finding.

~~[Signatures on Next Page]~~

ANNEX II

Exhibit C to Amended Credit Agreement

[See attached.]

EXHIBIT C

FORM OF NOTICE OF CONTINUATION

, 20

~~Wells Fargo Bank, National Association,~~

Wilmington Savings Fund Society, FSB,

as Administrative Agent

~~10 South Wacker Drive, 32nd Floor~~

~~Chicago, IL 60606~~

500 Delaware Avenue

Wilmington, DE 19801

Attention: ~~Brandon Barry~~Patrick Healy

Email: AdminAgencyMO@wsfsbank.com

Ladies and Gentlemen:

Reference is made to that certain Second Lien Credit Agreement dated as of December 10, 2020 (as amended~~,~~ by that certain First Amendment to Second Lien Credit Agreement dated as of February 8, 2021, as further amended by that Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent (as defined below), as the successor administrative agent, the Borrower and the lenders party thereto, as further amended by that certain Second Amendment to Second Lien Credit Agreement dated as of May 12, 2023, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“~~PREIT-Rubin~~PREIT- Rubin”), Pennsylvania Real Estate Investment Trust (the “Parent”; together with PREIT and PREIT-Rubin, each individually, a “Borrower” and collectively, the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6(b) thereof (the “Lenders”), ~~Wells Fargo Bank, National Association~~Wilmington Savings Fund Society, FSB, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given ~~to~~ them in the Credit Agreement.

Pursuant to Section 2.11 of the Credit Agreement, the Borrower hereby requests a Continuation of ~~LIBOR~~SOFR Loan(s) under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1. The requested date of such Continuation is , 20 .16

16 Notice must be delivered by no later than 11:00 a.m. (Central time) on the third U.S. Government Securities Business Day prior to the date of any such Continuation.

2. The aggregate principal amount of the ~~LIBOR~~SOFR Loan(s) subject to such Continuation is $and the portion of such principal amount subject to such Continuation is $ .17

3. The current Interest Period of the ~~LIBOR~~SOFR Loan(s) subject to such Continuation ends on , 20 .

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Event of Default shall have occurred and be continuing.

If notice of the requested Continuation was given previously by telephone, this Notice of Continuation is to be considered written confirmation of such telephone notice required by Section 2.11 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

17 Each Continuation of ~~LIBOR~~SOFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:

Name:
Title:

PREIT-RUBIN, INC.

By:

Name:
Title:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:

Name:
Title:

ANNEX III

Exhibit D to Amended Credit Agreement

[See attached.]

EXHIBIT D

FORM OF NOTICE OF CONVERSION

, 20

~~Wells Fargo Bank, National Association,~~

Wilmington Savings Fund Society, FSB,

as Administrative Agent

~~10 South Wacker Drive, 32nd Floor~~

~~Chicago, IL 60606~~

500 Delaware Avenue

Wilmington, DE 19801

Attention: ~~Brandon Barry~~Patrick Healy

Email: AdminAgencyMO@wsfsbank.com

Ladies and Gentlemen:

Reference is made to that certain Second Lien Credit Agreement dated as of December 10, 2020 (as amended~~,~~ by that certain First Amendment to Second Lien Credit Agreement dated as of February 8, 2021, as further amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent (as defined below), as the successor administrative agent, the Borrower and the lenders party thereto, as further amended by that certain Second Amendment to Second Lien Credit Agreement dated as of May 12, 2023, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“~~PREIT-Rubin~~PREIT- Rubin”), Pennsylvania Real Estate Investment Trust (the “Parent”; together with PREIT and PREIT-Rubin, each individually, a “Borrower” and collectively, the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6(b) thereof (the “Lenders”), ~~Wells Fargo Bank, National Association~~Wilmington Savings Fund Society, FSB, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given ~~to~~ them in the Credit Agreement.

Pursuant to Section 2.12 of the Credit Agreement, the Borrower hereby requests a Conversion of a Loan of one Type into a Loan of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1. The requested date of such Conversion is , 20 .18

18 Notice must be delivered by no later than 11:00 a.m. (Central time) 1 U.S. Government Securities Business Day prior to the date of any proposed Conversion into Base Rate Loans and 3 U.S. Government Securities Business Days prior to the date of any proposed Conversion into ~~LIBOR~~SOFR Loans.

2. The Type of the Loan(s) to be Converted pursuant hereto is currently Term Loans.

3. The Type of the Loan(s) to be Converted pursuant hereto is currently:

[Check one box only]

☐ Base Rate Loans

☐ ~~LIBOR~~SOFR Loans

4. The aggregate principal amount of the Type of Loans subject to the requested Conversion is $ and the portion of such principal amount subject to such Conversion is $ .19

5. The amount of such Type of Loans to be so Converted is to be converted into a Loan of the following Type:

[Check one box only]

☐ Base Rate Loan

☐ ~~LIBOR~~SOFR Loan, with an initial Interest Period for a duration of one month

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Event of Default shall have occurred and be continuing (provided the certification under this clause (a) shall not be made in connection with a Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

If notice of the requested Conversion was given previously by telephone, this Notice of Conversion is to be considered the written confirmation of such telephone notice required by Section 2.12 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

19 Each Conversion of Base Rate Loans into ~~LIBOR~~SOFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:

Name:
Title:

PREIT-RUBIN, INC.

By:

Name:
Title:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:

Name:
Title:

ANNEX IV

Exhibit E to Amended Credit Agreement

[See attached.]

EXHIBIT E

FORM OF NOTICE OF BORROWING

, 20

~~Wells Fargo Bank, National Association,~~

Wilmington Savings Fund Society, FSB,

as Administrative Agent

500 Delaware Avenue

Wilmington, DE 19801

Attention: Patrick Healy

Email: AdminAgencyMO@wsfsbank.com

~~10 South Wacker Drive, 32nd Floor~~

~~Chicago, IL 60606~~

~~Attention: Brandon Barry~~

Ladies and Gentlemen:

Reference is made to that certain Second Lien Credit Agreement dated as of December 10, 2020 (as amended~~,~~ by that certain First Amendment to Second Lien Credit Agreement dated as of February 8, 2021, as further amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent (as defined below), as the successor administrative agent, the Borrower and the lenders party thereto, as further amended by that certain Second Amendment to Second Lien Credit Agreement dated as of May 12, 2023, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“~~PREIT-Rubin~~PREIT- Rubin”), Pennsylvania Real Estate Investment Trust (the “Parent”; together with PREIT and PREIT-Rubin, each individually, a “Borrower” and collectively, the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6(b) thereof (the “Lenders”), ~~Wells Fargo Bank, National Association~~Wilmington Savings Fund Society, FSB, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given ~~to~~ them in the Credit Agreement.

1. Pursuant to Section 2.2(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Term Loans to the Borrower in an aggregate amount equal to $ .

2. The Borrower requests that the Term Loans be made available to the Borrower on , 20.20

20 Request must be delivered no later than 11:00 a.m. (Central time) on the date of any proposed date of borrowing for Base Rate Loans and 3 U.S. Government Securities Business Days prior to any proposed date of borrowing of ~~LIBOR~~SOFR Loans.

3. The Borrower hereby requests that such Loans be of the following Type:

[Check one box only]

☐ Base Rate Loan

☐ LIBOR Loan, with an initial Interest Period for a duration of one month

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Loans, and after making such Loans, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement and in the other Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article VI of the Credit Agreement will have been satisfied or waived at the time such Loans are made.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:

Name:

Title:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:

Name:

Title:

ANNEX V

Exhibit N to Amended Credit Agreement

[See attached.]

EXHIBIT N

BENCHMARK REPLACEMENT PROVISIONS

Exhibit N to that certain Second Lien Credit Agreement dated as of December 10, 2020 (as amended~~,~~ by that certain First Amendment to Second Lien Credit Agreement dated as of February 8, 2021, as further amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent (as defined below), as the successor administrative agent, the Borrower and the lenders party thereto, as further amended by that certain Second Amendment to Second Lien Credit Agreement dated as of May 12, 2023, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“PREIT-Rubin”), Pennsylvania Real Estate Investment Trust (the “Parent”; together with PREIT and PREIT-Rubin, each individually, a “Borrower” and collectively, the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6(b) thereof (the “Lenders”), ~~Wells Fargo Bank, National Association~~Wilmington Savings Fund Society, FSB, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, the Borrower, the Administrative Agent and the Lenders agree as follows:

(a) Benchmark Replacement. ~~Upon~~Notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, the Administrative Agent~~, the Requisite Lenders and the Borrower may amend ~~the Credit~~this Agreement to replace ~~LIBOR~~the then-current Benchmark with a Benchmark Replacement; provided that any such Benchmark Replacement shall be administratively feasible for the Administrative Agent in its sole discretion. In addition, the Administrative Agent shall not be bound to comply with, acknowledge or consent to any Benchmark Replacement or Benchmark Replacement Conforming Changes or any other amendment to this Agreement or any other Loan Document that would affect its rights, duties, privileges, protections, obligations or liabilities, or in such Administrative Agent’s reasonable judgment, otherwise adversely affect it. Any such amendment with respect to a Benchmark Transition Event will become effective ~~at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Requisite Lenders have delivered~~on the date of delivery of such amendment to the Administrative Agent ~~written notice that such Requisite Lenders accept such amendment~~. No replacement of ~~LIBOR~~a Benchmark with a Benchmark Replacement pursuant to this Exhibit N will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the ~~Administrative Agent shall~~Requisite Lenders will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes ~~shall~~will become effective without any further action or consent of any other party to ~~the Credit Agreement.~~this Agreement or any other Loan Document; provided that any such Benchmark Replacement Conforming Changes shall be administratively feasible for the Administrative Agent in its sole discretion. In addition, the Administrative Agent shall not be bound to comply with, acknowledge or consent to any Benchmark Replacement Conforming Changes or any other amendment to this Agreement or any Loan Document that would affect its rights, duties, privileges, protections, obligations or liabilities, or in such Administrative Agent’s reasonable judgment, otherwise adversely affect it.

(c) Notices; Standards for Decisions and Determinations. The ~~Administrative Agent shall~~Requisite Lenders will promptly notify the Borrower, the Administrative Agent and the Lenders of (i~~) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii~~) the implementation of any Benchmark Replacement~~,~~ and (~~iii~~ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Requisite Lenders will promptly notify the Administrative Agent and the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to this Exhibit N and (~~iv~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the ~~Administrative Agent or~~ Lenders pursuant to this Exhibit N, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action~~, shall~~ or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to ~~the provision of~~ this Exhibit N.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Requisite Lenders in their reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Requisite Lenders may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Requisite Lenders may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)~~(d)~~ Benchmark Unavailability Period. Upon the Borrower’s receipt of notice from the Requisite Lenders of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a ~~borrowing of a LIBOR Loan~~Term SOFR Borrowing of, conversion to or continuation of ~~LIBOR~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a ~~borrowing~~Borrowing of or conversion to Base Rate Loans~~. During any~~ and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ~~“~~Base Rate~~”~~ based upon ~~LIBOR~~the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(f) ~~(e)~~ Certain Defined Terms. As used in the Credit Agreement, each of the following capitalized terms has the meaning given to such term below:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to the terms set forth on this Exhibit N.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate in accordance with the provisions of this Exhibit N.

“Benchmark Replacement”~~—means~~means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the ~~Administrative Agent~~Requisite Lenders and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the ~~relevant~~Relevant Governmental ~~Authority~~Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~for LIBOR~~to the then-current Benchmark for U.S. ~~dollar-denominated~~ syndicated credit facilities denominated in Dollars and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than ~~one-half of one percent (~~0.50%~~)~~, the Benchmark Replacement ~~shall~~will be deemed to be ~~one-half of one percent (~~0.50%~~)~~ for the purposes of this Agreement and the other Loan Documents; provided, further, that any Benchmark Replacement shall be administratively feasible for the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment”~~—~~means, with respect to any replacement of ~~LIBOR~~the then-current Benchmark with an Unadjusted Benchmark Replacement ~~for each applicable Interest Period~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the ~~Administrative Agent~~Requisite Lenders and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR~~ such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body~~, (ii) the spread adjustment that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions~~ or (~~iii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR~~such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. ~~dollar-denominated~~ syndicated credit facilities ~~at such time~~denominated in Dollars.

“Benchmark Replacement Conforming Changes”~~-~~means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period~~,~~” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Sections 2.10(b)(ix) and 5.4 of the Credit Agreement and other technical, administrative or operational matters) that the ~~Administrative Agent decides~~Requisite Lenders decide may be appropriate to reflect the adoption and implementation of any such ~~Benchmark Replacement and~~rate or to permit the use and administration thereof by the ~~Administrative Agent~~Requisite Lenders in a manner substantially consistent with then prevailing market practice (or, if the ~~Administrative Agent decides~~Requisite Lenders decide that adoption of any portion of such market practice is not administratively feasible or if the ~~Administrative Agent determines~~Requisite Lenders determine that no market practice for the administration of ~~the Benchmark Replacement~~any such rate exists, in such other manner of administration as the ~~Administrative Agent decides~~Requisite Lenders decide is reasonably necessary in connection with the administration of this Agreement~~).~~ and the other Loan Documents); provided that any such changes shall be administratively feasible for the Administrative Agent in its sole discretion.

“Benchmark Replacement Date”~~—~~means the earlier to occur of the following events with respect to ~~LIBOR~~the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event~~,~~”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~LIBOR~~such Benchmark (or such component thereof) or all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”~~—~~means the occurrence of one or more of the following events with respect to ~~LIBOR~~the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease ~~to provide LIBOR~~as of a specific date to provide such Benchmark (or such component thereof) or all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR~~such Benchmark (or such component thereof) or any Available Tenor of such Benchmark (or such component) after such specified date;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~LIBOR~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~LIBOR~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~LIBOR~~such Benchmark (or such component), which states that the administrator of ~~LIBOR~~such Benchmark (or such component) has ceased or will cease to provide ~~LIBOR~~such Benchmark (or such component thereof) or all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR~~such Benchmark (or such component thereof) or any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR announcing that LIBOR is no longer~~such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”~~—~~means ~~(a)~~, in the case of a Benchmark Transition Event, the earlier of (~~i~~a) the applicable Benchmark Replacement Date and (~~ii~~b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ~~ninetieth (~~90th~~)~~ day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ~~ninety (~~90~~)~~ days after such statement or publication, the date of such statement or publication) ~~and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Requisite Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.~~.

“Benchmark Unavailability Period”~~—means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement,~~means, the period (~~x~~if any) (a) beginning at the time that ~~such~~a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced ~~LIBOR~~the then-current Benchmark for all purposes ~~under this Agreement or~~hereunder and under any ~~other~~ Loan ~~Document or Other Related~~ Document in accordance with the provisions of this Exhibit N and (~~y~~b) ending at the time that a Benchmark Replacement has replaced ~~LIBOR~~the then-current Benchmark for all purposes ~~under this Agreement or~~hereunder and under any ~~other~~ Loan ~~Document or Other Related~~ Document in accordance with the provisions of this Exhibit N.

~~“Early Opt-in Election”—means the occurrence of:~~

~~(1) (i) a determination by the Administrative Agent or (ii) a notification by the Requisite Lenders to the Administrative Agent (with a copy to the Borrower) that the Requisite Lenders have determined that (x) U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Exhibit N are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR or (y) at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as originally executed) a SOFR-based rate (including SOFR, Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) (i) the election by the Administrative Agent or (ii) the election by the Requisite Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Requisite Lenders of written notice of such election to the Administrative Agent.~~

“Federal Reserve ~~Bank of New York’s Website” -~~Board” means the ~~website~~Board of Governors of the Federal Reserve ~~Bank of New York at http://www.newyorkfed.org, or any successor source~~System of the United States.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Relevant Governmental Body” ~~—~~means the Federal Reserve Board ~~and/~~or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board ~~and/~~or the Federal Reserve Bank of New York, or any successor thereto.

~~“SOFR” – means with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.~~

~~“Term SOFR” —means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Unadjusted Benchmark Replacement” ~~—~~means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.